Exhibit 10.8

OPTION AGREEMENT

BETWEEN

BRANDYWINE SKI RESORT, INC.,

BOSTON MILLS SKI RESORT, INC.,

JFBB SKI AREAS, INC., and

SYCAMORE LAKE, INC.

as SELLER

AND

EPT SKI PROPERTIES, INC.,

a Delaware corporation,

as PURCHASER

For the Option to Purchase and Lease Back
Boston Mills, Brandywine, Jack Frost,
Big Boulder and Alpine Valley Ski Resorts

December 1, 2014

Timothy Laycock, Esq.	David L. Jones
Stinson Leonard Street LLP	Sandberg Phoenix & von Gontard, P.C.
1201 Walnut Street, Ste. 2900	120 South Central Avenue, Suite 1420
Kansas City, MO 64106	St. Louis, Missouri 63105
Telephone: (816) 691-3179	Telephone: (314) 425-4951
Facsimile: (816) 412-1239	Facsimile: (314) 725-5754

Counsel to Purchaser	Counsel to Seller

i

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ARTICLE IX.	EXPENSES OF CLOSING		22
	9.1	Adjustments	22
	9.2	Closing Costs	23
	9.3	Commissions/Consultant's Fees	23

ARTICLE X.	DEFAULT AND REMEDIES		24
	10.1	Seller's Default; Purchaser's Remedies	24
	10.2	Purchaser's Default; Seller's Remedies	24

ARTICLE XI.	MISCELLANEOUS		25
	11.1	Survival	25
	11.2	Right of Assignment	25
	11.3	Notices	25
	11.4	Entire Agreement; Modifications	26
	11.5	Applicable Law	26
	11.6	Captions	26
	11.7	Binding Effect	26
	11.8	Time is of the Essence	26
	11.9	Waiver of Conditions	26
	11.10	Confidentiality	27
	11.11	Attorneys' Fees	27
	11.12	Remedies Cumulative	27
	11.13	Terminology	27
	11.14	Estoppel	27
	11.15	Joint Preparation	27
	11.16	Counterparts	27
	11.17	Non-Assignable Agreements	27
	11.18	Rule Against Perpetuities Savings Clause	28
	11.19	Waiver of Jury Trial	28

EXHIBITS:

	Exhibit A	Legal Description of the Property
	Exhibit B	Bill of Sale
	Exhibit C	Certificate of Non-Foreign Status
	Exhibit D	Closing Certificate
	Exhibit E	Form of Surveyor’s Certificate
	Exhibit F	Form of Lease
	Exhibit G	Form of Guaranty
	Exhibit H	Memorandum of Option Agreement

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OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is made and entered into as of the Effective Date by and among BRANDYWINE SKI RESORT, INC., an Ohio corporation, BOSTON MILLS SKI RESORT, INC., an Ohio corporation, JFBB SKI AREAS, INC., a Missouri corporation and SYCAMORE LAKE, INC., an Ohio corporation (collectively and sometimes each individually herein referred to as “Seller”), and EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”).  Seller and Purchaser are sometimes collectively referred to herein as the “Parties” and each of the Parties is sometimes singularly referred to herein as a “Party.”

WHEREAS, reference is made to the Parcels of Property identified on Exhibit A: Brandywine Ski Resort, Inc. is the owner of Brandywine Ski Resort; Boston Mills Ski Resort, Inc. is the owner of Boston Mills Ski Resort; JFBB Ski Areas Inc. is the owner of Jack Frost Ski Resort and Big Boulder Ski Resort; and Sycamore Lake, Inc., is the owner of Alpine Valley Ski Resort, each as referenced and identified on Exhibit A; and

WHEREAS, each Seller desires to grant to Purchaser, subject to the terms and conditions hereinafter set forth, an option to purchase all of the Property owned by such Seller.

NOW, THEREFORE, in consideration of the sum of One Hundred Dollars ($100.00), the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

DEFINITIONS

As used herein (including the above recitals and any Exhibits attached hereto), the following terms shall have the meanings indicated:

“Applicable Notices” shall mean any reports, notices of violation, or notices of compliance issued in connection with any Permits.

“Bill of Sale” shall mean a bill or bills of sale in substantially the same form as Exhibit B, attached hereto and made a part hereof, and sufficient to transfer to Purchaser all Personal Property.

“Brandywine/Boston Mills Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $23,293,296.00 from Brandywine Ski Resort, Inc. and Boston Mills Ski Resort, Inc., as co-borrowers, and all amendments, restatements, modifications and replacements thereof.

“Business Agreements” shall mean any leases, contract rights, rights as a lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all or a portion of the Property, to the extent the same are assignable by Seller.

“Business Day(s)” shall mean calendar days other than Saturdays, Sundays and days on which banking institutions in the City of New York are authorized by law to close.

“Certificate of Non-Foreign Status” shall mean a certificate or certificates dated as of the Closing Date, addressed to Purchaser and duly executed by Seller, in substantially the same form as Exhibit C, attached hereto and made a part hereof.

“Claim” shall mean any obligation, liability, lien, encumbrance, loss, damage, cost, expense or claim, including, without limitation, any claim for damage to property or injury to or death of any person or persons.

“Closing” shall mean the consummation of the sale and purchase of the Property or the applicable Parcel(s) thereof as to which Purchaser has exercised the Option, provided for herein, to be held through escrow at the offices of the Title Company, or such other place as the Parties may mutually agree.

“Closing Certificate” shall mean a certificate or certificates in substantially the same form as Exhibit D, attached hereto and made a part hereof, wherein Seller and Purchaser, respectively, shall represent that the representations and warranties of Seller and Purchaser, respectively, contained in this Agreement are true and correct in all material respects as of the Closing Date as if made on and as of the Closing Date.

“Closing Date” shall mean, with respect to each Parcel as to which the Option has been exercised, the maturity date under the Note applicable to such Parcel or if such date is not a Business Day, then the next Business Day following such date; provided however, that the Closing Date may be such later or earlier date as is mutually agreed upon in writing by the applicable Seller and Purchaser.

“Deed” shall mean the general warranty deed, grant deed, or equivalent in form approved by Purchaser, executed by the applicable Seller, as grantor, in favor of Purchaser, as grantee, conveying to Purchaser the Property or applicable Parcel(s) as to which Purchaser has exercised the Option, subject only to the Permitted Exceptions.

“Due Diligence Materials” shall mean the information to be provided by Seller to Purchaser pursuant to the provisions of Section 5.1 hereof.

“EBITDAR” shall mean earnings before interest, taxes, debt service and rent, calculated under generally accepted accounting principles.

“Effective Date” shall mean December 1, 2014.

“Engineering Documents” shall mean all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies, appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property.  Without limiting the generality of the foregoing, Engineering Documents shall include any plans and specifications applicable to the Property.

“Environmental Report”   shall mean a Phase I environmental survey and assessment in conformance with ASTM standards, originally dated or updated no earlier than six (6) months prior to the applicable Closing Date, prepared by a firm of licensed engineers, familiar with the identification of toxic and hazardous substances, reasonably acceptable to Purchaser, together with responses or further evaluations, investigations and assessments as deemed necessary by Purchaser in response to the results or findings of such Phase I environmental survey and assessment or the Investigations.

“EPR Market Rate” as of any date shall mean base rent for any Parcel calculated by multiplying the prevailing rate of return on investment then being charged by Purchaser and its affiliates on leased or subleased ski properties, times the Purchase Price.

“Exception Documents” shall mean true, correct and legible copies of each document listed as an exception to title in the Title Commitment.

“Fixtures” shall mean all equipment, lifts, vertical transportation equipment, snow generation equipment, water lines, machinery, fixtures, sheds, waterslides and amusement rides (and all components thereof), and other items of real and/or personal property, including all components thereof, now or on the Closing Date located in, on or used in connection with, and permanently affixed to or incorporated into, the Real Property or the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, electronic security equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed by the Parties to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the definition of Personal Property.

“Guarantors” shall mean collectively, Peak Resorts, Inc., Mad River Mountain, Inc., SNH Development, Inc., Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc.,  L.B.O. Holding, Inc., Mount Snow, LTD., Deltrecs, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., JFBB Ski Areas, Inc., and all future Subsidiaries of Peak Resorts, Inc. and its successors in interest.

“Guaranty” shall mean the guaranty to be executed by the Guarantors, and delivered at Closing, in substantially the same form as Exhibit G, attached hereto and made a part hereof.

“Hazardous Materials” shall mean (a) “hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”), 42 U.S.C. § 9601 et seq., or by the Hazardous Materials Transportation Act, 49 U.S.C. § 1802 et seq., all as now and hereafter amended; (b) “hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6902 et seq., as now and hereafter amended; (c) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials or substances with the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste substances or materials, all as now and hereafter amended; (d) petroleum including crude oil or any fraction thereof; (e) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. § 2011 et seq., as now and hereafter amended; (f) asbestos in any form or condition; and (g) polychlorinated biphenyl (“PCBs”) or substances or compounds containing PCBs.

“Hazardous Materials Law” shall mean any local, state or federal law relating to environmental conditions or industrial hygiene, including, without limitation, RCRA, CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, the Federal Waste Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes and ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

“Improvements” shall mean all buildings, improvements, structures and Fixtures now or on the Closing Date located on the Real Property, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called “infrastructure” improvements.

“Initial Interest Rate” is the initial rate of interest being charged under the applicable Note, which is Ten and Thirteen Hundredths Percent (10.13%) under the Brandywine/Boston Mills Note, Ten and Thirteen Hundredths Percent (10.13%) under the JFBB Note, and Ten and Four Tenths Percent (10.40%) under the Sycamore Note.

“Intangible Property” shall mean all Permits, Business Agreements and other intangible property or any interest therein now or on the Closing Date owned or held by Seller in connection with the Property, including all water rights and reservations, rights to use the trade name applicable to the Property, described on Exhibit A hereof, and zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; provided, however, “Intangible Property” shall not include the general corporate trademarks, tradenames except as set forth above, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable and Seller’ business and operating licenses for the facilities on the Real Property.

“JFBB Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $14,268,496.00 from JFBB Ski Areas, Inc., as borrower, and all amendments, restatements, modifications and replacements thereof.

“Knowledge” shall mean actual knowledge of Seller or Purchaser, as the case may be, at the time the representation is made or deemed to have been made with no affirmative duty of inquiry or investigation.

“Land”   shall mean the real property as legally described on Exhibit A, attached hereto and made a part hereof, and any substitutions therefor, together with all of Seller’s rights, titles,

appurtenant interests, covenants, licenses, privileges and benefits thereunto belonging, and Seller’s right, title and interest in and to any easements, right-of-way, rights of ingress or egress or other interests in, on or under any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property.

“Laws” shall mean all federal, state and local laws, moratoria, initiatives, referenda, ordinances, rules, regulations, standards, orders and other governmental requirements, including, without limitation, those relating to the environment, health and safety and disabled or handicapped persons.

“Lease” shall mean the lease to be entered into upon the Closing of the Purchase of any Parcel(s) hereunder, by Seller, as Tenant, and Purchaser, as Landlord, in the forms set forth as Exhibit F attached hereto and made a part hereof and as further described in Section 3.2 hereof.

“Loans” shall mean, collectively, the following loans, each of which is evidenced by a Note and the other Loan Documents and secured by, among other things, a mortgage or deed of trust on the applicable Parcel(s):

1.                                      $23,293,296.00 loan from Purchaser, as lender, to Brandywine Ski Resort, Inc. and Boston Mills Ski Resort, Inc., as co-borrowers, evidenced by the Brandywine/Boston Mills Note;

2.                                      $14,268,496.00 loan from Purchaser, as lender, to JFBB Ski Areas, Inc., as borrower, evidenced by the JFBB Note; and

3.                                      $4,550,000.00 loan from Purchaser, as lender, to Sycamore Lake, Inc., as borrower, evidenced by the Sycamore Note.

“Loan Documents” shall mean the Amended and Restated Security Agreement, the Note, the mortgages and deeds of trust encumbering the Real Property as security for the Loans, and all other documents from time-to-time securing, evidencing, or otherwise relating to the Loans or any single Loan.

“Material” and “materially” shall mean a condition, noncompliance, defect or other fact which would:  (a) cost, with respect to the Property, in the aggregate, in excess of Seventy-Five Thousand Dollars ($75,000.00) and, with respect to any single defect or fact, would cost, with respect to the Properties, in excess of Twenty-Five Thousand Dollars ($25,000), to correct or repair; or (b) which would result in a loss to Purchaser or a reduction in the value of such Property in excess of Seventy-Five Thousand Dollars ($75,000.00) and, with respect to any single defect or fact, would, with respect to the Properties, result in a loss to Purchaser or a reduction in the value of the Properties in excess of Twenty-Five Thousand Dollars ($25,000.00).

“Notes” shall mean collectively, the Brandywine/Boston Mills Note, the JFBB Note, and the Sycamore Note, and all amendments, restatements, modifications and replacements thereof.

“Option” shall mean the Purchaser’s right and option to purchase the Property or any Parcel of Property pursuant to Article II of this Agreement.

“Option Date” shall mean, with respect to any Parcel(s) of Property, the date that Purchaser delivers an Option Notice to Seller with respect to such Parcel(s) in accordance with Section 2.2.

“Option Notice” is defined in Section 2.2, below.

“Parcel” or “Parcel of Property” shall mean and refer to the individual parcels of the Property identified on Exhibit A as “Boston Mills,” “Brandywine,” “Jack Frost”,” Big Boulder” and “Alpine Valley”.

“Permits” shall mean all permits, licenses (but excluding Seller’s business and operating licenses), approvals, entitlements and other governmental, quasi-governmental and nongovernmental authorizations including, without limitation, certificates of use and occupancy, required in connection with the ownership, planning, development, construction, use, operation or maintenance of the Property, to the extent the same are assignable by Seller.  As used herein, “quasi-governmental” shall include the providers of all utility services to the Property.

“Permitted Exceptions” shall mean those title exceptions which have been approved in writing by Purchaser, or are deemed to have been approved by Purchaser upon the expiration of the applicable Review Period.

“Personal Property” shall mean all Intangible Property, Warranties, and Engineering Documents, and all those items of tangible personal property, or equal or better replacements therefor, other than the Fixtures, now or on the applicable Closing Date owned by Seller and located on or about the applicable Land or Improvements or used in connection with the operation thereof (specifically excluding personal property owned by employees of Seller).

“Property” shall mean, collectively the Real Property, the Personal Property and any substitutions therefor.

“Purchase Price” shall mean the purchase price for the Property, as determined and allocated among the Parcels of Property in Section 2.3, below.

“Real Property” shall mean the Land, the Improvements, and the Fixtures.

“Review Period” shall mean, with respect to each Parcel(s) of Property as to which Purchaser has exercised the Option, a period commencing on the Option Date and ending on the thirtieth (30th) day after the last to be received of the Due Diligence Materials and written notice from Seller that all Due Diligence Materials have been delivered.

“Search Reports” shall mean reports of searches made of the Uniform Commercial Code Records of the County in which the Property is located, and of the office of the Secretary of State of the State in which the Property is located and in the State in which the principal office of Seller is located, which searches shall reflect whether the Property is encumbered by liens or security interests which will remain on such Property after the applicable Closing.  The Search

Reports shall be updated, at Seller’s expense, at or within ten (10) days prior to the applicable Closing.

“Seller’s Operating and Service Agreements” shall mean all management, service and operating agreements and contracts entered into by Seller with respect to the Property or any Parcel(s) thereof, including, but not limited to, agreements and contracts relating to maintenance and repair at the Property, refuse service agreements, pest control service agreements, landscaping agreements, parking lot maintenance agreements, and snow removal contracts.

“Subsidiary” shall mean, as to any business entity, any corporation, association or other business entity in which such business entity and/or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or persons performing similar functions) of such entity; and any partnership, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such business entity and/or one or more of its Subsidiaries.

“Survey” shall mean a current ALTA survey, certified to ALTA requirements, prepared by an engineer or surveyor licensed in the State in which the Land is located reasonably acceptable to Purchaser, which shall:  (a) include a narrative legal description of the Land by metes and bounds (which shall include a reference to the recorded plat, if any), and a computation of the area comprising the Land in both acres and gross square feet (to the nearest one-thousandth of said respective measurement); (b) accurately show the location on the Land of all improvements (dimensions thereof at the ground surface level and the distance therefrom to the facing exterior property lines of the Land), building and set-back lines, if available, parking spaces (including number of spaces), fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated 100-year flood plains and flood prone areas, canals, ditches, easements, roads, rights-of-way and encroachments; (c) accurately show the location of encroachments, if any, upon adjoining property, or from adjoining property, upon the Land; (d) state the zoning classification of the Land; (e) be certified as of the date of the Survey to the Seller, the Purchaser, the Title Company, and any third-party lender designated by Purchaser; (f) legibly identify any and all recorded matters shown on said Survey by appropriate volume and page recording references; (g) show the location and names of all adjoining streets and the distance to the nearest streets intersecting the streets that adjoin the Land; (h) be satisfactory to (and updated from time to time as may be required by) the Title Company so as to permit it to delete the standard exception for survey matters and replace it with an exception for the matters shown on the Survey; and (i) include a written Surveyor’s Certification in substantially the same form as set forth on Exhibit E, attached hereto.

“Sycamore Note” means the Amended and Restated Promissory Note of even date herewith with a face amount of $4,550,000.00 from Sycamore Lake, Inc., as borrower, and all amendments, restatements, modifications and replacements thereof.

“Tenant” shall mean the “Tenant” under an applicable Lease to be entered into in accordance with Section 3.2.

“Title Commitment” shall mean a current commitment or current commitments issued by the Title Company to the Purchaser pursuant to the terms of which the Title Company shall commit to issue the Title Policy covering each applicable Parcel of Property to Purchaser in accordance with the provisions of this Agreement, and reflecting all matters which would be listed as exceptions to coverage on the Title Policy.

“Title Company” shall mean a title company selected by Purchaser.

“Title Policy” shall mean an ALTA Extended Coverage Owner’s Policy (or policies) of Title Insurance (2006 unmodified form, where issuable), or comparable state promulgated policies, with liability in the aggregate amount of the Purchase Price, dated as of the applicable Closing Date, issued by the Title Company, insuring title to the fee interest in the Real Property subject to the exercise of the Option, in Purchaser, subject only to the Permitted Exceptions, with the following modifications:  (a) the standard exceptions shall be deleted (b) the exception for survey matters and mechanic’s liens shall be deleted and replaced by an exception for the matters shown on the Survey; (c) the exception for ad valorem taxes shall reflect only taxes for the current and subsequent years; (d) any exception as to parties in possession shall be limited to rights of Tenant in possession, as lessee only, pursuant to the Lease; (e) there shall be no general exception for visible and apparent easements or roads and highways or similar items (with any exception for visible and apparent easements or roads and highways or similar items to be specifically referenced to and shown on the Survey and also identified by applicable recording information); and (f) the Title Policy shall include the following endorsements:  Access; Zoning 3.1; Comprehensive; Location of Land; Same as Survey; Tax Parcel; Subdivision; and any other such endorsements as Purchaser shall reasonably require.

“Warranties” shall mean all warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller is the beneficiary, to the extent the same are assignable by Seller.

ARTICLE II.

OPTION TO PURCHASE

2.1                               Grant of Option.   Seller hereby grants to Purchaser, subject to the terms and conditions hereinafter set forth, the right and option to purchase all or any part of the Property in accordance with Sections 2.2 and 2.3, below.

2.2                               Option Term; Manner of Exercise.

(a)                                 The Option may be exercised by Purchaser with respect to a Parcel by giving written notice to Seller no sooner than  the date that is two (2) years prior to the maturity date under the Note applicable to the Parcel and no later than the date that is one (1) year prior to the maturity date under such Note.  Purchaser shall exercise the Option by delivering written notice to Seller identifying which Parcel(s) of Property Purchaser is purchasing, and the Closing Date (the “Option Notice”).  Upon exercise of the Option by Purchaser, this Agreement shall immediately operate as a real estate sale contract on the terms herein set forth with respect to the applicable Parcel(s) of Property.  In the event Purchaser chooses not to exercise the Option on all of the Property, this Agreement shall remain in full force and effect with respect to all Parcels of Property not purchased, and the Option shall continue.

2.3                               Purchase Price.   The Purchase Price of each Parcel shall be calculated by multiplying the previous fiscal year’s EBITDAR attributable to the applicable Parcel by fifty percent (50%) and dividing the product by the Initial Interest Rate applicable to such Parcel, provided, however, the minimum purchase price for each Parcel shall be the outstanding balance (including principal, accrued interest and other charges) of the Loan for such Parcel on the Closing Date.

2.4                               Option Consideration.  Concurrently herewith, Purchaser has paid to Seller the sum of One Hundred Dollars ($100.00) for and in consideration of the granting of the Option, the receipt and sufficiency of which is hereby acknowledged and which consideration is non-refundable and independent of the Purchase Price.

2.5                               Termination of Existing Options.   Pursuant to that certain Option Agreement dated October 30, 2007 among Hidden Valley Golf and Ski, Inc., Snow Creek, Inc., Paoli Peaks, Inc., Brandywine Ski Resort, Inc., Boston Mills Ski Resort, Inc., and JFBB Ski Areas, Inc., as seller, and Purchaser, as purchaser, and that certain Option Agreement dated November 19, 2012 between Sycamore Lake, Inc., as seller, and Purchaser, as purchaser (collectively, the “Existing Option Agreements”), Purchaser was granted the right and option to purchase certain properties (including the Property) on and subject to the terms of the Existing Option Agreements. Purchaser and Seller hereby agree to terminate the Existing Option Agreements, which shall be superseded and replaced with this Agreement. The parties shall have no further rights or obligations under the Existing Option Agreements, effective as of the Effective Date.

ARTICLE III.

SALE AND LEASEBACK

3.1                               Agreement to Sell and Purchase Property.   Upon the exercise of the Option on one or more Parcels of Property, subject to the performance by the Parties of the terms and provisions of this Agreement, Seller shall grant, bargain, sell, convey, assign, transfer and deliver to Purchaser and Purchaser shall purchase, acquire and accept from Seller, the Property (or applicable Parcel(s) of Property), for the Purchase Price therefor and subject to the terms and conditions of this Agreement.

3.2                               Agreement to Enter into Lease.  On the Closing Date, and subject to the closing of the transaction contemplated herein with respect to the applicable Parcel(s) of Property, Purchaser (as landlord) and the applicable Seller (as Tenant) shall enter into a Lease in the form attached hereto as Exhibit F, on the terms and conditions set forth therein, and Guarantor shall execute and deliver the Guaranty.  The Parties shall execute one (1) Lease for each Parcel of Property being purchased.  The initial Annual Fixed Rent under each Lease shall be the greater of (a) the EPR Market Rate, and (b) the total annual interest payment on the applicable Note in effect at the maturity date under such Note.

ARTICLE IV.

PURCHASE PRICE

4.1                               Payment of Purchase Price.   The Purchaser shall pay Seller the Purchase Price for the Property being purchased by wire transfer or cashier’s check in immediately available funds at Closing, adjusted at Closing for prorations, closing costs and other customary expenses.  On or before the Closing, the Parties may agree on an allocation of the Purchase Price as between the Land and the Improvements for the Property.

ARTICLE V.

ITEMS TO BE FURNISHED TO PURCHASER BY SELLER

5.1                               Due Diligence Materials.   Seller shall deliver to Purchaser, at Purchaser’s address, for its review and/or copying, the following items respecting the applicable Parcel(s) of Property:

(a)                                 True, correct, complete and legible copies of, any leases affecting the Property and all Business Agreements, Warranties, Permits, Applicable Notices, Engineering Documents and Seller’s Operating and Service Agreements (the terms Business Agreements, Warranties, Permits, and Engineering Documents shall include all agreements, documents and instruments otherwise included within such definitions, whether or not the same are assignable by Seller);

(b)                                 True, correct, complete and legible copies of tax statements or assessments for all real estate and personal property taxes assessed against the Property for the current and the two prior calendar years, if available;

(c)                                  True, correct, complete and legible listing of all Fixtures and Personal Property, including a current depreciation schedule;

(d)                                 True, correct, complete and legible copies of all existing fire and extended coverage insurance policies and any other insurance policies pertaining to the Property or certificates setting forth all coverages and deductibles with respect thereto, if any;

(e)                                  True, correct, complete and legible copies of all instruments evidencing, governing, or securing the payment of any loans secured by the Property or related thereto;

(f)                                   True, correct, complete and legible copies of any and all environmental studies or impact reports relating to the Property, and any approvals, conditions, orders or declarations issued by any governmental authority relating thereto (such studies and reports shall include, but not be limited to, reports indicating whether the Property is or has been contaminated by Hazardous Materials and whether the Property is in compliance with the

Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable);

(g)                                  True, correct, complete and legible copies of any and all litigation files with respect to any pending litigation and claim files for any claims made or threatened, the outcome of which might materially affect the Property or the use and operation of the Property, together with summaries and such other more detailed information as Purchaser may reasonably request with respect to any other pending litigation or claim the outcome of which might materially affect Seller or materially affect the Property.

(h)                                 The Title Commitment, Exception Documents, Survey, Environmental Report, Site Plan and Search Reports within ten (10) days after the Option Date.

(i)                                     True, correct, complete and legible copies of any and all operating statements for the Property and such other records of the business, financial condition and operation of the Property as Purchaser, in its sole discretion, deems necessary or appropriate.

Seller shall give Purchaser written notice at such time as all deliveries required by this Section 5.1 have been completed.

5.2                               Due Diligence Review.   During the Review Period, Purchaser shall have the right and opportunity to review the Due Diligence Materials delivered or made available by Seller to Purchaser pursuant to the provisions of Section 5.1 above.  By consummating the sale and purchase provided herein at Closing, Purchaser shall be deemed to have accepted and approved the Due Diligence Materials with respect to the applicable Parcel(s) of Property purchased at the Closing, and to have accepted all exceptions to title referenced in the Title Commitment, and all matters shown on the Survey, with respect to the Property purchased at the Closing.  Such accepted title exceptions and survey matters shall be included in the term “Permitted Exceptions” as used herein.

5.3                               Investigations.   During the Review Period, Purchaser and its agents and designees shall, upon reasonable notice to Seller, have the right and opportunity to examine the Property for the purpose of inspecting the same and making tests, inquiries and examinations (collectively the “Investigations”).  During the Review Period, Purchaser and its accountants, agents and designees shall have the right and opportunity of access to such books, records and documents of Seller relating to the Property as may be necessary for the purpose of examining the same, and Seller shall cause its directors, employees, accountants, and other agents and representatives to cooperate fully with Purchaser in connection with such examinations.

5.4                               Restoration After Investigations.   Purchaser agrees, at its sole expense, to cause the Real Property and the Personal Property to be restored to substantially the same condition it was in prior to such entry.  In addition, Purchaser agrees to indemnify, defend and hold Seller, its successors and assigns harmless for, from and against and to reimburse Seller with respect to all claims for bodily injury, personal injury or property damage, as well as any professional services lien, which may be asserted by reason of the activities of Purchaser or its agents or designees during the Investigations.  The foregoing indemnity shall survive the Closing and/or any termination of this Agreement and shall not operate as, or be deemed to be, an indemnification against any claim arising as a result of any condition or matter discovered as a result of the Investigations.

ARTICLE VI.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

6.1                               Representations and Warranties of Seller.   To induce Purchaser to enter into this Agreement and to purchase the Property, Seller represents and warrants to Purchaser as follows (to the extent applicable to the Property and as the context requires considering the physical character, current status of development and Seller’s current use of the Property):

(a)                                 Seller has and at the applicable Closing will have, and will convey, transfer and assign to Purchaser, good, indefeasible and insurable right and fee simple title to the Property, free and clear of any deeds of trust, mortgages, liens, encumbrances, leases, tenancies, licenses, chattel mortgages, conditional sales agreements, security interests, covenants, conditions, restrictions, judgments, rights-of-way, easements, encroachments, claims and any other matters affecting title or use of the Property, except the Permitted Exceptions.

(b)                                 Seller has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to convey the Property fully and completely to Purchaser at the applicable Closing of the Property.  Seller is a corporation duly organized, validly existing and in good standing under the laws of the applicable state of its incorporation and where it does business.  The consummation of the transactions contemplated herein does not require the further approval of Seller’s shareholders, directors, partners, members or any third party.  The execution by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, Seller’s bylaws, operating agreement or certificate or articles of incorporation or organization, any indenture, agreement, instrument or obligation to which Seller is a party or by which the Property or any portion thereof is bound; and does not constitute a violation of any Laws, order, rule or regulation applicable to Seller or any portion of the Property of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Seller or any portion of the Property.  Notwithstanding the preceding sentence, Seller represents that at Closing, Seller’s lender or lenders shall release any and all liens encumbering any or all of the Property.

(c)                                  There are no adverse parties in possession of the Property or of any part thereof.  Seller has not granted to any party any license, lease or other right relating to the use or possession of the Property.

(d)                                 No written notice has been received from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work and as of the Closing no such written notice will have been received which shall not have been cured.  No written notice has been received by Seller from any issuing insurance company that any of such policies will not be renewed, or will be renewed only at a higher premium rate than is presently payable therefor.

(e)                                  Seller has no Knowledge of any pending or contemplated condemnation, eminent domain, assessment or similar proceeding or charge affecting the Property or any portion thereof, nor has received any written notice that any such proceeding or charge is contemplated.

(f)                                   All Improvements (including all utilities) have been, or as of the Closing will be, substantially completed and installed in accordance with the plans and specifications approved by the governmental authorities having jurisdiction to the extent applicable and are transferable to Purchaser without additional cost.  Permanent certificates of occupancy, all licenses, Permits, authorizations and approvals required by all governmental authorities having jurisdiction, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been, or as of the Closing will be, issued for the Improvements and for all operations conducted thereon, and, as of the Closing, where required, all of the same will be in full force and effect.  The Improvements, as designed and constructed, substantially comply or will substantially comply with all statutes, restrictions, regulations and ordinances applicable thereto, including but not limited to the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

(g)                                  The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on the Land are adequate to serve the current and contemplated utility needs of the Property.  All utilities required for the operation of the Improvements enter the Land through adjoining public streets or through adjoining private land in accordance with valid public or private easements that will, upon consummation of the transactions contemplated herein, inure to the benefit of Purchaser.  All approvals, licenses and permits required for said utilities have been obtained and are in full force and effect.  All of said utilities are installed and operating, or will be, and all installation and connection charges have been or will be paid in full as of the Closing.

(h)                                 The location, construction, occupancy, operation and use of the Property (including any Improvements) does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property or the location, construction, occupancy, operation or use thereof, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations, the Americans with Disabilities Act and Section 504 of the Rehabilitation Act of 1973, as applicable.

(i)                                     There are not any structural defects in any of the buildings or other Improvements constituting the Property.  The Improvements, all heating, electrical, plumbing and drainage at, or servicing, the Property and all facilities and equipment relating thereto are and, as of the Closing, will be in good condition and working order and adequate in quantity and quality for the normal operation of the Property.  No part of the Property has been destroyed or damaged by fire or other casualty.  There are no unsatisfied written requests for repairs, restorations or alterations with regard to the Property from any person, entity or authority, including but not limited to any lender, insurance provider or governmental authority.

(j)                                    No work has been performed or is in progress at the Property, and no materials will have been delivered to the Property that might provide the basis for a mechanic’s, materialmen’s or other lien against the Property or any portion thereof, and all amounts due for such work and material shall have been paid and all discharged to Purchaser’s satisfaction as of the Closing.

(k)                                 There exist no service contracts, management or other agreements applicable to the Property to which Seller is a party or otherwise known to Seller which are not otherwise terminable by Seller upon thirty (30) days’ notice.

(l)                                     Seller is not in default in any manner which would result in a material adverse effect on Seller or the Property under the Lease, the Business Agreements, or Seller’s Operating and Service Agreements or any of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property or any portion thereof, and, to Seller’s Knowledge no other party to any of the foregoing is in material default thereunder.

(m)                             There are no actions, suits or proceedings pending or, to Seller’s Knowledge, threatened against or affecting the Property or any portion thereof, or relating to or arising out of the ownership or operation of the Property, or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.  All judicial proceedings concerning the Property will be finally dismissed and terminated prior to Closing, excluding lawsuits in which Seller is involved in its ordinary course of business.  Seller hereby covenants and agrees to indemnify and hold Purchaser harmless from and against any and all Claims (including reasonable attorneys’ fees) arising out of or relating to any lawsuits or other proceedings in which Seller is involved which lawsuits involve or relate to the Property.

(n)                                 The Property has free and unimpeded access to presently existing public highways and/or roads (either directly or by way of perpetual easements); and all approvals necessary therefor have been obtained.  No fact or condition exists which would result in the termination of the current access from the Property to any presently existing public highways and/or roads adjoining or situated on the Property.

(o)                                 There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor relief laws contemplated by or, to Seller’s Knowledge, pending or threatened against Seller or the Property.

(p)                                 No Hazardous Materials have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property by Seller or to Seller’s Knowledge by any third party.  No activity has been undertaken on the Property by Seller or, to Seller’s Knowledge, by any third party which would cause (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Property within the ambit of

RCRA, or any Hazardous Materials Law, (ii) a release or threatened release of Hazardous Materials from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Materials Law or (iii) the discharge of Hazardous Materials into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Materials which would require a permit under any Hazardous Materials Law.  No activity has been undertaken with respect to the Property by Seller or, to Seller’s Knowledge, any third party which would cause a violation or support a claim under RCRA, CERCLA, SARA or any other Hazardous Materials Law.  No investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property, nor, to Seller’s Knowledge, is any of the foregoing threatened.  No written notice has been received by Seller from any entity, governmental body or individual claiming any violation of any Hazardous Materials Law, or requiring compliance with any Hazardous Materials Law, or demanding payment or contribution for environmental damage or injury to natural resources.  Seller has not obtained and, to Seller’s Knowledge, is not required to obtain, and Seller has no Knowledge of any reason Purchaser will be required to obtain, any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Materials Law.

(q)                                 The Property includes all items of property, tangible and intangible, currently used by Seller in connection with the operation of the Property, Seller’s Operating and Service Agreements, and property expressly excluded from the definition of Property, and the exclusion of such items from the Property to be conveyed to Purchaser will not have any material adverse affect upon Purchaser’s ownership or leasing of such Property following the Closing.

(r)                                    Seller has not failed to disclose anything of a material nature with respect to the Due Diligence Materials.

All of the foregoing representations and warranties of Seller shall be deemed remade at the Closing unless Seller discovers information that makes any such representation or warranty untrue, and Seller provides such information in writing to Purchaser prior to the Closing Date.

6.2                               Seller Indemnification.   Seller hereby agrees to indemnify and defend, at its sole cost and expense, and hold Purchaser, its successors and assigns, harmless from and against and to reimburse Purchaser with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) actually incurred of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Purchaser at any time and from time to time by reason of or arising out of (a) the breach of any representation or warranty of Seller set forth in this Agreement or any breach by Seller of any of its covenants and agreements set forth in this Agreement; (b) the failure of Seller, in whole or in part, to perform any obligation required to be performed by Seller pursuant to Section 6.l. or any other part of this Agreement; or (c) the ownership, construction, occupancy, operation, use and maintenance by Seller or its agents of the Property prior to the Closing Date.  This indemnity applies, without limitation, to the violation on or before the Closing Date of any Hazardous Materials Law in effect on or before the Closing Date and any and all matters arising out of any act, omission, event or circumstance existing or occurring on or prior to the Closing Date (including, without limitation, the presence on the Property or release from the Property of Hazardous Materials disposed of or otherwise released prior to the Closing Date), regardless of whether the act, omission, event or circumstance constituted a violation of any Hazardous Materials Law at the time of its existence or occurrence.  The provisions of this Article shall survive the Closing and shall continue thereafter in full force and effect for the benefit of Purchaser, its successors and assigns for the period set forth in Section 11.1.  Notwithstanding any provision of this Agreement to the contrary, Purchaser may exercise any right or remedy Purchaser may have at law or in equity should Seller fail to meet, comply with or perform its indemnity obligations required by this Section 6.2.

6.3                               Covenants and Agreements of Seller.   Seller covenants and agrees with Purchaser, from the Effective Date until the Closing with respect to the Property or the expiration or earlier termination of this Agreement:

(a)                                 Seller shall:  (i) operate the Property in the ordinary course of Seller’s business and in substantially the same manner as currently operated; and (ii) fully maintain and repair the Improvements, the Fixtures, and the Personal Property in good condition and repair.

(b)                                 Seller shall maintain in full force and effect fire and extended coverage insurance insuring the Property at its full replacement value and public liability insurance with respect to damage or injury to persons or property occurring on or relating to operation of the Property in commercially reasonable amounts.

(c)                                  Seller shall pay when due all bills and expenses of the Property.  Seller shall not enter into or assume any new Business Agreements with regard to the Property, without the prior written consent of Purchaser, other than those entered into in the normal course of business.

(d)                                 Seller shall not create or permit to be created any liens, easements or other conditions affecting any portion of the Property or the uses thereof, without the prior written consent of Purchaser.  No such lien, easement or other condition affecting the Property which Seller creates or permits to be created shall be or constitute a Permitted Exception until (i) such lien, easement or other condition affecting the Property has been disclosed to Purchaser in writing prior to Closing, (ii) a true and correct copy of all documents or instruments creating, evidencing, affecting or relating to such lien, easement or other condition affecting the Property has been provided to Purchaser prior to Closing, and (iii) Purchaser has determined to proceed with Closing and accept such lien, easement or other condition affecting the Property as a Permitted Exception.

(e)                                  Seller will pay, as and when due, all interest and principal and all other charges payable under any indebtedness of Seller secured by the Property, including the Loans, from the date hereof until Closing, and will not suffer or permit any default or, amend or modify the documents evidencing or securing any such secured indebtedness without the prior consent of Purchaser.

(f)                                   Seller will give to Purchaser, its attorneys, accountants and other representatives, during normal business hours and as often as may be reasonably requested,

access to all books, records and files relating to the Property so long as the same does not unreasonably interfere with Seller’s business operations.

(g)                                  Seller will not amend or modify the terms of any Business Agreement without the prior written consent of Purchaser.

(h)                                 Seller shall not remove, nor permit any other person to remove, any Personal Property or Fixtures from the Land or Improvements without replacing same with substantially similar items of equal or greater value and repairing the damage, if any, to the Property as a result of such removal.

(i)                                     During the pendency of this Agreement, Seller, its members, shareholders, and agents shall not negotiate the sale or other disposition of any or all of the Property with any person or entity other than Purchaser, and shall not take any steps to initiate, consummate or document the sale or other disposition of any or all of the Property.

(j)                                    Prior to the Closing Date, Seller agrees to notify Purchaser in writing within three (3) Business Days of any offer received by, delivered to or communicated to Seller for the purchase, sale, acquisition or other disposition of any or all of the Property.

(k)                                 Seller shall provide such information as may be reasonably required in connection with any equity offering or financing by Purchaser, including, but not limited to, financial statements, summary financial information, operating statements regarding the Property and other information concerning Seller.  Notwithstanding the foregoing, Purchaser agrees that to the extent that any such information requested of Seller is non-public information, Purchaser will not disclose such information without the consent of Seller, which consent will not be unreasonably withheld, conditioned or delayed.

6.4                               Representations and Warranties of Purchaser.   To induce Seller to enter into this Agreement and to sell the Property, Purchaser represents and warrants to Seller as follows:

(a)                                 Purchaser has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to consummate the transactions provided for herein, and the joinder of no person or entity will be necessary to purchase the Property from Seller at Closing.  Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The consummation of the transactions contemplated herein does not require the further approval of Purchaser’s shareholders, members, or any third party, except such third party approvals as Purchaser has obtained or will obtain prior to the Closing Date.

(b)                                 The execution by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby do not, and at the Closing will not, result in a breach of any of the terms or provisions of, or constitute a default or a condition which upon notice or lapse of time or both would ripen into a default under, any indenture, agreement, instrument or obligation to which Purchaser is a party; and does not, and at the Closing will not, constitute a violation of any Laws, order, rule or regulation applicable to Purchaser of any court or of any federal, state or municipal regulatory body or administrative agency or other governmental body having jurisdiction over Purchaser.

(c)                                  There are no actions, suits or proceedings pending, or to the actual Knowledge of Purchaser, threatened, before or by any judicial body or any governmental authority, against Purchaser which would affect in any material respect Purchaser’s ability to proceed with the transaction contemplated by this Agreement.

6.5                               Survival.  Each of the representations, warranties and covenants contained in this Article VI is intended for the benefit of Seller or Purchaser, as the case may be.  Each of said representations, warranties and covenants shall survive the Closing in accordance with Section 11.1.  No investigation, audit, inspection, review or the like conducted by or on behalf of the party receiving such representations, warranties or covenants shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that such party has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to execute this Agreement and to close the transaction contemplated hereby.

ARTICLE VII.

CONDITIONS TO OBLIGATIONS

7.1                               Conditions to the Purchaser’s Obligations.   The obligations of Purchaser to purchase the Property from Seller and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to such Property or Parcel(s) thereof (or such other time period specified below), of each of the following conditions:

(a)                                 All of the representations and warranties of Seller set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects and Seller shall deliver a Closing Certificate in substantially the same form attached hereto as Exhibit D updating such representations and warranties.

(b)                                 Seller shall have delivered, performed, observed and complied with, all of the items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c)                                  Seller shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

(d)                                 No material or substantial adverse change shall have occurred with respect to the condition, financial or otherwise, of any Seller or the Property.

(e)                                  Neither the Property nor any part thereof or interest therein shall have been taken by execution or other process of law in any action prior to Closing, nor shall any action or proceeding seeking any such taking be pending.

(f)                                   Purchaser shall have completed its Investigations of the physical condition of the Property by agents or contractors selected by Purchaser and, in its sole discretion, shall have determined the results of such Investigations to be satisfactory or shall be deemed to have waived the Investigations by the expiration of the Review Period.

(g)                                  Purchaser shall have received, in form reasonably acceptable to Purchaser and at Seller’s expense, an engineering report that evidences compliance by the Property with all building codes, zoning ordinances and other governmental entitlements (including, without limitation, the Americans with Disabilities Act) as necessary for the operation of the Property for the current and intended use, including, without limitation, certificates of occupancy (or evidence of the existence thereof) and such other permits, licenses, approvals, agreements and authorizations as are required for the operation of the Property for its current and intended use.

(h)                                 All necessary approvals, consents and the like to the validity and effectiveness of the transactions contemplated hereby have been obtained.  Purchaser has reviewed the Due Diligence Materials and, in its sole discretion, shall have determined the results of such review of the Due Diligence Materials to be satisfactory.

(i)                                     No portion of the Property shall have been destroyed by fire or casualty.

(j)                                    No condemnation, eminent domain or similar proceedings shall have been commenced or threatened in writing with respect to any portion of the Property.

(k)                                 Tenant shall have executed and delivered such non-disturbance and attornment agreements and agreements subordinating the Lease to liens of Purchaser’s lenders in such form as is deemed commercially reasonable.

(l)                                     Seller shall deliver to Purchaser estoppel certificates in such form as Purchaser may reasonably require, dated not more than thirty (30) days prior to the Closing Date, from (i) the tenants under any leases of the Parcel(s) that will remain in effect; (ii) such parties to reciprocal easement agreements or agreements of conditions, covenants and restrictions as Purchaser, in its sole discretion, deems necessary or appropriate, and (iii) such other parties as Purchaser, in its sole discretion, deems necessary or appropriate.

(m)                             Purchaser and Seller shall have executed a Lease for each Parcel of Property being purchased;

(n)                                 Guarantor shall have executed and delivered the Guaranty to Purchaser.

7.2                               Failure of Conditions to Purchaser’s Obligations.   Seller shall perform or cause the performance of each of the conditions set forth in Section 7.1 that are an obligation of Seller or otherwise within Seller’s power or control to perform. In the event any one or more of the conditions to Purchaser’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing of the Property, Purchaser, at Purchaser’s option, shall be entitled to:  (a) terminate this Agreement with regard to the Property by giving written notice thereof to Seller, whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser and Purchaser shall have no further obligations or liabilities hereunder; (b) waive such condition(s) and proceed to Closing hereunder; or (c) in the event such condition is not satisfied due to a default by Seller, pursue Purchaser’s default remedies under Section 10.1(a).  Notwithstanding the foregoing, to the extent that Purchaser shall elect not to proceed to Closing under subclause (b) above, Purchaser will deliver and/or destroy all of the Due Diligence Materials regarding the applicable Parcel, at the direction of Seller.

7.3                               Conditions to the Seller’s Obligations.   The obligations of Seller to sell the Property to Purchaser and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at all times prior to and as of the Closing with respect to the Property (or such other time period specified below), of each of the following conditions:

(a)                                 All of the representations and warranties of Purchaser set forth in this Agreement shall be true at all times prior to, at and as of, the Closing in all material respects.

(b)                                 Purchaser shall have delivered, performed, observed and complied with, all of the material  items, instruments, documents, covenants, agreements and conditions required by this Agreement to be delivered, performed, observed and complied with by it prior to, or as of, the Closing.

(c)                                  Purchaser shall not be in receivership or dissolution or have made any assignment for the benefit of creditors, or admitted in writing its inability to pay its debts as they mature, or have been adjudicated a bankrupt, or have filed a petition in voluntary bankruptcy, a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state and no such petition shall have been filed against it.

7.4                               Failure of Conditions to Seller’s Obligations.   In the event any one or more of the conditions to Seller’s obligations are not satisfied or waived in whole or in part at any time prior to or as of the Closing, Seller, at Seller’s option, shall be entitled to:  (a) terminate this Agreement with respect to the Property by giving written notice thereof to Purchaser, whereupon all moneys, if any, which have been delivered by Seller to Purchaser or the Title Company shall be immediately refunded to Seller and Seller shall have no further obligations or liabilities hereunder; (b) waive such condition(s) and proceed to Closing hereunder; or (c) in the event such condition is not satisfied due to a default by Seller, pursue Purchaser’s default remedies under Section 10.1(a).

ARTICLE VIII.

PROVISIONS WITH RESPECT TO THE CLOSING

8.1                               Seller’s Closing Obligations.   At the Closing with respect to the Property or applicable Parcel(s) thereof, Seller shall furnish and deliver to the Purchaser, at Seller’s expense, the following:

(a)                                 The Deed, Title Policy (or the Title Commitment or pro forma policy marked-up and initialed by the Title Company), Bill of Sale, Certificate of Non-Foreign Status, Closing Certificate, the Lease(s), the Required Consents, each document being duly executed and acknowledged by Seller and in recordable form, where appropriate, in the state and county in which the Property is located, and acceptable to Purchaser.

(b)                                 The Guaranty, each document being duly executed and acknowledged by Guarantor.

(c)                                  Certificates of casualty and fire insurance for the applicable Parcel(s) of Property, and satisfactory evidence of all other insurance coverages, to the extent that such insurance coverages are being assigned to Purchaser, showing Purchaser as the assignee thereof.

(d)                                 Search Reports, dated not more than ten (10) days prior to Closing, evidencing no UCC-1 Financing Statements or other filings in the name of Seller with respect to the Property which will remain on the Property subject to the exercise of the Option after the Closing or an indemnification in form reasonably acceptable to Seller and Purchaser with respect to any such UCC-1 Financing Statements or other filings.

(e)                                  Such affidavits or letters of indemnity from Seller as the Title Company shall reasonably require in order to omit from the Title Policy all exceptions for unfilled mechanic’s, materialman’s or similar liens and rights of parties in possession (other than Tenant under the Lease).

(f)                                   Any and all transfer declarations or disclosure documents, duly executed by the appropriate parties, required in connection with the Deed by any state, county or municipal agency having jurisdiction over the Property subject to the exercise of the Option or the transactions contemplated hereby.

(g)                                  Such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company, to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase, sale and lease transaction contemplated hereby.

(h)                                 Such other documents as are reasonably required by Purchaser to carry out the terms and provisions of this Agreement.

(i)                                     All necessary approvals, consents, certificates to the validity and effectiveness of the transactions contemplated hereby.

(j)                                    The estoppel certificates required by Purchaser pursuant to Section 7.1 hereof.

(k)                                 Attornment agreements, estoppel certificates and agreements subordinating the Lease to liens of Purchaser’s lenders as are required by the terms and conditions of this Agreement.

8.2                               Purchaser’s Closing Obligations.   At the Closing with respect to the Property or applicable Parcel(s) thereof, Purchaser shall furnish and deliver to Seller, at Purchaser’s expense, the following:

(a)                                 Federal Reserve, wire transfer funds or other immediately available collected funds payable to the order of Seller representing the Purchase Price due in accordance with Section 2.3 hereof.

(b)                                 The Closing Certificate, Lease(s), and memoranda of lease(s) duly executed and acknowledged by Purchaser.

(c)                                  Such instruments or documents as are necessary, or reasonably required by Seller or the Title Company, to evidence the status and capacity of Purchaser and the authority of the person or persons who are executing the various documents on behalf of Purchaser in connection with the purchase, sale and lease transaction contemplated hereby.

(d)                                 Such other documents as are reasonably required by Seller to carry out the terms and provisions of this Agreement.

(e)                                  All necessary approvals, consents, certificates and the like to the validity and effectiveness of the transaction contemplated hereby, including, but not limited to, Purchaser’s board of directors.

ARTICLE IX.

EXPENSES OF CLOSING

9.1                               Adjustments.

(a)                                 Except as otherwise specifically provided in Section 9.1(b) hereof, all taxes, assessments, water or sewer charges, gas, electric, telephone or other utilities, operating expenses, employment charges, premiums on insurance policies, rents or other normally proratable items, shall be prorated between Seller and Purchaser as of the Closing Date.  Seller and Purchaser will use their best efforts so that all providers of utility services to the applicable Property will determine and bill Purchaser for all costs incurred up to the Closing Date and will bill Purchaser for all costs incurred on and after the Closing Date.

(b)                                 Seller shall pay all real estate taxes and current installments of assessments, of whatever kind, accruing against the Property prior to the year in which the Closing occurs.  All real estate taxes, sewer rents and taxes, current installments of assessments and charges, or any other governmental tax or charge, levied or assessed against the applicable Property for the year in which the Closing occurs (irrespective of when such taxes, assessments and charges are due and payable), including, without limitation, that year’s installment (both principal and interest) of any special assessments which are encumbrances permitted hereunder and which are due and payable in the year in which the Closing occurs, shall be prorated between Purchaser and Seller as of the Closing Date; provided, however, that any supplemental assessment of real property taxes attributable to the period prior to the Closing Date (except for any subsequent assessment for prior years due to change in land usage or ownership which shall be the responsibility of Purchaser) whether or not a lien has been assessed or a bill issued therefor on the Closing Date, shall remain Seller’s responsibility and liability.  If the precise amount of taxes and assessments for the year in which the Closing occurs cannot be ascertained on the Closing Date, proration shall be computed on the basis of the taxes and assessments payable for the year preceding the year in which the Closing occurs, with readjustment to be made as soon as reasonably practicable after the actual assessed valuation and the actual rate are determined.

9.2                               Closing Costs.   Seller shall pay (a) all title examination fees and premiums for the Title Policy (including all endorsements) and extended coverage; (b) the cost of the Search Reports; (c) the cost of the Survey; (d) Seller’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered by Seller hereunder, including without limitation, the cost of performance by Seller of its obligations hereunder; (e) all other costs and expenses which are required to be paid by Seller pursuant to other provisions of this Agreement; (f) any and all state, municipal or other documentary or transfer taxes payable in connection with the delivery of any instrument or document provided in or contemplated by this Agreement or any agreement or commitment described or referred to herein; and (g) the charges for or in connection with the recording and/or filing of any instrument or document provided herein or contemplated by this Agreement or any agreement or document described or referred to herein.  Purchaser shall pay (y) Purchaser’s legal, accounting and other professional fees and expenses and the cost of all opinions, certificates, instruments, documents and papers required to be delivered, or to cause to be delivered, by Purchaser hereunder, including, without limitation, the cost of performance by Purchaser of its obligations hereunder; and (z) all other costs and expenses which are required to be paid by Purchaser pursuant to other provisions of this Agreement.  If not otherwise specifically set forth herein, Purchaser and Seller shall each be responsible for other costs in the usual and customary manner for this kind of transaction in the county where the Property is located.

9.3                               Commissions/Consultant’s Fees.   Purchaser and Seller each hereby represent and warrant to the other that neither party has contacted any real estate broker, finder or any other party in connection with this transaction, and that it has not taken any action which would result in any real estate broker’s, finder’s or other fees being due or payable to any party with respect to the transaction contemplated hereby, or being due and payable with respect to any subsequent sale, lease, purchase or other transaction with respect to all or any portion of the Property. Any party to this Agreement through whom a claim to any consultant’s, broker’s, finder’s or other fee is made, shall indemnify, defend and hold harmless the other party to this Agreement from any other loss, liability, damage, cost or expense, including, without limitation, reasonable attorney’s fees, court costs and other legal expenses paid or incurred by the other party, that is in any way related to such a claim.

ARTICLE X.

DEFAULT AND REMEDIES

10.1                        Seller’s Default; Purchaser’s Remedies.

(a)                                 Seller’s Default.   Seller shall be deemed to be in default hereunder upon the occurrence of one of the following events:  (i) any of Seller’s warranties or representations set forth herein or in the Loan Documents shall be untrue in any material respect when made or at any Closing; or (ii) Seller shall fail to meet, comply with, or perform any covenant, agreement or obligation (including, but not limited to any condition to Purchaser’s obligations under Section 7.1 that is to be performed by or is within the control of Seller) on its part required within the time limits and in the manner required in this Agreement or the Loan Documents, which, in either of such events, is not cured by Seller within ten (10) days following receipt by Seller of written notice of default from Purchaser.

(b)                                 Purchaser’s Remedies.   In the event Seller shall be deemed to be in default hereunder Purchaser may, at Purchaser’s sole option, do one or more of the following:  (i) terminate this Agreement with respect to any or all of the Parcels by written notice delivered to Seller on or before the Closing whereupon all moneys, if any, which have been delivered by Purchaser to Seller or the Title Company shall be immediately refunded to Purchaser; and/or (ii) enforce specific performance of this Agreement against Seller including Purchaser’s reasonable costs and attorneys’ fees and court costs in connection therewith; and/or (iii) exercise any other right or remedy Purchaser may have at law or in equity by reason of such default including, but not limited to, the recovery of reasonable attorneys’ fees and court costs incurred by Purchaser in connection herewith.

10.2                        Purchaser’s Default; Seller’s Remedies.

(a)                                 Purchaser’s Default.   Purchaser shall be deemed to be in default hereunder upon the occurrence of one of the following events:  (i) any of Purchaser’s warranties or representations set forth herein shall be untrue in any material respect when made or at Closing; or (ii) Purchaser shall fail to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement.

(b)                                 Seller’s Remedies.   In the event that Purchaser shall be deemed to be in default hereunder, Seller may terminate this Agreement after giving Purchaser written notice of its intent to terminate and providing Purchaser with a reasonable period of time (but in any event at least thirty (30) days) to cure after such termination notice, Purchaser shall deliver to Seller all Due Diligence Materials and other information provided to Purchaser by Seller or its agents, Thereafter, except as otherwise specifically set forth in this Agreement, neither Purchaser nor Seller shall have any further rights or obligations under this Agreement.

ARTICLE XI.

MISCELLANEOUS

11.1                        Survival.  All of the representations, warranties, covenants, agreements and indemnities of Seller and Purchaser contained in this Agreement, shall survive each Closing for a period of three (3) years from the applicable Closing Date and shall not merge upon the acceptance of the Deed.

11.2                        Right of Assignment.   Neither this Agreement nor any interest herein may be assigned or transferred by either Party to any person, firm, corporation or other entity without the prior written consent of the other Party, which consent may be given or withheld in the sole discretion of such other Party.

11.3                        Notices.   All notices, requests and other communications under this Agreement shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return-receipt requested, (c) delivered by a recognized delivery service or (d) sent by facsimile transmission and addressed as follows:

If intended for Purchaser:	EPT SKI PROPERTIES, INC. c/o EPR Properties 909 Walnut, Suite 200 Kansas City, Missouri 64106 Phone: (816) 472-1700 Fax: (816) 472-5794 Attention: Andrew Limbocker

With a copy to:	EPT SKI PROPERTIES, INC. c/o EPR Properties 909 Walnut, Suite 200 Kansas City, Missouri 64106 Phone: (816) 472-1700 Fax: (816) 472-5794 Attention: General Counsel

If intended for Seller:	Peak Resorts, Inc. 17409 Hidden Valley Drive Eureka, Missouri 63025

With a copy to:	David L. Jones Sandberg, Phoenix & von Gontard, P.C. 120 South Central Avenue, Suite 1420 St. Louis, Missouri 63105 Telephone: (314) 425-4951 Facsimile: (314) 725-5754

or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided.  A notice, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 P.M. on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 A.M. on the first Business Day thereafter.

11.4                        Entire Agreement; Modifications.   This Agreement, together with the other documents, instruments and agreements heretofore or hereinafter entered into in connection with the transactions contemplated herein, embody and constitute the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

11.5                        Applicable Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI.  The Parties agree that jurisdiction and venue for any litigation arising out of this Agreement shall be in the Courts of Jackson County, Missouri or the U.S. District Court for the Western District of Missouri and, accordingly, consent thereto.

11.6                        Captions.   The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

11.7                        Binding Effect.   This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.

11.8                        Time is of the Essence.   With respect to all provisions of this Agreement, time is of the essence.  However, if the first date of any period which is set out in any provision of this Agreement falls on a day which is not a Business Day, then, in such event, the time of such period shall be extended to the next day which is a Business Day.

11.9                        Waiver of Conditions.   Any Party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such Party.  No waiver by a Party of any breach of this Agreement or of any warranty or representation hereunder by the other Party shall be deemed to be a waiver of any other breach by such other Party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a Party after any breach by the other Party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other Party, whether or not the first Party knows of such breach at the time it accepts such payment or performance.  No failure or delay by a Party to exercise any right it may have by reason of the default of the other Party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first Party while the other Party continues to be so in default.

11.10                 Confidentiality.   Except as hereinafter provided, from and after the execution of this Agreement, Seller and Purchaser shall keep the Due Diligence Materials and the contents thereof confidential and shall not disclose the contents thereof except to their respective attorneys, accountants, engineers, surveyors, financiers, bankers and other parties necessary for the consummation of the contemplated transactions and except to the extent any such disclosure is necessary in connection with the enforcement of the right of a Party hereunder.

11.11                 Attorneys’ Fees.   If either Party obtains a judgment against the other Party by reason of a breach of this Agreement, a reasonable attorneys’ fee as fixed by the court shall be included in such judgment.

11.12                 Remedies Cumulative.   Except as herein expressly set forth, no remedy conferred upon a Party by this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law, in equity or by statute.

11.13                 Terminology.   The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “herein,” “hereof,” “hereunder” and similar terms shall refer to this Agreement unless the context requires otherwise.  Whenever the context so requires, the neuter gender includes the masculine and/or feminine gender, and the singular number includes the plural and vice versa.

11.14                 Estoppel.   Each Party confirms and agrees that (a) it has read and understood all of the provisions of this Agreement; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Agreement; (c) it has negotiated with the other Party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

11.15                 Joint Preparation.   This Agreement (and all exhibits thereto) is deemed to have been jointly prepared by the Parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any Party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.

11.16                 Counterparts.   This Agreement may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile or .pdf via email shall be as effective as delivery of a manually executed counterpart of this Agreement.  In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the Party against whom enforcement is sought.

11.17                 Non-Assignable Agreements.   Seller hereby covenants and agrees to use commercially reasonable efforts to obtain all necessary consents to the assignment of any of the Business Agreements, Warranties, Permits and Engineering Documents (for the purposes of this Section 11.17, the terms Business Agreements, Warranties, Permits and Engineering Documents shall include all agreements, documents and instruments included within such definitions, whether or not the same are assignable by Seller) as Purchaser and Seller shall mutually agree upon.  If and to the extent that any of the Business Agreements, Warranties, Permits and Engineering Documents are not assignable without the consent or approval of a third party, and either (a) Purchaser does not request that Seller obtain such approval, or (b) Seller is unable to obtain such approval following Purchaser’s request that Seller obtain such consent or approval, then, in either of such cases, and subject to the Purchaser’s rights as hereinafter provided, Seller hereby agrees and acknowledges that it will, from and after Closing, own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser, and Seller will from time to time execute such documents as Purchaser shall reasonably require to evidence that Seller own and hold such Business Agreements, Warranties, Permits and Engineering Documents as agent on behalf of and for the benefit of Purchaser.  If Purchaser requests that Seller obtain any required third party consents for the assignment by Seller to Purchaser of any of the Business Agreements, Warranties, Permits and Engineering Documents, and Seller is unable to obtain such consent or approval, then Purchaser shall have the rights to determine that the Due Diligence Materials with respect to the Property in question are not acceptable to Purchaser, and to exercise Purchaser’s rights under Article VII hereof.

11.18                 Rule Against Perpetuities Savings Clause. Purchaser and Seller intend that all of the rights, titles and interests granted hereunder to either party constitute current interests that are vested in the parties upon the Closing Date and the consummation of Closing. If and to the extent that any of the rights, title or interests granted hereunder, or in any document or instrument hereinafter entered into in connection with any matter referenced or described herein, are deemed to be or to constitute future estates or interests so as to be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, then, to the extent that there is no other rule of law, statute or judicial decision that would cause such rights to remain enforceable without regard to the provisions of this Section 11.18, then the Parties agree that all such rights, titles or interests that would otherwise be void or unenforceable in whole or in part as a result of the application of the rule against perpetuities, shall terminate as of that date which is twenty (20) years and three hundred sixty-four (364) days after the date of the later to occur of the last to die of the issue of the children of Gregory K. Silvers living as of the date of this Agreement.

11.19                 Waiver of Jury Trial.   TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE OTHER AGREEMENTS.

11.20                 Memorandum. Simultaneous with the execution and delivery of this Agreement, Purchaser and Seller shall execute a memorandum of this Agreement in form attached hereto as Exhibit H for each Parcel, which memoranda shall be recorded in the applicable county records for each Parcel at Seller’s expense.

[Signature page follows.]

EXECUTED to be effective as of the Effective Date.

SELLER:

BRANDYWINE SKI RESORT, INC.,
an Ohio corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

BOSTON MILLS SKI RESORT, INC.
an Ohio corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

JFBB SKI AREAS, INC.
a Missouri corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

SYCAMORE LAKE, INC.
an Ohio corporation

By:	/s/ Stephen J. Mueller
Stephen J. Mueller, Vice President

PURCHASER:

EPT SKI PROPERTIES, INC., a Delaware corporation

By:	/s/ Gregory K. Silvers
Gregory K. Silvers, Vice President

S-1

EXHIBITS TO OPTION AGREEMENT:

Exhibit A	Legal Description of Property
Exhibit B	Bill of Sale
Exhibit C	Certificate of Non-Foreign Status
Exhibit D	Closing Certificate
Exhibit E	Form of Surveyor’s Certificate
Exhibit F	Form of Lease
Exhibit G	Form of Guaranty

EXHIBIT A
TO OPTION AGREEMENT

LEGAL DESCRIPTIONS OF THE PARCELS OF PROPERTY

Boston Mills:

PARCEL I:

Situated in the Township of Boston, County of Summit and State of Ohio:

And known as being the following part of Original Lots One and Two in Tract No. 1, to wit:

Beginning at the Intersection of the centerline of Riverview Road (County Road No. 9) and Boston Mills Road (County Road No. 32);

Thence, proceeding along the centerline of Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, 222.25 feet;

North 61 deg. 40’ 30” West, 297.97 feet;

South 78 deg. 51’ 30” West, 224.65 feet;

South 30 deg. 46’ 30” West, 169.73 feet;

South 57 deg. 52’ 10” West, 95.70 feet;

South 30 deg. 09’ 10” West, 144.70 feet;

North 83 deg. 49’ 20” West, 262.02 feet;

South 48 deg. 57’ 40” West, 201.41 feet;

South 64 deg. 19’ 30” West, 195.82 feet;

South 47 deg. 16’ 10” West, 374.94 feet;

South 61 deg. 58’ 10” West, 136.80 feet;

South 55 deg. 40’ 10” West, 204.88 feet;

South 66 deg. 01’ 00” West, 273.49 feet;

Thence North 03 deg. 10’ 30” East a distance of 478.16 feet to a point;

Thence North 03 deg. 56’ 30” East a distance of 486.76 feet to a point;

Thence North 03 deg. 34’ 30” East a distance of 276.86 feet to a point;

Thence North 04 deg. 23’ 30” East a distance of 132.00 feet to a point;

Thence North 67 deg. 18’ 30” East a distance of 159.49 feet to a point;

Thence North 37 deg. 57’ 30” East a distance of 725.80 feet to a point;

Thence North 35 deg. 41’ 30” East a distance of 1262.93 feet to a point;

Thence South 41 deg. 13’ 30” East a distance of 358.72 feet to a point;

Thence North 81 deg. 34’ 30” East a distance of 584.53 feet to a point located in the centerline of Riverview Road;

Thence proceeding along the centerline of Riverview Road along a curve to the Southwest, said curve has a chord of 149.71 feet and a chord bearing of South 10 deg. 39’ 05” West to a point of tangency;

Thence South 04 deg. 40’ 00” East along the centerline of Riverview Road a distance of 1766.61 feet to the Place of Beginning;

Reserving therefrom however for the use of Grantors, their heirs, executors and assigns, and their invitees, licensees and employees, an easement fifty feet (50’) in width running Westerly and Northerly from Riverview Road to the Ohio Edison easement situated on Grantors’ remaining property, said easement being the most Northerly fifty (50’) of the property herein conveyed;

EXCEPTING FROM the above following described Parcels 1, 2 and 3:

Parcel 1:

Situated in the Township of Boston, County of Summit and State of Ohio:

And known as being part of Original Lot No. 2, in Tract No. 1, to wit:

Beginning at the intersection of the centerline of Riverview Road C. H. No. 9 (60 feet wide) with the centerline of the Boston Mills Road, C.H. No. 32 (60 feet wide);

Thence North 84 deg. 54’ West a distance of 222.25 feet to an angle point in said road;

Thence North 61 deg. 40’ 30” West along the centerline of the Boston Mills Road, a distance of 297.97 feet to an angle point in said road;

Thence South 78 deg. 51’ 30” West along the centerline of Boston Mills Road, a distance of 224.65 feet to an angle point in Boston Mills Road;

Thence South 30 deg. 46’ 30” West a distance of 169.73 feet along the centerline of Boston Mills Road to an angle point;

Thence South 57 deg. 52’ 10” West along the centerline of Boston Mills Road, a distance of 95.70 feet to an angle point;

Thence South 30 deg. 09’ 10” West along the centerline of Boston Mills Road, a distance of 144.70 feet to an angle point;

Thence North 83 deg. 49’ 20” West along the centerline of Boston Mills Road, a distance of 262.02 feet to an angle point;

Thence South 48 deg. 57’ 40” West a distance of 201.41 feet to an angle point;

Thence South 64 deg. 19’ 30” West along the centerline of Boston Mills Road, a distance of 195.82 feet to an angle point;

Thence South 47 deg. 16’ 10” West along the centerline of Boston Mills Road, a distance of 374.94 feet to an angle point;

Thence South 61 deg. 58’ 10” West along the centerline of Boston Mills Road, a distance of 136.80 feet to an angle point;

Thence South 55 deg. 40’ 10” West along the centerline of Boston Mills Road, a distance of 204.88 feet to an angle point;

Thence South 66 deg. 01’ 00” West along the centerline of Boston Mills Road, a distance of 173.49 feet to the True Place of Beginning of this parcel of land;

Thence continuing South 66 deg. 01’ 00” West along the centerline of Boston Mills Road, a distance of 100.00 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 478.16 feet to a point;

Thence South 86 deg. 59’ 29” East a distance of 161.80 feet to a point;

Thence South 03 deg. 10’ 30” West, a distance of 332.77 feet to a point;

Thence North 86 deg. 59’ 30” West, a distance of 72.82 feet to a point;

Thence South 03 deg. 10’ 30” West, a distance of 100.00 feet to the True Place of Beginning of this parcel of land.

Parcel 2:

Situated in the Township of Boston, County of Summit and State of Ohio:

And being part of Original Lots 1 and 2, Tract 1 and more fully described as follows:

Beginning at the centerline Intersection of Riverview Road (C.H.9) and Boston Mills Road (C.H.32);

Thence along said centerline of said Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, 222.25 feet;

North 61 deg. 40’ 30” West, 297.97 feet;

South 78 deg. 51’ 30” West, 224.65 feet;

South 30 deg. 46’ 30” West, 169.73 feet;

South 57 deg. 52’ 10” West, 95.70 feet;

South 30 deg. 09’ 10” West, 144.70 feet;

North 83 deg. 49’ 20” West, 262.02 feet;

South 48 deg. 57’ 40” West, 201.41 feet;

South 64 deg. 19’ 30” West, 195.82 feet;

South 47 deg. 16’ 10” West, 374.94 feet;

South 61 deg. 58’ 10” West, 136.80 feet;

South 55 deg. 40’ 10” West, 204.88 feet;

South 66 deg. 01’ 00” West, 173.47 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 100.00 feet to a point;

Thence South 86 deg. 59’ 30” East a distance of 72.82 feet to a point;

Thence North 03 deg. 10’ 30” East a distance of 332.77 feet to a point;

Thence North 86 deg. 59’ 29” West a distance of 161.80 feet to a point;

Thence North 03 deg. 56’ 30” East a distance of 45.00 feet to a point and the True Place of Beginning of the parcel herein to be described:

Thence North 03 deg. 56’ 30” East a distance of 441.76 feet to a point;

Thence North 03 deg. 34’ 30” East a distance of 276.86 feet to a point;

Thence North 04 deg. 23’ 30” East a distance of 132.00 feet to a point;

Thence North 67 deg. 18’ 30” East a distance of 159.49 feet to a point;

Thence North 37 deg. 57’ 30” East a distance of 475.00 feet to a point;

Thence North 87 deg. 23’ 46” East a distance of 600.92 feet to a point;

Thence North 59 deg. 09’ 38” East a distance of 265.17 feet to a point;

Thence South 20 deg. 31’ 28” East a distance of 279.31 feet to a point;

Thence South 41 deg. 40’ 02” West a distance of 852.47 feet to a point;

Thence South 55 deg. 30’ 00” West a distance of 300.00 feet to a point;

Thence South 58 deg. 03’ 45” West a distance of 717.62 feet to a point and the True Place of Beginning;

Said parcel contains 22.38 acres of land, more or less, and is subject to all legal highways and easements of record as prepared in July of 1989 by Gregory H. Polles Registered Surveyor No. 6572.

Parcel 3:

A tract of land situated in Boston Township, Summit County, Ohio:

And known as being part of Lot Nos. 1 and 2, Tract No. 1, lying Westerly of the Cuyahoga River in said Boston Township and more particularly described as follows:

Commencing at the intersection of the centerline of Riverview Road (County Road No. 9) and Boston Mills Road (County Road No. 32);

Thence proceeding along the centerline of said Boston Mills Road the following courses:

North 84 deg. 54’ 00” West, a distance of 222.22 feet;

Thence North 61 deg. 40’ 30” West, a distance of 297.97 feet;

Thence South 78 deg. 51’ 30” West, a distance of 224.65 feet;

Thence South 30 deg. 46’ 30” West, a distance of 169.73 feet;

Thence South 57 deg. 52’ 10” West, a distance of 97.50 feet;

Thence South 30 deg. 09’ 10” West, a distance of 144.70 feet;

Thence North 83 deg. 49’ 20” West, a distance of 262.02 feet;

Thence South 48 deg. 57’ 40” West, a distance of 201.41 feet;

Thence South 64 deg. 19’ 30” West, a distance of 195.82 feet to the point of beginning of that parcel of land herein described;

Thence South 47 deg. 16’ 10” West, a distance of 374.94 feet;

Thence South 61 deg. 58’ 10” West, a distance of 136.80 feet;

Thence South 55 deg. 40’ 10” West, a distance of 204.88 feet;

Thence South 66 deg. 01’ 00” West, a distance of 173.47 feet;

Thence leaving the said centerline of Boston Mills Road;

Thence North 03 deg. 10’ 30” East, a distance of 100.00 feet;

Thence South 86 deg. 59’ 30” East, a distance of 72.82 feet;

Thence North 03 deg. 10’ 30” East, a distance of 332.77 feet;

Thence North 86 deg. 59’ 29” West, a distance of 161.80 feet;

Thence North 03 deg. 56’ 30” East, a distance of 45.00 feet;

Thence North 58 deg. 03’ 45” East, a distance of 717.62 feet;

Thence South 26 deg. 21’ 28” East, a distance of 397.89 feet to the point of beginning and there ending.

Said Tract contains 7.25 acres, more or less.

The above-described parcel is intended to be part of that land conveyed by Lawrence G. Lewis and Jean E. Lewis to the G. & T. Sports, Inc. on July 10, 1963 and recorded in Volume 4198, Page 625, in the records of Summit County, Ohio.

The bearings shown in this description are to an assumed meridian and are for the purpose of deriving the various angles, be the same more or less, but subject to all legal highways.

Permanent Parcel No. 06-00875

Parcel II:

Situated in the Township of Boston, County of Summit and State of Ohio:

And being part of Original Lot 1, Tract 1 and more fully described as follows:

Beginning at the centerline intersection of Riverview Road (C.H. 9) and Boston Mills Road (C. H. 32);

Thence North 04 deg. 40’ 00” East along the centerline of said Riverview Road a distance of 1042.12 feet to a point and the True Place of Beginning of the parcel herein to be described;

Thence North 04 deg. 40’ 00” West continuing along said centerline a distance of 724.03 feet to a point of curvature;

Thence continuing along said centerline following a curve to the right whose central angle is 25 deg. 18’ 26”, having a radius of 572.60 feet and an arc distance of 252.91 feet to a point;

Thence the following courses:

South 76 deg. 17’ 00” East, 300.67 feet;

South 00 deg. 01’ 50” East, 414.76 feet;

South 89 deg. 59’ 29” West, 60.79 feet;

South 05 deg. 02’ 30” East, 153.93 feet;

South 38 deg. 26’ 50” West, 164.12 feet;

South 04 deg. 40’ 00” East, 191.78 feet;

South 85 deg. 20’ 00” West, 135.00 feet to the True Place of Beginning, containing 5.36 acres of land, more or less, and is subject to all highways and easements of record.

The above-described Parcel is subject to the vacation of Old Riverview Road (C.H. 9) per Vacation Plat, Phase A as recorded on October 9, 2001 with Reception No. 54605766 of the Summit County Records and

EXCEPTING THEREFROM the dedication of Relocated Riverview Road (C.H. 9) per Dedication Plat, Phase A as recorded on May 25, 2000 with Reception No. 54425790 of the Summit County Records.

Permanent Parcel No. 06-00872

Parcel III:

Situated in the Township of Boston, County of Summit, and State of Ohio:

And being part of Original Lot 1, Tract 1, and more fully described as follows:

Beginning at the centerline intersection of Riverview Road (C.H. 9) and Boston Mills Road (C.H. 32);

Thence North 04 deg. 40’ 00” West along the centerline of said Riverview Road a distance of 206.92 feet to a point and the True Place of Beginning of the parcel herein to be described;

Thence North 04 deg. 40’ 00” West continuing along said centerline a distance of 795.20 feet to a point;

Thence North 85 deg. 20’ 00” East a distance of 266.16 feet to a point;

Thence South 00 deg. 01’ 50” East a distance of 105.55 feet to a point of curvature;

Thence following a curve to the left whose central angle is 13 deg. 41’ 57”, having a radius of 2894.93 feet and an arc distance of 692.16 feet to a point;

Thence South 85 deg. 20’ 00” West a distance of 284.30 feet to the True Place of Beginning, and containing 4.71 acres of land, more or less, and is subject to all legal highways and easements of record.

The above-described Parcel is subject to the vacation of Old Riverview Road (C.H.9) per Vacation Plat, Phase A as recorded on October 9, 2001 with Reception No. 54605766 of the Summit County Records and

EXCEPTING THEREFROM the dedication of Relocated Riverview Road (C.H. 9) per Dedication Plat, Phase A as recorded on May 25, 2000 with Reception No. 54425790 of the Summit County Records.

Permanent Parcel Nos. 06-00874 and 06-00516

Parcel IV:

Situated in the County of Summit and State of Ohio, and known as being a part of Original Lot No. 1, Tract No. 1, Boston Township, and being more particularly bounded and described as follows:

The beginning point is at an iron monument in the centerline of the Boston Mills-Brecksville Road (60.00 feet wide) at the Northwest corner of a 6.6784 acre parcel of land conveyed to the Chase Bag Company by deed recorded in Volume 1073, page 258, Parcel 1, said point being distant North 4 deg. 40’ 00” West, 1002.12 feet from an iron monument at its intersection with the centerline of Brewery Road (60.00 feet wide);

Course 1:

Thence North 85 deg. 20’ 00” East along the Northerly line of said 6.6784 acre parcel 265.65 feet to an iron monument in the Westerly right-of-way line of the Valley Railroad Company as conveyed by deed recorded in Volume 88, page 37;

Course 2:

Thence North along said Westerly right-of-way line 502.22 feet;

Course 3:

Thence West 60.52 feet to the most Northerly corner of a 0.8373 acre parcel of land conveyed to Peter Dykal by deed recorded in Volume 1086, Page 175;

Course 4:

Thence South 5 deg. 02’ 30” East along the Easterly line of said 0.8373 acre parcel 153.93 feet to an angle in said Easterly line.

Course 5:

Thence South 38 deg. 26’ 50” West along the Southerly line of said 0.8373 acre parcel of land 164.12 feet to an iron monument at the Northeast corner of a 0.5943 acre parcel of land conveyed to Mary Zub by deed recorded in Volume 1289, Page 517;

Course 6:

Thence South 4 deg. 40’ 00” East along the Easterly line of said 0.5943 acre parcel 191.78 feet to an iron monument at the Southeast corner of said 0.5943 acre parcel;

Course 7:

Thence South 85 deg. 20’ 00” West along the Southerly line of said 0.5943 acre parcel, 135.00 feet to the centerline of said Boston Mills-Brecksville Road;

Course 8:

Thence South 4 deg. 40’ 00” East along the said centerline 40.00 feet to the place of beginning, containing about 1.32 acres, be the same more or less but subject to all legal highways.

Permanent Parcel No. 06-00179

Brandywine

Ski Parcel

PARCEL NO. 1:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio

And being known as a part of Original Lots Nos. 69, 70, and 88 of Northfield Township and further bounded and described as follows:

Beginning at the intersection of the centerlines of Boyden Road (T.R. 164) and Highland Road, (C.H. 111, 60 feet r/w), at which place there is a survey monument found;

Thence South 04 deg. 02’ 49” West, 3,606.84 feet along the Easterly lines of Original Lots Nos. 69, 70 and 88 to a point;

Thence North 85 deg. 59’ 44” West, 2,033.95 feet along the Southerly line of Original Lot No. 88 to an iron pin found at the Northwest corner of premises now or formerly owned by D.R. and P.K. Davies, and passing over a marked stone found, 486.19 feet from the beginning of this course, said stone being the Northeast corner of premises now or formerly owned by R.J. and S.I. Ostrica (Volume 6186, Page 680);

Thence North 85 deg. 47’ 01” West, 310.79 feet to a point;

Thence North 01 deg. 54’ 24” East, 790.53 feet to an iron pin found;

Thence South 89 deg. 44’ 08” East, 314.62 feet to an iron pin found;

Thence South 28 deg. 49’ 59” East, 346.00 feet to a point;

Thence North 76 deg. 05’ 50” East, 138.91 feet to a point;

Thence North 25 deg. 51’ 32” West, 607.99 feet to an iron pin found;

Thence North 14 deg. 46’ 51” West, 283.33 feet to an iron pin found;

Thence North 19 deg. 42’ 54” West, 386.95 feet to an iron pin found;

Thence North 07 deg. 54’ 18” West, 210.16 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 269.88 feet to a point,

Thence South 75 deg. 04’ 52” East, 451.70 feet to an iron pin found;

Thence South 84 deg. 09’ 16” East, 173.59 feet to an iron pin found;

Thence North 73 deg. 26’ 24” East, 521.92 feet to an iron pin found;

Thence South 29 deg. 44’ 11” East, 922.39 feet to an iron pin found;

Thence South 36 deg. 34’ 21” East, 505.64 feet to an iron pin set;

Thence South 53 deg. 40’ 39” East, 544.93 feet to an iron pin set;

Thence North 04 deg. 25’ 43” East, 2,222.00 feet to an iron pin found;

Thence North 03 deg. 55’ 46” East, 220.00 feet to an iron pin found;

Thence North 24 deg. 34’ 39” West, 304.54 feet to the centerline of Highland Road and passing over an iron pin set on the Southerly line of Highland Road;

Thence North 65 deg. 25’ 21” East, 211.00 feet along the centerline of Highland Road to the place of beginning, containing 88.1024 acres of land more or less, but subject to all legal highways or easements of record.

As Surveyed by James N. Conner, Registered Surveyor No. 4570, December 1987.

Permanent Parcel No. 45-02622

PARCEL NO. 2:

EASEMENT FOR THE BENEFIT OF PARCEL NO. 1 as created by the Agreement Limited Perpetual License, Use, Maintenance and Access Easement filed of record on September 7, 1990 at 3:49 P.M. and recorded in Official Record Volume 542, Page 240 of Summit County Records over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as being part of Original Northfield Township Lot No. 89, now in the Township of Sagamore Hills and more fully described as follows:

Beginning at a stone at the Northeast corner of the forty acre tract belonging to Hugh N. and Eleanor Hays, as surveyed by E. A. Tewksbury and recorded in Deed Book 2008, Page 330-331;

Thence North 88 deg. 00’ West, 775.07 feet, along the North line of said premises to a pipe set at the Northeast corner and point of beginning;

Thence North 88 deg. 00’ West, 775.07 feet along the continuation of said North line, to a pipe set in concrete and located by E. A. Tewksbury;

Thence South 16 deg. 57’ 05” East, 298 58 feet to a pipe set in the Westerly line of the Hays tract;

Thence South 88 deg. 00’ East, 775.07 feet to a pipe and thence North 16 deg. 57’ 05” West, 298.58 feet to the point of beginning.

The beginning point of the above described premises is more definitely described as follows:

Beginning at a marked stone set in the Township line between Sagamore Hills Township and Boston Township and at the intersection of the South line of the Original Lot No. 89 with the centerline of Boston Mills-Brandywine Road;

Said stone is also along the Easterly line of the Lot line 1124-18 feet from an iron pipe set on the West side of the Ohio Canal;

Thence along the South line of Original Lot No. 89, South 87 deg. 15’ 50” East, 765.66 feet to an iron pipe;

Thence North 16 deg. 41’ 20” West, 1,332.25 feet to an iron pipe set in the North line of Original Lot No. 89;

Thence along the North line of Original Lot No. 89, South 88 deg. 00’ East, 1,554 15 feet to a marked stone and place of actual beginning.

PARCEL NO. 3:

PRESCRIPTIVE EASEMENT for the Benefit of Parcel No. 1 between Tracts 107-116 and 107-19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986, by and between C. J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31, 1986 as Instrument No. 315102 and subsequently recorded in Volume 7364, Page 302 et seq. of Summit County, Ohio Records (Hereinafter the “Construction, Operation and Reciprocal Easement Agreement”) over and across the land described as follows:

Situated in the State of Ohio, County of Summit, Township of Northfield and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C. J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence along said centerline the following courses;

Following a curve to the right, having a central angle of 34 deg. 40’ 09”, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence South 35 deg. 43’ 26” West, a distance of 140 60 feet to a point,

Thence following a curve to the left, having a central angle of 57 deg. 06’ 08”, a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 176.48 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing of South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the premises line of said C. J. Dover premises:

Thence along said premises line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement ( 20 Feet each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C. J. Dover premises;

Said Easement contains 1.8115 acres of land, more or less, and is subject to all legal highways and easements of record as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

PARCEL NO. 4:

Prescriptive Easement extension described in the Construction, Operation and Reciprocal Easement Agreement referred to in the heading for Parcel No. 3, above, over and upon the following described premises:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio:

And known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows;

Beginning at the Point of Terminus of a Prescriptive Easement as recorded in Volume 7143, Page 185 and also Volume 7143, Page 196 of the Summit County Records, shown on Exhibit “B”;

Thence North 63 deg. 43’ 16” East, 20 feet to a point;

Thence North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

PARCEL NO. 5:

Easement for the benefit of Parcel No. 1 as described in the Construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986 and recorded in Volume 7364, Page 302 et seq. of Summit County Records, over, under and across the land described as follows:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio, more particularly described as follows:

Beginning at the centerline of that certain Easement for Pole Line from Frederick F. Hunt to Ohio Edison Company dated July 22, 1937 and filed for record September 8, 1937 in Volume 1720, Page 330 of Summit County Records, at a point where said centerline intersects the South right-of-way of Highland Road;

Thence Easterly along said South right-of-way of Highland Road, a distance of 30 feet;

Thence Southward, along the line parallel with and 30 feet distant from the centerline of said Pole Line Easement granted by Frederick F. Hunt to Ohio Edison Company recorded in said Volume 1720, Page 330 of Summit County Records to a point equal in distance from the South right-of-way of Highland Road with the point of terminus of the right-of-way of said Pole Line Easement;

Thence Westerly, a distance of 30 feet to said point of terminus of said Pole Line Easement;

Thence continuing Westerly, parallel with and the same distance from the South right-of-way of Highland Road, as is the point of terminus of the right-of-way of said Pole Line Easement, a distance of 10 feet to a point;

Thence North, along a line parallel with and 10 feet distant from the centerline of said Pole Line Easement, to the South right-of-way of said Pole Line Easement;

Thence Easterly along said South right-of-way of Highland, a distance of 10 feet to the place of beginning.

Water Parcel

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of Original Lots No. 70 and No.88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at Station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies), see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also Station 6+96.32 P.I. of the Original Tangent Centerline of Highland Road as shown on sheet 1, C.H. 111 Section A;

Thence, North 86 deg. 20’ 06” East, 850.53 feet along the centerline of Highland Road to the true place of beginning for the following described parcel of land;

Thence, continue North 86 deg. 20’ 06” East, 100.00 feet to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to an iron pin set;

Thence, South 26 deg. 16’ 44” East, 269.88 feet to an iron pin set;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, South 19 deg. 42’ 54” East, 386.95 feet to an iron pin set;

Thence, South 14 deg. 46’ 51” East, 283.33 feet to an iron pin set;

Thence, South 25 deg. 51’ 32” East, 607.99 feet to a point;

Thence, South 76 deg. 05’ 50” West, 138.91 feet to a point;

Thence, North 28 deg. 49’ 59” West, 346.00 feet to an iron pin set;

Thence, North 89 deg. 44’ 08” West, 314.62 feet to an iron pin set;

Thence, South 01 deg. 54’ 24” West, 790.53 feet to a point on the South line of Original Lot No. 88 of Northfield;

Thence, North 85 deg. 47’ 01” West, 1,397.79 feet along the South line of said Lot No. 88 to an iron pin found on the Easterly side of the Ohio Canal;

Thence, North 16 deg. 26’ 59” West, 88.68 feet to an iron pin found;

Thence, North 15 deg. 02’ 29” West, 94.29 feet to an iron pin found;

Thence, North 20 deg. 36’ 53” West, 100.15 feet to an iron pin found;

Thence, North 20 deg. 09’ 27” West, 100.11 feet to an iron pin found;

Thence, North 22 deg. 09’ 16” West, 100.34 feet to an iron pin found;

Thence, North 18 deg. 36’ 45” West, 100.02 feet to an iron pin found;

Thence, North 02 deg. 32’ 21” West. 83.08 feet to an iron pin found;

Thence, North 04 deg. 45’ 02” East, 73.36 feet to an iron pin found;

Thence, North 14 deg. 44’ 46” East, 100.04 feet to an iron pin found;

Thence, North 24 deg. 15’ 25” East, 65.25 feet to an iron pin found on the South line of the said Parcel 107-117 of the United States of America;

Thence, North 68 deg. 05’ 31” East, 1,736.16 feet along the South line of the said Parcel 107-117 to an iron pin found;

Thence, North 02 deg. 01’ 16” East, 271.66 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 231.35 feet to an iron pin set;

Thence, South 88 deg. 18’ 16” West, 307.74 feet to an iron pin set;

Thence, South 76 deg. 26’ 07” West, 161.76 feet to an iron pin set;

Thence, North 07 deg. 17’ 00” West, 918.03 feet to the true place of beginning as surveyed by James N. Connor Registered Surveyor No. 4570 October 1986.

Parcel II:

Prescriptive easement between Tracts 107-116 and 107-19, Cuyahoga Valley National Recreation Area, Summit County, Ohio, and as described in a certain construction, Operation and Reciprocal Easement Agreement dated as of December 29, 1986, by and between C.J. Dover aka Clarence J. Dover, a married individual, Brandywine Ski Center, Inc., an Ohio Corporation, and Ohio Water Parks, Inc., an Ohio Corporation, filed for record on December 31 1986 as Instrument No. 315102 of Summit County, Ohio Records (hereinafter the “Construction, Operation and Reciprocal Easement Agreement”);

Situated in the Township of Northfield, County of Summit and State of Ohio and being part of Original Lot 70 and more fully described as follows:

Beginning at the Northwest corner of land now owned by C.J. Dover, said point being on the South right-of-way of Highland Road, said point also being the true place of beginning of the centerline of a 40 foot drive easement (20 feet each side);

Thence, along said centerline the following courses:

Following a curve to the right, having a central angle of 34-40-09, a radius of 200.14 feet, a tangent of 62.47 feet, a chord of 119.26 feet, a chord bearing of South 18 deg. 23’ 26” West, a distance of 121.10 feet to a point;

Thence, South 35 deg. 43’ 26” West, a distance of 140.60 feet to a point;

Thence, following a curve to the left, having a central angle of 57 deg. 06’ 08” a radius of 105.81 feet, a tangent of 57.57 feet, a chord of 101.14 feet, a chord bearing of South 07 deg. 10’ 24” West, a distance of 105.45 feet to a point;

Thence, South 21 deg. 22’ 37” East, a distance of 130.80 feet to a point;

Thence, following a curve to the left, having a central angle of 35 deg. 35’ 00”, a radius of 240.07 feet, a tangent of 77.04 feet, a chord of 146.71 feet, a chord bearing of South 39 deg. 10’ 07” East, a distance of 149.10 feet to a point;

Thence, South 56 deg. 57’ 43” East, a distance of 10.39 feet to a point;

Thence, following a curve to the right, having a central angle of 32 deg. 31’ 50”, a radius of 176.48 feet, a tangent of 51.49 feet, a chord of 98.86 feet, a chord bearing of South 40 deg. 41’ 48” East, a distance of 100.20 feet to a point;

Thence, South 24 deg. 25’ 55” East, a distance of 20.82 feet to a point;

Thence, following a curve to the left, having a central angle of 54 deg. 43’ 08”, a radius of 148.15 feet, a tangent of 76.66 feet, a chord of 136.17 feet, a chord bearing of South 51 deg. 47’ 29” East, a distance of 141.49 feet to a point;

Thence, South 79 deg. 19’ 03” East, a distance of 549.90 feet to a point;

Thence, following a curve to the left, having a central angle of 17 deg. 02’ 43”, a radius of 200.39 feet, a tangent of 30.03 feet, a chord of 59.40 feet, a chord bearing South 87 deg. 50’ 23” East, a distance of 59.62 feet to a point;

Thence, North 83 deg. 38’ 14” East, a distance of 408.83 feet to a point;

Thence, following a curve to the right, having a central angle of 07 deg. 29’ 39”, a radius of 263.54 feet, a tangent of 17.26 feet, a chord of 34.44 feet, a chord bearing of North 87 deg. 23’ 04” East, a distance of 34.47 feet to a point;

Thence, South 88 deg. 52’ 07” East, a distance of 137.76 feet to an angle point, said angle point being on the premises line of said C.J. Dover premises;

Thence, along said premises line, South 26 deg. 16’ 44” East, a distance of 235.00 feet to a point, said point being the terminus of the centerline of said 40 foot easement (20 feet on each side) and being North 26 deg. 16’ 44” West, a distance of 69.25 feet from an iron pin at a corner of said C.J. Dover premises, as surveyed in July of 1985 by Gregory H. Polles Registered Surveyor No. 6572.

Parcel III:

Prescriptive easement extension described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State Ohio and being known as a part of Original Lot No. 70 of Northfield Township and further bounded and described as follows:

Beginning at the point of terminus of a prescriptive easement as recorded in Volume 7143, Page 185 and also volume 7143, Page 196 of the Summit County, Records, shown on Exhibit “B”;

Thence, North 63 deg. 43’ 16” East, 20.00 feet to a point;

Thence, North 26 deg. 16’ 44” West, 247.85 feet to a point;

Thence, North 31 deg. 00’ 43” East, 47.54 feet to an iron pin set;

Thence, North 88 deg. 18’ 16” East, 65.98 feet to a point;

Thence, South 26 deg. 16’ 44” East, 203.90 feet to a point;

Thence, South 07 deg. 54’ 18” East, 210.16 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 103.13 feet to an iron pin found;

Thence, North 26 deg. 16’ 44” West, 69.25 feet to the place of beginning, as surveyed by James N. Connor, Registered Surveyor No. 4570, December 1986.

Parcel IV:  (parking easement)

A non-exclusive easement as now created and described in the Construction, Operation and Reciprocal Easement Agreement:

Situated in the Township of Sagamore Hills, County of Summit and State of Ohio and being known as part of original Lot Nos. 70 and 88 of Northfield Township and further bounded and described as follows:

Beginning at a survey monument iron pin at station 29+61.19 of relocated Highland Road (C.H. 111, r/w varies) see sheets 5 and 50 of Summit County improvement drawings for relocation done dated June 1966, said place is also station 6+96.32 P.I. of the original tangent centerline of Highland Road as shown on sheet 1, C.H. 111, Section A;

Thence, North 86 deg. 20’ 06” East, 950.53 feet along the centerline of Highland Road to a point;

Thence, South 07 deg. 17’ 00” East, 827.76 feet to an iron pin set and passing over an iron pin set on the Southerly line of Highland Road;

Thence, North 88 deg. 18’ 16” East, 413.42 feet to the true place of beginning for the following described parcel land;

Thence, South 75 deg. 04’ 52” East, 451.70 feet to an iron pin set;

Thence, South 84 deg. 09’ 16” East, 173.59 feet to an iron pin set;

Thence, North 73 deg. 26’ 24” East, 521.92 feet to an iron pin set;

Thence, South 29 deg. 44’ 11” East, 922.39 feet to an iron pin set;

Thence, South 63 deg. 27’ 25” West,. 478.08 feet to an iron pin set;

Thence, North 48 deg. 13’ 38” West, 132.93 feet to an iron pin set;

Thence, South 51 deg. 47’ 50” West, 86.33 feet to an iron pin set;

Thence, North 41 deg. 11’ 28” West, 104.95 feet to an iron pin set;

Thence, North 24 deg. 29’ 48” West, 103.46 feet to an iron pin set;

Thence, North 04 deg. 59’ 53” West, 244.48 feet to an iron pin set;

Thence, North 47 deg. 00’ 08” West, 388.61 feet to an iron pin set;

Thence, South 68 deg. 48’ 57” West, 149.60 feet to an iron pin set;

Thence, South 47 deg. 16’ 08” West 107.17 feet to an iron pin set;

Thence, South 69 deg. 16’ 10” West, 168.63 feet to an iron pin set;

Thence, North 57 deg. 41’ 39” West, 36.00 feet to an iron pin found;

Thence, North 07 deg. 54’ 18” West, 210.16 feet to an iron pin set;

Thence, North 26 deg. 16’ 44” West, 269.88 feet to the true place of beginning as surveyed by James N. Connor, Registered Surveyor No. 4570, November 1986.

PM 45-02538

PPN NF-00036-02-001.001

Jack Frost

ALL THAT CERTAIN tract of land situated in Kidder Township, Carbon County, Pennsylvania, being known as “Lot 2 — Proposed Ski Area Parcel,” as shown on and described in accordance with the “Subdivision Plan for Jack Frost Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 210, as follows:

COMMENCING at the intersection of the easterly line of the lands of Snow Ridge Village and the northerly right-of-way line of Jack Frost Mountain Entrance Road (60-foot right-of-way); thence along said northerly right-of-way line of Jack Frost Mountain Entrance Road the following ten (10) courses and distances:

(1)                                 Along a circular curve to the left, having a radius of 320.00 feet and a central angle of 06 degrees 38 minutes 23 seconds, the arc length of 37.08 feet (chord bearing of North 82 degrees 11 minutes 50 seconds East, 37.06 feet);

(2)                                 North 78 degrees 52 minutes 38 seconds East, 39.69 feet;

(3)                                 Along a circular curve to the left, having a radius of 220.00 feet and a central angle of 12 degrees 49 minutes 47 seconds, the arc length of 49.26 feet (chord bearing of North 72 degrees 27 minutes 45 seconds East, 49.16 feet);

(4)                                 Along a circular curve to the right, having a radius of 1,030.00 feet and a central angle of 15 degrees 53 minutes 19 seconds, the arc length of 285.63 feet (chord bearing of North 73 degrees 59 minutes 31 seconds East, 284.71 feet);

(5)                                 Along a circular curve to the right, having a radius of 1,030.00 feet and a central angle of 0 degrees 11 minutes 36 seconds, the arc length of 3.47 feet (chord bearing of North 82 degrees 01 minutes 58 seconds East, 3.47 feet)

(6)                                 Along a circular curve to the left, having a radius of 1,270.00 feet and a central angle of 03 degrees 51 minutes 41 seconds, the arc length of 85.59 feet (chord bearing of North 80 degrees 11 minutes 55 seconds East, 85.57 feet);

(7)                                 Along a circular curve to the right, having a radius of 480.00 feet and a central angle of 18 degrees 01 minute 03 seconds, the arc length of 150.94 feet (chord bearing of North 87 degrees 16 minutes 37 seconds East, 150.32 feet);

(8)                                 South 83 degrees 42 minutes 49 seconds East, 211.99 feet;

(9)                                 Along a circular curve to the left, having a radius of 420.00 feet and a central angle of 29 degrees 00 minutes 18 seconds, the arc length of 212.62 feet (chord bearing of North 81 degrees 47 minutes 02 seconds East, 210.35 feet);

(10)                          North 67 degrees 16 minutes 52 seconds East, 26.59 feet to an iron pin found at the intersection of the aforesaid northerly right-of-way line of Jack Frost Mountain Entrance Road and the easterly line of the proposed Overlook Planned Residential Development, the POINT OF BEGINNING of the lands being described; thence along said easterly lines of the proposed Overlook Planned Residential Development the following six (6) courses and distances:

(1)                                 North 22 degrees 43 minutes 04 seconds West, 60.01 feet to an iron pin found;

(2)                                 North 12 degrees 59 minutes 52 seconds West, 137.34 feet to an iron pin found;

(3)                                 North 01 degree 29 minutes 29 seconds West, 154.98 feet to an iron pin found;

(4)                                 South 87 degrees 25 minutes 46 seconds West, 237.82 feet to an iron pin found;

(5)                                 North 32 degrees 54 minutes 24 seconds West, 232.38 feet to an iron pin found;

(6)                                North 15 degrees 04 minutes 57 seconds West, 926.57 feet;

thence through the lands of the grantor the following twenty-eight (28) courses and distances:

(1)                                 North 29 degrees 15 minutes 19 seconds East, 352.71 feet;

(2)                                 North 22 degrees 45 minutes 19 seconds West, 273.59 feet;

(3)                                 North 30 degrees 47 minutes 03 seconds East, 426.82 feet;

(4)                                 North 49 degrees 15 minutes 40 seconds East, 421.53 feet;

(5)                                 North 36 degrees 27 minutes 00 seconds East, 337.06 feet;

(6)                                 North 18 degrees 04 minutes 37 seconds East, 129.36 feet;

(7)                                 North 37 degrees 45 minutes 51 seconds East, 310.95 feet;

(8)                                 North 51 degrees 57 minutes 41 seconds East, 143.56 feet;

(9)                                 North 22 degrees 42 minutes 00 seconds East, 230.63 feet;

(10)                          South 81 degrees 17 minutes 20 seconds East, 372.06 feet;

(11)                          South 06 degrees 09 minutes 44 seconds East, 203.69 feet;

(12)                          South 28 degrees 01 minute 50 seconds East, 211.02 feet;

(13)                          South 82 degrees 31 minutes 09 seconds East, 584.40 feet;

(14)                          South 70 degrees 44 minutes 42 seconds East, 223.47 feet;

(15)                          South 22 degrees 46 minutes 25 seconds East, 281.61 feet;

(16)                          South 08 degrees 10 minutes 47 seconds West, 240.18 feet;

(17)                          South 18 degrees 10 minutes 11 seconds East, 280.72 feet;

(18)                          South 40 degrees 36 minutes 08 seconds East, 401.26 feet;

(19)                          South 28 degrees 17 minutes 47 seconds East, 291.63 feet;

(20)                          South 07 degrees 25 minutes 03 seconds West, 223.05 feet;

(21)                          South 32 degrees 27 minutes 31 seconds West, 403.56 feet;

(22)                          South 49 degrees 15 minutes 28 seconds East, 103.11 feet;

(23)                          South 31 degrees 06 minutes 22 seconds East, 470.69 feet;

(24)                          South 33 degrees 09 minutes 51 seconds East, 148.61 feet;

(25)                          South 37 degrees 23 minutes 39 seconds West, 540.93 feet;

(26)                          South 66 degrees 13 minutes 03 seconds West, 210.30 feet;

(27)                          South 68 degrees 15 minutes 10 seconds West, 313.63 feet;

(28)                          South 84 degrees 58 minutes 56 seconds West, 288.88 feet to the northeasterly right-of-way line of the aforesaid Jack Frost Mountain Entrance Road;

thence along said northeasterly right-of-way line of Jack Frost Mountain Entrance Road the following two (2) courses and distances:

(1)                                 North 17 degrees 25 minutes 46 seconds West, 444.42 feet;

(2)                                 Along a circular curve to the left, having a radius of 180.00 feet and a central angle of 42 degrees 27 minutes 48 seconds, the arc length of 133.40 feet (chord bearing of North 38 degrees 39 minutes 40 seconds West, 130.37 feet) to an iron pin found;

thence through the lands of the grantor the following six (6) courses and distances:

(1)                                 North 30 degrees 49 minutes 50 seconds East, 118.09 feet to a railroad spike found;

(2)                                 North 03 degrees 57 minutes 41 seconds West, 156.48 feet to an iron pin found;

(3)                                 South 86 degrees 02 minutes 19 seconds West, 275.09 feet to an iron pin found;

(4)                                 South 75 degrees 45 minutes 49 seconds West, 279.76 feet;

(5)                                 South 09 degrees 32 minutes 46 seconds East, 137.32 feet to a railroad spike found;

(6)                                 South 52 degrees 44 minutes 17 seconds East, 125.84 feet to an iron pin found in the northerly right-of-way line of the aforesaid Jack Frost Mountain Entrance Road;

thence along said northerly right-of-way line of Jack Frost Mountain Entrance Road the following eight (8) courses and distances:

(1)                                 South 75 degrees 43 minutes 26 seconds West, 87.96 feet;

(2)                                 Along a circular curve to the right, having a radius of 970.00 feet and a central angle of 07 degrees 32 minutes 04 seconds, the arc length of 127.56 feet (chord bearing of South 79 degrees 29 minutes 28 seconds West, 127.46 feet);

(3)                                 Along a circular curve to the left, having a radius of 400.00 feet and a central angle of 39 degrees 16 minutes 55 seconds, the arc length of 274.24 feet (chord bearing of South 63 degrees 37 minutes 03 seconds West, 268.90 feet);

(4)                                 Along a circular curve to the right, having a radius of 170.00 feet and a central angle of 19 degrees 22 minutes 53 seconds, the arc length of 57.51 feet (chord bearing of South 53 degrees 40 minutes 02 seconds West, 57.23 feet);

(5)                                 South 63 degrees 21 minutes 29 seconds West, 58.22 feet;

(6)                                 Along a circular curve to the right, having a radius of 182.00 feet and a central angle of 26 degrees 50 minutes 53 seconds, the arc length of 85.28 feet (chord bearing of South 76 degrees 46 minutes 55 seconds West, 84.50 feet);

(7)                                 Along a circular curve to the left, having a radius of 380.00 feet and a central angle of 22 degrees 55 minutes 29 seconds, the arc length of 152.04 feet (chord bearing of South 78 degrees 44 minutes 37 seconds West, 151.03 feet);

(8)                                 South 67 degrees 16 minutes 52 seconds West, 113.68 feet to an iron pin found, the POINT OF BEGINNING.

CONTAINING 178.92 acres.

BEING A PORTION of the premises which the Lehigh Coal and Navigation Company, by deed dated March 31, 1961, and recorded in Deed Book 214, page 115, granted to Blue Ridge Real Estate Company.

ALSO BEING A PORTION of the premises which the Lehigh Coal and Navigation Company, by deed dated August 1, 1960, and recorded in Deed Book 209, page 485, granted to Blue Ridge Real Estate Company.

SUBJECT TO any and all easements of record.

LAND DESCRIPTION

ALL THAT CERTAIN tract of land situated in Kidder Township, Carbon County, Pennsylvania, being known as “Lot 2.1 - Existing Parking Area,” as shown on and described in accordance with the “Subdivision Plan for Jack Frost Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 210, as follows:

BEGINNING at the intersection of the easterly line of the lands of the “Future Parking Area” (1.74 Acres) and the southerly right-of-way line of Jack Frost Mountain Entrance Road (60-foot right-of-way); thence along said southerly right-of-way line of Jack Frost Mountain Entrance Road the following nine (9) courses and distances:

(1)                                 Along a circular curve to the left, having a radius of 242.00 feet and a central angle of 26 degrees 41 minutes 15 seconds, the arc length of 112.72 feet (chord bearing of North 76 degrees 42 minutes 07 seconds East, 111.70 feet);

(2)                                 North 63 degrees 21 minutes 29 seconds East, 58.22 feet;

(3)                                 Along a circular curve to the left, having a radius of 230.00 feet and a central angle of 19 degrees 22 minutes 53 seconds, the arc length of 77.80 feet (chord bearing of North 53 degrees 40 minutes 02 seconds East, 77.43 feet);

(4)                                 Along a circular curve to the right, having a radius of 340.00 feet and a central angle of 39 degrees 16 minutes 55 seconds, the arc length of 233.10 feet (chord bearing of North 63 degrees 37 minutes 03 seconds East, 228.56 feet);

(5)                                 Along a circular curve to the left, having a radius of 1,030.00 feet and a central angle of 07 degrees 32 minutes 04 seconds, the arc length of 135.45 feet (chord bearing of North 79 degrees 29 minutes 28 seconds East, 135.35 feet);

(6)                                 North 75 degrees 43 minutes 26 seconds East, 333.84 feet;

(7)                                 Thence along a circular curve to the right, having a radius of 120.00 feet and a central angle of 86 degrees 50 minutes 48 seconds, the arc length of 181.89 feet; (chord bearing of South 60 degrees 51 minutes 10 seconds East, 164.97 feet);

(8)                                 South 17 degrees 25 minutes 46 seconds East, 488.57 feet;

(9)                                 Thence along a circular curve to the right, having a radius of 320.00 feet and a central angle of 20 degrees 55 minutes 17 seconds, the arc length of 116.85 feet; (chord bearing of South 06 degrees 58 minutes 07 seconds East, 116.20 feet);

thence through the lands of the grantor the following eight (8) courses and distances:

(1)                                 North 86 degrees 43 minutes 28 seconds West, 183.50 feet;

(2)                                 South 57 degrees 34 minutes 38 seconds West, 231.06 feet;

(3)                                 South 21 degrees 54 minutes 08 seconds East, 170.00 feet;

(4)                                 South 68 degrees 05 minutes 52 seconds West, 92.50 feet;

(5)                                 North 35 degrees 11 minutes 44 seconds West, 20.00 feet;

(6)                                 North 26 degrees 55 minutes 56 seconds West, 411.37 feet;

(7)                                 North 44 degrees 51 minutes 43 seconds West, 368.34 feet;

(8)                                 South 72 degrees 47 minutes 12 seconds West, 322.79 feet;

thence partially through the lands of the grantor and partially along the aforesaid “Future Parking Area,” North 11 degrees 13 minutes 45 seconds West, 114.75 feet to the POINT OF BEGINNING.

CONTAINING 11.68 acres.

BEING A PORTION of the premises which the Lehigh Coal and Navigation Company, by deed dated March 31, 1961, and recorded in Deed Book 214, page 115, granted to Blue Ridge Real Estate Company.

SUBJECT TO any and all easements of record.

LAND DESCRIPTION

Future Parking Area — East

ALL THAT CERTAIN tract of land situated in Kidder Township, Carbon County, Pennsylvania, being known as “Lot 2.2 - Future Parking Area,” as shown on and described in accordance with the “Subdivision Plan for Jack Frost Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 210, as follows:

BEGINNING at the intersection of the westerly line of the lands of the “Lot 2.1 - Existing Parking Area” (11.68 Acres) and the southerly right-of-way line of Jack Frost Mountain Entrance Road (60-foot right-of-way); thence along said “Existing Parking Area,” South 11 degrees 13 minutes 45 seconds East, 103.91 feet; thence through the lands of the grantor the following six (6) courses and distances:

(1)                                 Thence along a non-tangent circular curve to the right, having a radius of 344.50 feet and a central angle of 3 degrees 32 minutes 28 seconds, the arc length of 21.29 feet; (chord bearing of South 88 degrees 26 minutes 08 seconds West, 21.29 feet);

(2)                                 Thence along a circular curve to the left, having a radius of 217.50 feet; and a central angle of 22 degrees 55 minutes 29 seconds, the arc length of 87.02 feet; (chord bearing of South 78 degrees 44 minutes 37 seconds West, 86.45 feet);

(3)                                 South 67 degrees 16 minutes 52 seconds West, 140.27 feet;

(4)                                 thence along a circular curve to the right, having a radius of 582.50 feet and a central angle of 29 degrees 00 minutes 18 seconds, the arc length of 294.88 feet; (chord bearing of South 81 degrees 47 minutes 02 seconds West, 291.74 feet);

(5)                                 North 83 degrees 42 minutes 49 seconds West, 211.99 feet;

(6)                                 North 06 degrees 17 minutes 11 seconds East, 102.50 feet to the aforesaid southerly right-of-way line of Jack Frost Mountain Entrance Road;

thence along said southerly right-of-way line of Jack Frost Mountain Entrance Road the following five (5) courses and distances:

(1)                                 South 83 degrees 42 minutes 49 seconds East, 211.99 feet;

(2)                                 Thence along a circular curve to the left, having a radius of 480.00 feet and a central angle of 29 degrees 00 minutes 18 seconds, the arc length of 242.99 feet; (chord bearing of North 81 degrees 47 minutes 02 seconds East, 240.40 feet);

(3)                                 North 67 degrees 16 minutes 52 seconds East, 140.27 feet;

(4)                                 Thence along a circular curve to the right, having a radius of 320.00 feet and a central angle of 22 degrees 55 minutes 29 seconds, the arc length of 128.04 feet; (chord bearing of North 78 degrees 44 minutes 37 seconds East, 127.18 feet);

(5)                                 Thence along a circular curve to the left, having a radius of 242.00 feet and a central angle of 0 degrees 09 minutes 38 seconds, the arc length of 0.68 feet; (chord bearing of South 89 degrees 52 minutes 27 seconds East, 0.68 feet) to the POINT OF BEGINNING.

CONTAINING 1.74 acres.

SUBJECT TO any and all easements of record.

LAND DESCRIPTION

Future Parking Area - West

ALL THAT CERTAIN tract of land situated in Kidder Township, Carbon County, Pennsylvania, being known as “Lot 2.3 - Future Parking Area,” as shown on and described in accordance with the “Subdivision Plan for Jack Frost Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 210, as follows:

BEGINNING at a point on the southerly right-of-way line of Jack Frost Mountain Entrance Road (60-foot right-of-way); thence through the lands of the grantor the following four (4) courses and distances:

(1)                                 South 09 degrees 36 minutes 05 seconds East, 185.00 feet;

(2)                                 South 71 degrees 24 minutes 35 seconds West, 375.74 feet;

(3)                                 South 12 degrees 45 minutes 39 seconds East, 430.00 feet;

(4)                                 South 77 degrees 14 minutes 21 seconds West, 585.00 feet to the easterly right-of-way line of “Proposed Road C” (60-foot right-of-way);

thence along said easterly right-of-way line of “Proposed Road C” the following five (5) courses and distances:

(1)                                 North 12 degrees 45 minutes 39 seconds West, 239.58 feet;

(2)                                 Along a circular curve to the right, having a radius of 320.00 feet and a central angle of 41 degrees 12 minutes 08 seconds, the arc length of 230.12 feet; (chord bearing of North 07 degrees 50 minutes 25 seconds East, 225.19 feet);

(3)                                 North 28 degrees 26 minutes 29 seconds East, 103.78 feet;

(4)                                 Along a circular curve to the right, having a radius of 370.00 feet and a central angle of 57 degrees 17 minutes 01 second, the arc length of 369.92 feet; (chord bearing of North 57 degrees 04 minutes 59 seconds East, 354.71 feet);

(5)                                 North 85 degrees 43 minutes 30 seconds East, 100.55 feet to the aforesaid southerly right-of-way line of Jack Frost Mountain Entrance Road;

thence along said southerly right-of-way line of Jack Frost Mountain Entrance Road the following four (4) courses and distances:

(1)                                 Along a circular curve to the left, having a radius of 380.00 feet and a central angle of 6 degrees 50 minutes 51 seconds, the arc length of 45.42 feet; (chord bearing of North 82 degrees 18 minutes 04 seconds East, 45.39 feet);

(2)                                 North 78 degrees 52 minutes 38 seconds East, 39.69 feet;

(3)                                 Along a circular curve to the left, having a radius of 280.00 feet and a central angle of 12 degrees 49 minutes 47 seconds, the arc length of 62.70 feet; (chord bearing of North 72 degrees 27 minutes 45 seconds East, 62.57 feet);

(4)                                 Along a circular curve to the right, having a radius of 970.00 feet and a central angle of 14 degrees 21 minutes 04 seconds, the arc length of 242.96 feet; (chord bearing of North 73 degrees 13 minutes 23 seconds East, 242.33 feet;) to the POINT OF BEGINNING.

CONTAINING 9.45 acres.

SUBJECT TO any and all easements of record.

BEING Tax Parcel Nos. 45-20-A12.06, 45-20-A12.07, 45-20-A12.08 and 45-20-A12.

BEING the same premises which Blue Ridge Real Estate Company by Deed dated 12/15/2011 and recorded 12/16/2011 in the County of Carbon in Book 1947 page 282, granted and conveyed unto JFBB Ski Areas, Inc., a Missouri corporation, in fee.

Big Boulder

ALL THAT CERTAIN tract of land situated in Kidder Township, Carbon County, Pennsylvania, being known as “Lot 2 - Proposed Ski Area Parcel,” as shown on and described in accordance with the “Subdivision Plan for Big Boulder Ski Area,” prepared by Barry Isett & Associates, Inc., dated June 8, 2011, last revised on July 5, 2011, recorded in Carbon County Recorder of Deeds Map Book 4, Page 211, as follows:

BEGINNING at the intersection of the southerly line of the lands of Boulder Lake Village and the westerly right-of-way line of proposed Cardinal Lane (50-foot right-of-way); thence along said westerly right-of-way line of proposed Cardinal Lane the following nine (9) courses and distances:

(1)                                 Along a non-tangent circular curve to the right, having a radius of 310.05 feet and a central angle of 13 degrees 59 minutes 31 seconds, the arc length of 75.72 feet (chord bearing of South 21 degrees 37 minutes 50 seconds East, 75.53 feet);

(2)                                 South 14 degrees 37 minutes 51 seconds East, 119.44 feet;

(3)                                 Along a circular curve to the left, having a radius of 362.06 feet and a central angle of 23 degrees 02 minutes 49 seconds, the arc length of 145.64 feet (chord bearing of South 26 degrees 09 minutes 16 seconds East, 144.66 feet);

(4)                                 South 37 degrees 40 minutes 40 seconds East, 103.27 feet;

(5)                                 Along a circular non-tangent curve to the right, having a radius of 1,015.03 feet and a central angle of 10 degrees 46 minutes 01 second, the arc length of 190.74 feet (chord bearing of South 32 degrees 18 minutes 10 seconds East, 190.46 feet);

(6)                                 South 26 degrees 55 minutes 40 seconds East, 146.59 feet;

(7)                                 Along a circular curve to the left, having a radius of 362.81 feet and a central angle of 12 degrees 58 minutes 13 seconds, the arc length of 82.13 feet (chord bearing of South 33 degrees 24 minutes 47 seconds East, 81.96 feet);

(8)                                 South 39 degrees 53 minutes 53 seconds East, 205.62 feet;

(9)                                 Along a circular curve to the left, having a radius of 979.94 feet and a central angle of 10 degrees 24 minutes 54 seconds, the arc length of 178.13 feet (chord bearing of South 45 degrees 06 minutes 20 seconds East, 177.88 feet);

thence through the lands of the grantor the following fifteen (15) courses and distances:

(1)                                 South 19 degrees 37 minutes 42 seconds West, 373.25 feet;

(2)                                 South 30 degrees 31 minutes 38 seconds East, 524.30 feet;

(3)                                 South 22 degrees 49 minutes 11 seconds East, 200.22 feet;

(4)                                 South 41 degrees 59 minutes 42 seconds West, 303.49 feet;

(5)                                 South 89 degrees 07 minutes 35 seconds West, 699.18 feet;

(6)                                 South 56 degrees 13 minutes 09 seconds West, 169.90 feet;

(7)                                 South 71 degrees 14 minutes 21 seconds West, 215.14 feet;

(8)                                 North 81 degrees 00 minutes 10 seconds West, 263.31 feet;

(9)                                 North 35 degrees 59 minutes 32 seconds West, 575.00 feet;

(10)                          North 81 degrees 53 minutes 54 seconds West, 1,194.32 feet;

(11)                          North 25 degrees 34 minutes 38 seconds East, 1,712.00 feet;

(12)                          North 84 degrees 38 minutes 30 seconds East, 326.71 feet;

(13)                          North 02 degrees 39 minutes 06 seconds West, 137.39 feet;

(14)                          North 86 degrees 43 minutes 06 seconds West, 181.56 feet;

(15)                          Along a non-tangent circular curve to the left, having a radius of 550.00 feet and a central angle of 22 degrees 10 minutes 51 seconds, the arc length of 212.92 feet (chord bearing of North 22 degrees 25 minutes 27 seconds East, 211.59 feet) to the aforesaid southerly line of the lands of Boulder Lake Village;

thence along the aforesaid southerly line of the lands of Boulder Lake Village, South 82 degrees 10 minutes 21 seconds East, 1,206.52 feet to the POINT OF BEGINNING.

CONTAINING 111.29 acres.

TOGETHER WITH the appurtenant rights of access, over and across Big Boulder Drive described as “Road A” in that Declaration of Covenants, Easements and Restrictions, dated December 15, 2011, between Big Boulder Corporation and JFBB Ski Areas, Inc. and recorded in Book 1947 page 1.

BEING Tax Parcel No. 20-21-A1.07,2.

BEING the same premises which Big Boulder Corporation by Deed dated 12/15/2011 and recorded 12/16/2011 in the County of Carbon in Book 1946 page 946, granted and conveyed unto JFBB Ski Areas, Inc., a Missouri corporation, in fee.

SUBJECT TO any and all easements of record.

Alpine Valley

Situated in the Township of Munson, County of Geauga, State of Ohio, described as follows:

PARCEL 1:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LAND IN LOT NO. 4 CONVEYED TO RALPH AND BETTIE SCHEELE BY DEED RECORDED IN VOLUME 270, PAGE 206 OF GEAUGA COUNTY RECORDS OF DEEDS;

THENCE N. 21 DEG. 22 40’ W. 320.1 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID LAND; THENCE S. 68 DEG. 37’ 20” W. 202.0 FEET TO AN IRON PIPE AT THE NORTHWESTERLY CORNER OF SAID LAND; THENCE N. 21 DEG. 22’ 40” W. ALONG THE EASTERLY LINE OF LAND CONVEYED TO ERNEST AND MARGARET MILLER BY DEED RECORDED IN VOLUME 259, PAGE 100, 835.75 FEET TO AN IRON PIPE AT THE NORTHEASTERLY CORNER OF SAID MILLER LAND;

THENCE N. 85 DEG. 59’ 00’ W. ALONG THE NORTHERLY LINE OF SAID LAND AND A PROLONGATION THEREOF, A TOTAL DISTANCE OF 891.4 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF LAND CONVEYED TO CONSTANCE SEDLON BY DEED RECORDED IN VOLUME 225, PAGE 457; THENCE N. 05 DEG. 11 00” E. ALONG THE EASTERLY BOUNDARY OF SAID LAND 564.3 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED TO EUGENE ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 581; THENCE S. 81 DEG. 23’ 00” E. ALONG THE SOUTHERLY LINE OF SAID ADAMS LAND AND THE SOUTHERLY LINE OF LAND CONVEYED TO ARTHUR ADAMS BY DEED RECORDED IN VOLUME 245, PAGE 583, A TOTAL DISTANCE OF 819.3 FEET TO AN IRON PIPE AT THE SOUTHEASTERLY CORNER OF SAID LAND OF ARTHUR ADAMS; THENCE N. 05 DEG. 22’ 40” E. ALONG THE EASTERLY LINE OF SAID LAND 950.0 FEET TO AN IRON PIPE IN THE NORTHERLY LINE OF TRACT NO. 3; THENCE EASTERLY ALONG SAID TRACT LINE ABOUT, 1155 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 3 OF CARROLL SUBDIVISION AS SHOWN ON PLAT RECORDED IN VOLUME 8, PAGE 48 OF GEAUGA COUNTY RECORDS OF PLATS; THENCE N. 88 DEG. 14’ 20” E. ALONG THE SOUTHERLY LINE OF SAID SUBLOT 385.64 FEET TO AN IRON PIPE THENCE ALONG A CURVE DEFLECTING TO THE RIGHT BY A RADIUS OF 1245.0 FEET FOR A DISTANCE OF 180.0 FEET TO AN IRON PIPE AT THE INTERSECTION OF THE WESTERLY MARGINS OF ALLEN DRIVE AND RAYMOND DRIVE, THE CHORD OF SAID COURSE BEING N. 03 DEG. 18’ 00” E. 179.85 FEET; THENCE S. 51 DEG. 58 20” E. ALONG THE SOUTHWESTERLY MARGIN OF ALLEN DRIVE 155.66 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 45.0 FEET FOR A DISTANCE OF 99.37 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 64 DEG. 46’  2” N. 80.38 FEET; THENCE ALONG A CURVE DEFLECTING TO THE LEFT BY A RADIUS OF 1185.0 FEET FOR A DISTANCE OF 168.21 FEET TO AN IRON PIPE, THE CHORD OF SAID COURSE BEING S. 02 DEG. 33’ 48” E. 168.08 FEET; THENCE S. 06 DEG. 37’ 48” E. 200.0 FEET TO AN IRON PIPE AT THE SOUTHWESTERLY CORNER OF SUBLOT NO. 2 OF SAID SUBDIVISION; THENCE S. 82 DEG. 48’ 45” E. 257.15 FEET TO AN IRON PIPE, AT THE NORTHWESTERLY CORNER OF SUBLOT NO. 1; THENCE ALONG THE BOUNDARY OF SUBLOT NO. 1; S 10 DEG. 02’ 05” W. 365.69 FEET TO AN IRON PIPE S. 56 DEG. 14’ 10” E. 107.75 FEET TO AN IRON PIPE AND N. 48 DEG. 17’ 00” 3. 479.88 FEET TO THE CENTER LINE OF FOWLER’S MILL ROAD AT A POINT WHICH IS N. 06 DEG. 15’ 00” 3. 35.69 FEET FROM AN IRON PIN AT THE INTERSECTION OF THE CENTERLINES OF FOWLER’S MILL ROAD AND ALLEN DRIVE; THENCE S. 06 DEG. 15’ 00” W. ALONG THE CENTER LINE OF FOWLERS MILL ROAD 47.79 FEET TO THE NORTHEASTERLY CORNER OF LAND CONVEYED TO FLORENCE I. MCGEOUGH BY DEED RECORDED IN VOLUME 229, PAGE 195; THENCE SOUTHWESTERLY ALONG THE NORTHWESTERLY BOUNDARY OF SAID LAND ABOUT 673 FEET TO THE MOST WESTERLY CORNER THEREOF; THENCE EASTERLY ALONG THE SOUTHERLY BOUNDARY OF SAID LAND ABOUT 65 FEET TO THE NORTHWESTERLY CORNER OF LAND CONVEYED TO ELEANORE AND EDMUND CHRISTIAN BY DEED RECORDED IN VOLUME 213, PAGE 220; THENCE SOUTHERLY ALONG THE WESTERLY BOUNDARY OF SAID CHRISTIAN LAND AND LAND (SECOND PARCEL) CONVEYED TO PEARL FREEMAN BY DEED

RECORDED IN VOLUME 246, PAGE 313 TO THE SOUTHWESTERLY CORNER OF SAID FREEMAN LAND; THENCE ALONG THE BOUNDARY OF LAND CONVEYED TO ADOLPH AND MARVIN SPEYER BY DEED RECORDED IN VOLUME 311, PAGE 369; S. 77 DEG. 46’ 00” W. 228.1 FEET, S. 54 DEG. 36’ 00” W. 199.3 FEET, AND S. 05 DEG. 58’ 00” E. 257.5 FEET TO THE CENTER LINE OF MAYFIELD ROAD AND THROUGH AN IRON PIPE 31.80 FEET THEREFROM; THENCE S. 64 DEG. 41’ 00” W. ALONG THE CENTER LINE OF MAYFIELD ROAD TO THE PLACE OF BEGINNING, CONTAINING 99.39 ACRES, AS APPEARS BY THE RECORDS OF GEAUGA COUNTY.

PARCEL 2:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND KNOWN AS BEING PART OF LOT NO. 35, TRACT NO. 3 OF SAID TOWNSHIP AND BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTERLINE OF SHERMAN ROAD AT A POINT WHICH IS SOUTH 85° 26’ 00” EAST 800.00 FEET FROM THE NORTHEASTERLY CORNER OF LANDS CONVEYED TO MARY L. MERKLE BY DEED RECORDED IN VOLUME 242, PAGE 627 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 03° 40’ 45” WEST ABOUT 1857.26 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 21 AND THE PRINCIPAL PLACE OF BEGINNING; THENCE SOUTH 86° 35’ 20” EAST A DISTANCE OF 223.00 FEET TO AN IRON PIPE FOUND; THENCE SOUTH 03° 12’ 24” WEST A DISTANCE OF 951.01 FEET TO AN IRON PIPE FOUND;

THENCE NORTH 83° 29’ 26” WEST A DISTANCE OF 819.61 FEET TO AN IRON PIPE FOUND; THENCE NORTH 03° 30’ 58” EAST A DISTANCE OF 698.44 FEET TO AN IRON PIPE FOUND AT THE SOUTHEAST CORNER OF LANDS CONVEYED TO L. & F. NOWJACK BY DEED RECORDED IN VOLUME 246, PAGE 123 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE NORTH 02° 52’ 22” EAST A DISTANCE OF 207.91 FEET TO AN IRON PIPE FOUND IN THE NORTHERLY LINE OF LOT NO. 35;

THENCE SOUTH 86° 37’ 39” EAST A DISTANCE OF 592.60 FEET TO THE PRINCIPAL PLACE OF BEGINNING AND CONTAINS 17.40 ACRES OF LAND ACCORDING TO THE SURVEY OF WILLARD F. SCHADE JR., REGISTERED SURVEYOR, S-6008, IN THE AUGUST 1978. BEARINGS REFER TO AN ASSUMED MERIDIAN AND ARE USED TO DESCRIBE ANGLES ONLY.

PARCEL 3:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO: AND BEING A PART OF ORIGINAL LOT NOS. 4 AND 35, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT IN THE CENTER LINE OF THE CLEVELAND-MEADVILLE (MAYFIELD) ROAD, SO CALLED, AND AT THE SOUTHWESTERLY CORNER OF LAND CONVEYED OCTOBER 21ST, 1931, TO HAROLD A. CARROLL BY DEED

RECORDED AT VOLUME 189, PAGE 80 OF GEAUGA COUNTY RECORDS OF DEEDS. THENCE SOUTH 64 DEG. 41 MIN. WEST, ALONG THE SAID ROAD CENTER LINE A DISTANCE OF 220.0 FEET. THENCE NORTH 21 DEG. 22 MIN. 40 SEC. WEST, A DISTANCE OF 1288.8 FEET TO A SOUTHERLY LINE OF LANDS (PARCEL NO. 5) CONVEYED OCTOBER 21ST, 1931, TO J. RAYMOND CARROLL ET AL BY AFFIDAVIT OF TRANSFER RECORDED AT VOLUME 189, PAGE 79 OF GEAUGA COUNTY RECORDS OF DEEDS; THENCE SOUTH 85 DEG. 59 MIN. EAST, ALONG THE SAID CARROLL LINE, A DISTANCE OF 242.95 FEET TO AN IRON PIPE AT AN ANGLE THEREIN; THENCE SOUTH 21 DEG. 22 MIN. 40 SEC. EAST, ALONG A SOUTHWESTERLY LINE OF THE CARROLLS LANDS, AND THE AFORENOTED HAROLD A. CARROLL LANDS, A TOTAL DISTANCE OF 1169.5 FEET TO THE PLACE OF BEGINNING, AND THRU AN IRON PIPE 30.05 FEET THEREFROM, CONTAINING 6.19 ACRES.

EXCEPTING AND RESERVING THE FOLLOWING DESCRIBED PROPERTY:

SITUATED IN THE TOWNSHIP OF MUNSON, COUNTY OF GEAUGA AND STATE OF OHIO AND BEING PART OF ORIGINAL LOT NO. 4, OF TRACT NO. 3 WITHIN SAID TOWNSHIP AND DESCRIBED AS FOLLOWS:

BEGINNING IN THE CENTER LINE OF MAYFIELD ROAD AT THE SOUTHEASTERLY CORNER OF LANDS CONVEYED TO CHARLES A. AND HILDA BURRIS BY DEED RECORDED IN VOLUME 374, PAGE 75 OF THE GEAUGA COUNTY RECORDS OF DEEDS; THENCE N. 21° 22’ 40” W. ALONG THE EASTERLY LINE OF SAID BURRIS 435.6 FEET; THENCE N. 64° 41’ E. 185 FEET; THENCE S. 21° 22’ 40” E. 435.6 FEET TO THE CENTER LINE OF MAYFIELD ROAD; THENCE S. 64° 41’ W. ALONG SAID CENTER LINE 185 FEET TO THE POINT OF BEGINNING, CONTAINING 1.85 ACRES.

EXHIBIT B
TO OPTION AGREEMENT

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that as of this          day of                       , 20         (the “Effective Date”)                                          , a                      corporation (hereinafter “Grantor” or “Seller” as the context requires), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to it in hand paid by EPT SKI PROPERTIES, INC., a Delaware corporation (“Grantee” or “Purchaser”), do by these presents severally GRANT, SELL, ASSIGN, TRANSFER, CONVEY, and DELIVER unto the said Purchaser all of their respective right, title and interest in and to the following described property, rights, and interests (such property, rights and interests being hereinafter collectively referred to as “Personal Property”), located on or about that certain land described on Schedule 1, and attached hereto and incorporated herein for all purposes, or the buildings, improvements, structures and fixtures thereon (such land, buildings, improvements, structures and fixtures being hereinafter collectively referred to as the “Real Property”), or used in connection with the operation thereof:

1.                                      All permits, leases, contract rights, rights as lender under loan agreements or mortgagee under mortgages, easements, covenants, restrictions or other agreements or instruments affecting all of a portion of the Real Property, water rights and reservations, rights to use the name applicable to the Real Property, zoning rights related to the Real Property, or any part thereof, to the extent the same are assignable by Seller; but excluding the general corporate trademarks, trade names, service marks, logos or insignia or the books and records of Seller, Seller’s accounts receivable, Seller’s cash and cash equivalents, stocks, bonds, promissory notes, franchises, accounts receivable and Seller’s business and operating licenses for the facilities on the Property.

2.                                      All warranties and guaranties with respect to the Real Property or Personal Property, whether express or implied, including all warranties and guaranties of the Improvements and Personal Property by general contractors, subcontractors, suppliers and manufacturers which Seller now holds or under which Seller are the beneficiary, to the extent the same are assignable by Seller.

3.                                      All site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, Americans with Disabilities Act compliance reports, environmental reports and studies, professional inspection reports, construction and/or architect’s reports or certificates, feasibility studies appraisals, and other similar plans and studies in the possession or control of Seller that relate to the Real Property or the Personal Property, to the extent same are transferable by Seller.

4.                                      All items of tangible personal property described on Schedule 2, attached hereto and incorporated herein for all purposes, or equal or better replacements therefor now or on the Closing Date owned by Seller.

TO HAVE AND TO HOLD the Personal Property so transferred above unto the said Purchaser, its successors and assigns, forever, and Seller do hereby bind themselves and their successors to warrant and forever defend, all and singular, title to the said Personal Property unto the said Purchaser, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

Seller hereby warrants, represents, covenants and agrees with Purchaser, subject to the time limits and other limits set forth in the Option Agreement dated December 1, 2014 by and between Seller and Purchaser as follows:

1.                                      That Seller is the owner of the Personal Property set forth herein, which Personal Property is free and clear of any and all liens, security interest, or other encumbrances except the Permitted Exceptions (as defined in the Agreement) and this sale and assignment is made and accepted expressly subject to the Permitted Exceptions; and

2.                                      That Seller shall indemnify and hold harmless Purchaser from and against any and all liability, loss, damage, cost or expense, including reasonable attorney’s fees, which Purchaser may suffer or incur by reason of any act or cause of action occurring or accruing prior to the Effective Date and arising out of the ownership and/or operation of the Real Property or the Personal Property, except for (a) any obligations expressly assumed under the Agreement by the Purchaser; and (b) any liability, loss damage, cost or other expense arising out of the actions or omissions of the Purchaser.

The agreements, covenants, warranties and representations herein set forth shall be binding upon and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

Seller and Purchaser agree that all personal property hereby transferred shall be transferred as is and where is without warranty of merchantability or fitness for any particular purpose.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale and Bill of Sale to be executed by its duly authorized officers effective as of date aforesaid.

SELLER:

a corporation

By:
Name:
Title:

PURCHASER:

EPT SKI PROPERTIES, INC., a Delaware corporation

By:
Name:
Title:

SCHEDULE 1
TO BILL OF SALE

LEGAL DESCRIPTION

[Insert description of applicable Parcel of Property]

1-1

SCHEDULE 2
TO BILL OF SALE

ITEMS OF PERSONAL PROPERTY

[Insert applicable items of Personal Property]

2-1

EXHIBIT C
TO OPTION AGREEMENT

CERTIFICATE OF NON-FOREIGN STATUS

STATE OF	)
	)	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF	)

BEFORE ME, the undersigned authority, on this day personally appeared                              (“Affiant”),                              of                                           , a                    corporation (“Seller”) who after being duly sworn, upon his oath did depose and state under penalty of perjury that for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended, in connection with the sale, transfer and conveyance of that certain property located and particularly described on Exhibit A attached hereto and incorporated herein for all purposes (the “Property”), and in order to inform EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), that withholding of tax is not required upon the disposition of the Property by Seller:

(a)                                 that Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as these terms are defined in the Internal Revenue Code and Income Tax Regulations);

(b)                                 that Seller’s United States taxpayer identification number is                       ;

(c)                                  that Seller’s mailing address is:                                                            ; and

(d)                                 that Seller and Affiant understand that this Affidavit may be disclosed to the Internal Revenue Service by Purchaser and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury Affiant declares that he has examined this Affidavit, that to the best of his knowledge and belief it is true, correct and complete, and that Affiant has the authority to sign this Affidavit on behalf of Seller.

a corporation

By:
[Name]

C-1

EXHIBIT D
TO OPTION AGREEMENT

CLOSING CERTIFICATE

, a                        corporation (“Seller”) hereby certifies that the representations and warranties contained in that that certain Option to Purchase Agreement (the “Agreement”) dated as of December 1, 2014, by and between EPT SKI PROPERTIES, INC., a Delaware corporation (“Purchaser”), and Seller, which representations and warranties are incorporated herein as though set out in full herein, are true and correct in all material respects as of the Closing Date defined in the Agreement as if made on and as of the Closing Date, shall survive the consummation of the purchase and sale transaction as contemplated by and for the time period provided in the Agreement and shall not be deemed to merge upon the acceptance of the deed by Purchaser delivered in connection with the consummation of such purchase and sale transaction.

Capitalized terms not otherwise defined herein shall have those meanings as set forth in the Agreement.

This certificate is given to Purchaser with the realization and understanding that all matters referenced above are material to the decision of Purchaser to close said sale and purchase on the Closing Date and Purchaser is acting in reliance thereon.

Dated this          day of                             , 20        .

a corporation

By:
Stephen J. Mueller, Vice-President

D-1

EXHIBIT E

TO OPTION AGREEMENT

FORM OF SURVEYOR’S CERTIFICATE

To:                            EPT SKI PROPERTIES, INC., a Delaware corporation
[TITLE COMPANY]

This is to certify that this map or plat and the survey on which it is based were made (1) in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 2011, and includes Items 1, 2, 3, 4, 6(b), 7(a), 7(b)(1), 7(c), 8, 9, 10, 11, 13, 14, 16, 18, 23 and 24 of Table A thereof, and (ii) pursuant to Accuracy Standards for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA, ACSM and NSPS in 2011.

E-1

EXHIBIT F
TO OPTION AGREEMENT

LEASE AGREEMENT

LEASE

THIS LEASE, dated as of                               , 20     (the “Effective Date”), is made by and between                                                    , a                                        , with an office at c/o Entertainment Properties Trust, 909 Walnut Street, Suite 200, Kansas City, Missouri 64106 (“Landlord”), and                                                      , a                                                         , with an office at                                                               (“Tenant”).

In consideration of the mutual covenants and agreements herein contained, Landlord and Tenant hereby covenant and agree as follows:

ARTICLE 1.

ATTACHMENTS TO LEASE; EXHIBITS

Attached to this Lease and hereby made a part hereof are the following:

EXHIBIT A — a legal description of the tract of land constituting the Base Area.

EXHIBIT B — a description of the tract of land constituting the Mountain Operations Area.

EXHIBIT C — a site plan (the “Site Plan”) of the Leased Premises showing (i) the location of the Ski Facility, and (ii) the location of any other buildings and improvements, lifts or other vertical transportation fixtures, equipment and water lines serving any snow generation equipment, snowmaking systems, constructed or to be constructed, if known, within the Leased Premises by any person or entity, and (iii) the location of all parking areas within the Leased Premises which are available for the Ski Facility.

EXHIBIT D — a description of the Ski Facility and improvements and equipment specifically related thereto.

EXHIBIT E — a listing of Restrictive Agreements.

EXHIBIT F — a listing of Tenant’s Property.

ARTICLE 2.
DEFINITIONS

2.1          Definitions.   For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article 2 have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) all references in this Lease to designated “Articles,” “Sections,” and other subdivisons are to the designated Articles, Sections and other subdivisions of this Lease; and (iii) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases.  The following terms for purposes of this Lease shall have the meanings set forth in Article 2.1 (additional terms are be defined elsewhere in the Lease):

“ADA” means the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. 12.101, et seq.

[“Additional Rent” is defined in Article #.]

“Affiliate” means as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.

“Annual Fixed Rent” means the annual fixed rent payable hereunder under this Lease, as set forth in Article 5.2.

“Annual Percentage Rent” is defined in Article 5.3.

“Approvals” is defined in Article 3.5.

“Appurtenant Rights” is defined in Article 3.5.

“Authorized Institution” means a bank, savings and loan institution, trust or insurance company, real estate investment trust, pension, welfare or retirement fund, acting either in its own capacity or as a trustee.

“Base Amount” is defined in Article 5.3.

“Base Area” means the tract of land owned by Landlord in fee simple more particularly described on Exhibit A, attached hereto and by this reference made a part hereof, which tract of land constitutes a part of the Leased Premises and contains certain real property improvements, including without limitation condominium, commercial, retail, office, and restaurant space. “Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented, and the rules and regulations promulgated thereunder.

[“Commencement Date” is defined in Article #.]

“Common Facilities” includes, if applicable, all parking areas, streets, driveways, curb cuts, access facilities, aisles, sidewalks, malls, landscaped areas, sanitary and storm sewer lines, water, gas, electric, telephone and other utility lines, systems, conduits and facilities and other common and service areas within the Leased Premises as designated in applicable Restrictive Agreements, whether or not shown on the Site Plan, and regardless of by whom owned.

“Common Facilities Expense” means to the extent covered by or levied under any Restrictive Agreement, all expenses, fees, assessments and costs in connection with operating, maintaining, repairing, insuring, lighting, protecting and securing the Common Facilities.

“Condemnation” means the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

“CPI” means the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84=100), or any successor index thereto.

“Default Rate” means the lesser of (i) the per annum interest rate from time to time publicly announced by Citibank, N.A., New York, New York as its base rate (i.e., its Prime Rate) plus four percent (4%) or (ii) the highest rate of interest that may lawfully be charged to the party then required to pay interest under this Lease at the Default Rate.  If Citibank, N.A. should cease to publicly announce its base rate, the Prime Rate hereunder shall be the prime, base or reference rate of the largest bank (based on assets) in the United States which announces such rate.

[“Draw Down Month” is defined in Article 5.4.]

“Effective Date” is defined in the preamble.

“Final Plans” means the final plans, drawings and specifications for improvements to the Leased Premises, including without limitation the Ski Facility, as built.

“Fiscal Tax Year” is defined in Article 6.2(a)(i).

“Force Majeure” is defined in Article 26.1.

“Governmental Authorities” means all federal, state, county, municipal and local departments, commissions, boards, bureaus, agencies and offices thereof, having or claiming jurisdiction over all or any part of the Leased Premises or the use thereof.

“Gross Receipts” is defined in Article 5.3(b).

“Guarantor” means Peak Resorts, Inc.

[“Guaranty” means the Guaranty of this Lease made by Guarantor to and in favor of Landlord]

“Hazardous Substances” is defined in Article 12.5.

“Initial Fixed Term” is defined in Article 4.1.

“Knowledge” means actual knowledge without duty of inquiry or investigation.

“Landlord” is defined in the preamble.

“Landlord’s Property” means any and all equipment, lifts, vertical transportation equipment and fixtures, snow generation equipment, snowmaking systems, water lines, machinery, fixtures, water pumps, seasonal operated mountain coasters, pump houses, amusement rides, zip lines, and other items of real and/or personal property, including all components thereof now or hereafter located in or on the Leased Premises or used in connection with, and permanently affixed to or incorporated into, the improvements on the Leased Premises, and any replacements, modifications, alterations and additions thereto.

“Laws” means all present and future requirements, administrative and judicial orders, laws, statutes, ordinances, rules and regulations of any Governmental Authority, including, but not limited to the ADA.

“Lease Year” means a period of twelve (12) full calendar months.  The first Lease Year shall begin on the first day of the calendar month following the Commencement Date, unless the Term commences on the first day of a calendar month, in which case the first Lease Year shall begin on the Commencement Date.  Each succeeding Lease Year shall commence on the anniversary of the first Lease Year.

“Leased Premises” means the Mountain Operations Area, the Base Area, and the land thereunder described on Exhibit A and Exhibit B attached hereto, and all improvements, fixtures, appurtenances, rights, easements and privileges thereunto belonging or in any way appertaining, and all other rights, easements and privileges granted to Tenant in this Lease, excluding, however, Tenant’s Property as defined below and further described on Exhibit F.

“Market Area” means                                                              .

“Mortgage” means any mortgage or deed of trust or other instrument in the nature thereof evidencing a security interest in the Leased Premises or any part thereof. “Mountain Operations Area” means the portion of the Ski Facility shown on Exhibit B.

“Option Periods” is defined in Article 4.2.

“Percentage Escalator” is defined in Article 5.2(b).

“Permitted Use” is defined in Article 8.2.

“Person” or “person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, government or any agency or political subdivision thereof or any other form of entity.

“Related Agreement” means any lease, sublease, note, mortgage, loan agreement or similar agreement by and between Landlord, or an Affiliate of Landlord, and Tenant, or an Affiliate of Tenant.

“Rent” means Annual Fixed Rent, Annual Percentage Rent and any other charges, expenses or amounts payable by Tenant under this Lease.

[“Rent Reserve” is defined in Article 5.4.]

[“Rent Reserve Deposits” is defined in Article 5.4.]

“Restrictive Agreements” means those certain reciprocal easement agreements, operating agreements, development agreements, community association agreements, easement agreements and/or other similar agreements and instruments that govern and regulate the development and maintenance of the Leased Premises or the Appurtenant Rights, and all other agreements described on Exhibit E attached hereto and by this reference made a part hereof.

“Ski Facility” means the skiing facility located on the Base Area and extending onto the Mountain Operations Area, which includes all structures, buildings and improvements, maintenance facilities, health care facilities, support facilities, food and beverage facilities, pump houses, [summer seasonal operated mountain coaster(s)], [summer seasonal operated zip lines], lifts or other vertical transportation fixtures, snow generation equipment, snowmaking systems, and any water lines connected thereto, as described on Exhibit D attached hereto and by this reference made a part hereof.

“Taxes” is defined in Article 6.2(a)(ii).

“Tenant” is defined in the preamble.

“Taxes Applicable to Leased Premises” is defined in Article 6.2(a)(iii).

“Tenant’s Agents” is defined in Article 3.5.

“Tenant’s Operating Covenant” is defined in Article 8.1.

“Tenant’s Operating Period” shall mean the Term of this Lease.

“Tenant’s Property” is defined in Article 11.

“Tenant’s Signs” is defined in ARTICLE 21.

“Term” and “Term of this Lease” means the Initial Fixed Term as provided in Article 4 and any renewal or extension thereof.

“Water Rights” is defined in Article 3.5.

ARTICLE 3.
DEMISE OF PREMISES

3.1          Demise of Leased Premises.   Landlord hereby demises and leases the Leased Premises unto Tenant, and Tenant hereby leases the same from Landlord, for the consideration and upon the terms and conditions set forth in this Lease.

3.2          Net Lease.   This Lease shall be deemed and construed to be a “net lease,” and Tenant shall pay to Landlord, absolutely net throughout the Term of this Lease, the Rent, free of any charges, assessments, impositions or deductions or any kind and without abatement, deduction or set-off whatsoever.  Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder, except as herein otherwise expressly set forth.  Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Leased Premises, except debt service on any indebtedness of Landlord, which may arise or become due or payable prior to, during or after (but attributable to a period falling prior to or within) the Term of this Lease.  Except as otherwise specifically provided in this Lease, Tenant’s obligation to pay Rent hereunder shall not terminate prior to the date definitely fixed for the expiration of the Term, and except as otherwise provided herein, the obligations of Tenant hereunder shall not be affected by reason of:  any damage to or destruction of the Leased Premises or any part thereof, any taking of the Leased Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Leased Premises or any part thereof, or any interference with such use, occupancy or enjoyment by any person or for any reason, any matter affecting title to the Leased Premises, any eviction by paramount title or otherwise, any default by Landlord hereunder, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any Governmental Authority, Tenant’s acquisition of ownership of all or part of the Leased Premises (unless this Lease shall be terminated by a writing signed by all persons having an interest in the Leased Premises), any breach of warranty or misrepresentation, or any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall be foreseeable.  The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have modified or terminated pursuant to an express provision of this Lease.

3.3          Landlord’s Covenant.   Subject to Tenant’s acknowledgement and waiver contained in Article 13.1, Landlord represents and warrants to Tenant that: (i)  Landlord has full right and lawful authority to enter into and perform Landlord’s obligations under this Lease for the Term of this Lease, and Landlord has not suffered, incurred or entered into any contracts, leases, tenancies, agreements, restrictions, violations, encumbrances or defects in title of any nature whatsoever which materially adversely affect Landlord’s right, title and interest in the Leased Premises or the fulfillment of its obligations under this Lease; (ii) except for any Mortgages which exist upon the Commencement Date, Tenant’s rights under this Lease shall not be subject or subordinate to any Mortgage except for such subordination as may be accomplished in accordance with the provisions of Article 23; and (iii) if Tenant fully discharges the obligations herein set forth to be performed by Tenant, Tenant shall have and enjoy, during the Term of this Lease, the quiet and undisturbed possession of the Leased Premises together with the right to use the Common Facilities, if any, as in this Lease contemplated, free from interference by Landlord or any party claiming by, through or under Landlord but none other.

3.4          No Representations by Landlord.   Tenant hereby accepts the Leased Premises in its “as is, where is” condition as of the Commencement Date.  Tenant acknowledges that, except as herein expressly set forth, Landlord has not made, does not make, and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, of, as to, concerning, or with respect to, (i) the value, nature, quality or condition of the Leased Premises, including, without limitation, the water, soil and geology; (ii) the suitability of the Leased Premises for any and all activities and/or uses which may be conducted thereon; (iii) the compliance of or by the Leased Premises with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (iv) the habitability, merchantability, marketability, profitability or fitness for a particular purpose of the Leased Premises, or (v) any other matter with respect to the Leased Premises, and specifically, Landlord has not made, does not make and specifically negates and disclaims any representations or warranties regarding compliance of the Leased Premises with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including without limitation, those pertaining to solid waste, as defined by the U.S. Environmental Protection Agency Regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Premises, of any hazardous substances, as defined by The Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the regulations promulgated thereunder.  Tenant shall rely solely on its own investigation of the Leased Premises and not on any information provided or to be provided by Landlord, its directors, contractors, agents, assigns, employees, attorneys or representatives.  Landlord shall not be liable or bound in any manner whatsoever by any verbal or written statements, representations or information pertaining to the Leased Premises or the operation thereof, furnished by any party purporting to act on behalf of Landlord.

3.5          Water Rights; Approvals and Appurtenant Rights.   All water, wells and bore licenses, allocations, authorities, approvals and other rights, to take, transport or use water or maintain or use or construct dams, pumps, pipes or other water works, whether statutory, contractual or otherwise (if any) held by Landlord, now or in the future, and that are appurtenant to the Leased Premises (“Water Rights”) shall inure to Tenant’s benefit during the Term of the Lease for the operation of the Ski Facility and Leased Premises.  Any additional water required for operation of the Ski Facility shall be obtained by Tenant, at Tenant’s sole cost, expense and liability.  In addition, all final and pending permits, consents, authorizations, variances, waivers, entitlements and approvals from any Governmental Authority with respect to the Leased Premises or improvements, and any applications therefor (“Approvals”), and easements, rights of way, privileges and appurtenances related to the Leased Premises (the “Appurtenant Rights”), shall inure to Tenant’s benefit during the Lease Term with respect to the operation of the Leased Premises.  Any Water Rights obtained by Tenant in connection with the use or operation of the Leased Premises during the Term of this Lease shall be obtained in the name of Landlord for the benefit of the Leased Premises.  Tenant shall act on Landlord’s behalf in connection with the Water Rights, Approvals and Appurtenant Rights.  To the extent that Tenant acquires any water rights for, or otherwise benefiting, the Leased Premises, upon the expiration of the Lease Term, or earlier termination of this Lease, Tenant shall make, execute and deliver, or cause to be made, executed and delivered, to Landlord such documents and/or instruments as Landlord may reasonably request to effectuate any transfer of such water rights to Landlord.  Upon any failure by Tenant to execute such documents and/or instruments, Tenant hereby irrevocably appoints (which appointment is coupled with an interest with full power of substitution) Landlord the agent and attorney-in-fact of Tenant, and Tenant shall reimburse Landlord, on demand, for all costs and expenses (including attorneys’ fees and expenses) incurred by Landlord in connection therewith.  Tenant shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the Appurtenant Rights or the Water Rights, or the uses that may be made of the Leased Premises or any part thereof without the express written consent of Landlord.  Tenant shall at all times pay all fees and comply with all of the conditions of the Water Rights, Approvals and Appurtenant Rights when exercising its rights granted pursuant hereto.  Tenant shall indemnify Landlord for, from and against all losses that Landlord may suffer or incur as a result of any breach by Tenant, Tenant’s employees, agents, contractors, servants, trustees, shareholders, officers, directors, invitees, assignees, licensees or representatives, or any person acting by or through Tenant (“Tenant’s Agents”) of any of the conditions of the Water Rights, Approvals and Appurtenant Rights.  Landlord gives no warranty or makes no representations to Tenant whatsoever about the validity, subsistence, adequacy or suitability of the Water Rights, Approvals and Appurtenant Rights and it is Tenant’s sole duty and responsibility to ensure that it has an adequate and suitable supply of water for its business on the Leased Premises.

ARTICLE 4.
TERM

4.1          Term.   The initial term of this Lease (the “Term”) shall commence on the Effective Date (the “Commencement Date”), and shall expire, unless extended in accordance with Article 4.2 or terminated in accordance with the terms of this Lease, at midnight on the last day of the month that is twenty (20) years after the Effective Date (the “Initial Fixed Term”).

4.2          Options to Extend.   Provided Tenant is not in default under this Lease, Tenant shall have the right to extend the Term of this Lease for two (2) successive periods of ten (10) years each (the “Option Periods”) from the date upon which the Term would otherwise expire upon the same terms and conditions as those herein specified.  If Tenant elects to exercise its option for any Option Period, it shall do so by giving Landlord written notice of such election at least nine (9) months before the beginning of the Option Period for which the Term of this Lease is to be extended by the exercise of such option.  If Tenant gives such notice, the Term of this Lease shall be automatically extended for the Option Period covered by the option so exercised without execution of an extension or renewal lease. Failure to extend the Lease for any Option Period shall constitute waiver of any subsequent Option Periods.

4.3          Continued Possession of Tenant (Holdover).   Tenant acknowledges that if it does not exercise any applicable option to extend the Term of this Lease for an Option Period, then Tenant shall, in addition to the amounts hereinafter set forth, indemnify and hold Landlord harmless for, from and against any and all damages and expenses, including without limitation attorneys’ fees, that Landlord may incur by reason of Tenant’s holding over.  In addition, any holding over after the last day of any extension of the Term of this Lease shall be construed to be a month-to-month tenancy, on and subject to the terms of this Lease, terminable by either party on not less than one (1) month’s notice, with the exception that Annual Fixed Rent shall be increased to (i) one hundred twenty-five percent (125%) (if such holdover by Tenant is done with Landlord’s written consent), or (ii) one hundred fifty percent (150%) (if such holdover by Tenant is without Landlord’s consent) of the Annual Fixed Rent that existed for the year prior to the expiration of the then current Term.  Except in the case of default, Tenant shall have thirty (30) days after such notice of termination by either party to remove Tenant’s Property, and any of Tenant’s Property not so removed shall be deemed abandoned.  Tenant shall repair any structural damage caused by the removal of Tenant’s Property or any of its sublessees’ or licensees’ property, to any improvements constituting a part of the Leased Premises.

4.4          Certain Landlord Rights on Termination for Reletting.

(a)           If Tenant has not exercised the applicable Option Period option to extend this Lease, then Landlord or its agent shall thereafter have the right to enter any part of the Leased Premises at all reasonable times for the purpose of exhibiting the Leased Premises to others and to place upon the Leased Premises during the period commencing one hundred eighty (180) days prior to the expiration of the then current Term “for sale” or “for rent” notices or signs of such number and in such locations as Tenant reasonably approves.  Tenant hereby waives all notice to vacate upon the expiration or other termination of this Lease.

(b)           Upon the expiration or earlier termination of this Lease, Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord’s nominee and reasonably cooperate with Landlord or Landlord’s nominee in connection with the processing by Landlord or such nominee of all licenses, operating permits, and other governmental authorization and all assignable service contracts, which may be necessary or appropriate for the operation by Landlord or such nominee of the Leased Premises; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord’s nominee.

ARTICLE 5.
RENT

5.1          Payment of Rent.   Tenant shall timely pay all Rent due under this Lease to Landlord by check or electronic transfer payable to Landlord at Landlord’s address first written above until Tenant receives other written instructions from Landlord.

5.2          Annual Fixed Rent; Escalation.

(a)           Tenant shall pay Landlord, during the Term, the Annual Fixed Rent for each Lease Year, payable in equal monthly installments on or before the first day of each calendar months, in advance during such Lease Year.  If the Annual Fixed Rent is payable for a fraction of a month, the amount payable shall be a prorate share of the full month’s rent. The Annual Fixed Rent shall be prorated for any partial Lease Year.  Annual Fixed Rent under this Lease shall be as follows: From the Effective Date to the

end of the first Lease Year,                           Dollars ($                  ) per year ($                  per month).(1)

(b)           On the             day of                during each subsequent Lease Year [DATE TO COINCIDE WITH ANNUAL ESCALATORS IN APPLICABLE PROMISSORY NOTE] (the “Escalation Date”), Annual Fixed Rent shall be increased to an amount, per annum, equal to the sum of (i) the Annual Fixed Rent payable during the year immediately preceding the Escalation Date, plus (ii) an amount equal to the Annual Fixed Rent payable during the immediately preceding Lease Year multiplied by the Percentage Escalator. The “Percentage Escalator” shall be the lesser of (A) one and one half percent (1.5%) or (B) two (2) times the percentage increase in the CPI between the CPI in effect during the first month of the applicable Lease Year and the same month five years earlier.

5.3          Annual Percentage Rent.   In addition to the Annual Fixed Rent, Tenant shall pay Landlord as percentage rent (the “Annual Percentage Rent”) an amount for each Lease Year equal to                percent (    %) of the Gross Receipts (defined below) for such Lease Year in excess of                                           Dollars ($                       .00) (“Base Amount”).  For the purpose of computing the Annual Percentage Rent for the first Lease Year, the Gross Receipts for the partial calendar month preceding the first Lease Year shall be included in the Gross Receipts for the first Lease Year.  Within sixty (60) days following the end of each Lease Year, Tenant shall furnish Landlord with a statement, verified by a corporate officer of Tenant, showing the amount of Gross Receipts for the preceding Lease Year, which statement shall be accompanied by Tenant’s payment of Annual Percentage Rent, if any is due.

(a)           Landlord shall have the right, not more often than once each year, to audit Tenant’s records of Gross Receipts, but only for the purpose of ascertaining the amount of the Gross Receipts during the preceding Lease Year.  Such audit shall be made on behalf of Landlord by a certified public accountant to be selected by Landlord.  If Landlord wishes to audit Tenant’s records for any Lease Year, Landlord shall notify Tenant and proceed with such audit within twelve (12) months after the end of the Lease Year in question.  Should Landlord fail to exercise the right to audit the records of Tenant within twelve (12) months after the end of any Lease Year, then Landlord shall have no further right to audit the records of Tenant for such Lease Year, and Tenant’s statement of Gross Receipts for such Lease Year shall conclusively be deemed to be correct.  Any such audit by Landlord shall be at Landlord’s own expense, except as hereinafter provided.  If any such audit discloses that Tenant has understated the Gross Receipts for such Lease Year by more than three percent (3%) and Landlord is entitled to any additional Annual Percentage Rent as a result of such understatement, then Tenant shall promptly pay to Landlord the cost of such audit.  Tenant shall, in any event, pay Landlord the amount of any deficiency in Annual Percentage Rent.

(b)           The term “Gross Receipts” means:  (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, for all goods, services, wares, merchandise and chattels of any kind sold, leased, licensed or delivered,

(1)  To be determined in accordance with Section 3.2 of Option Agreement.

and all other charges for services sold or performed in, at, upon or from any part of or through the use of the Leased Premises or any part thereof by Tenant or any other party (specifically including without limitation admissions tickets, lift tickets, ski, snowboard, boot, snowshoe, camping and bicycle sales, rentals, lessons, conferences, competitions, races, food and beverages, lodging, golf, mountain climbing, horseback riding, nature tours, concerts, weddings, and any other leisure and recreational equipment, activities, and events), or by means of any mechanical or other vending device (other than pay telephones, and those soft drink and other similar vending devices operated primarily for the convenience of Tenant’s employees); and (ii) all gross income of Tenant and any other party from any operations in, at, upon or from the Leased Premises which are neither included in nor excluded from Gross Receipts by other provisions of this Lease, but without duplication.

Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (i) the net amount of cash or credit refunds upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Tenant (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is added to the selling price (or absorbed therein) and is paid to the taxing authority by Tenant (but not any vendor of Tenant); (iii) exchanges of merchandise between the Leased Premises and other properties of Tenant or its Affiliates to the extent the same are made solely for the convenient operation of Tenant’s business and not for the purpose of depriving Landlord of the benefit of Gross Receipts; (iv) returns of merchandise to shippers, suppliers or manufacturers; (v) proceeds from the sale of Tenant’s Property; (vi) discount sales to Tenant’s employees of merchandise not intended for resale; (vii) all receipts or proceeds from Tenant’s financing; (viii) gift certificates or like vouchers, if not issued for value, until the time they have been converted into a sale or redemption; (ix) income, revenues, receipts or proceeds from Tenant’s investment of any funds in [the Rent Reserve or] a deposit institution; (x) separately stated interest and service charges; (xi) credits or refunds made to customers; (xii) all federal state, county and city sales taxes or other similar taxes; (xiii) all occupational taxes, use taxes and other taxes which must be paid by Tenant or collected by Tenant, by whatever name they are known or assessed, and regardless of whether or not they are imposed under any existing or future orders, regulations, laws or ordinances; and (xiv) agency commissions paid to independent third parties for selling tickets and surcharges in excess of the standard ticket price for tickets purchased by use of credit cards, but only to the extent such commissions or surcharges are actually remitted to independent third parties.(2)

(c)           During Tenant’s Operating Period, Tenant shall operate the Leased Premises in a first-class manner, fully stocked and staffed with trained personnel in order to maximize Tenant’s Gross Receipts.  Notwithstanding the foregoing, it is understood and agreed by Landlord that Tenant has made no representation of any kind whatsoever as to the minimum or maximum amount of Gross Receipts which will be made in the Leased Premises during any Lease Year of the Term of this Lease.

(2)  Definition of “Gross Receipts” shall be tailored to track specific definition set forth in Master Credit and Security Agreement.

(d)                                 Landlord agrees not to divulge to any party the amount of Gross Receipts made by Tenant in the Leased Premises, except to the taxing authorities with authority to inquire therein; to Landlord’s accountants, attorneys, consultants and employees; to an existing or bona fide prospective mortgagee or bona fide prospective purchaser of the Leased Premises; or in connection with any action to collect Annual Percentage Rent from Tenant.

5.4                               [Rent Reserve.

(a)                                 Upon the Effective Date, the parties agree to create a reserve account (the “Rent Reserve”) which Tenant hereby pledges to Landlord as further security for payment of Rent.

(i)                                     The Rent Reserve account shall be at a bank selected by Landlord.  Landlord shall, upon request, provide account statements for the Rent Reserve which shall be distributed to both Landlord and Tenant, and all interest earned on the Rent Reserve shall inure to the benefit of Tenant.

(ii)                                  During each Lease Year, Landlord is authorized to draw down the Rent Reserve for the monthly Rent Payments due [during such Lease Year][during the months of                                   ] (each a “Draw Down Month”).

(iii)                               On [January 31, February 28 and March 31] of each Lease Year, Tenant shall replenish the Rent Reserve by making a deposit on each such date in an amount sufficient to fund one-third (1/3) of that calendar year’s twelve (12) months of Rent (the “Rent Reserve Deposits”).  Notwithstanding the foregoing, Tenant shall at all time maintain a Rent Reserve with Landlord of no less than             months of Rent, and shall make any additional Rent Reserve Deposits necessary to at all times maintain such minimum Rent Reserve.

(b)                                 Pledge of Rent Reserve as Security.  Tenant assigns to Landlord the Rent Reserve as additional security for all of Tenant’s obligations under this Lease; provided, however, that Landlord shall make disbursements from the Rent Reserve in accordance with the terms of this Agreement.  In the absence of an event of default, Landlord shall make disbursements: first to pay the Rent Payment due for the next Draw Down Month and second to pay costs for Tenant’s other obligations under this Lease.  If Tenant defaults under this Lease, Landlord shall have the right to cause such payments to be made from the Rent Reserve as set forth below.

(c)                                  Application of Rent Reserve Upon Default.  Upon the occurrence of an event of default (A) Tenant shall immediately lose all of its rights to receive any funds from the Rent Reserve unless and until all amounts owing under this Lease have been paid in full, and (B) Landlord may in its sole and absolute discretion, use the Rent Reserve (or any portion thereof) for any purpose, including but not limited to (l) payment of Rent; (2) reimbursement of Landlord for all losses and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Landlord as a result of such default; or (3) payment of any amount expended in exercising (and exercise) all rights and remedies available to Landlord at law or in equity or under this Lease.

(d)                                 Balance in the Rent Reserve.  The insufficiency of any balance in the Rent Reserve shall not abrogate Tenant’s agreement to fulfill all preservation and maintenance covenants in this Lease.  In the event that the balance of the Rent Reserve is less than the current estimated cost to make the Rent Payments reasonably required by Landlord, Tenant shall deposit the shortage within twenty (20) days of request by Landlord.  In the event Landlord reasonably determines from time to time based on Landlord’s inspections that the amount of the Rent Reserve Deposits is insufficient to fund the cost of likely Rent that may arise during the remaining term of the Loan, Landlord may require an increase in the amount of the Rent Reserve Deposits upon thirty (30) days prior written notice to Tenant.

ARTICLE 6.
EXPENSES; RESTRICTIVE AGREEMENTS

6.1                               Payment of Expenses.   In addition to Tenant’s obligation to pay Rent to Landlord under this Lease, Tenant shall timely pay all operating expenses, maintenance costs, governmental charges, capital expenditures, license fees, assessments, and any other expenses related to the ownership and operation of the Leased Premises, whether or not specifically mentioned in this Lease or identified in the Restrictive Agreements.

6.2                               Tenant’s Real Estate Taxes.

(a)                                 As used in this Article, the following terms shall have the following meanings:

(i)                                     “Fiscal Tax Year” means the twelve (12) month period established as the real estate tax year by the taxing authority having jurisdiction over the Leased Premises.

(ii)                                  “Taxes” means all ad valorem taxes and assessments and governmental charges (including sewer charges), general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, whether imposed by any Governmental Authorities, which are levied on or charged against the Leased Premises, Tenant’s Property, Appurtenant Rights, personal property or rents, or on the right or privilege of leasing real estate or collecting rents thereon, and any other taxes and assessments attributable to the Leased Premises or its operation or any tax or assessment or governmental charge imposed or collected in lieu of or in substitution for any such tax, assessment or governmental charge, including without limitation all special assessments, impact fees, development fees, traffic generation fees, parking fees in respect of any Fiscal Tax Year falling wholly within the Term of this Lease and a portion of any real estate taxes so imposed in respect of any Fiscal Tax Year falling partly within and partly without the Term of this Lease, equal to the proportion which the number of days of such Fiscal Tax Year falling within the Term of this Lease bears to the total number of days of such Fiscal Tax Year; excluding, however, any income, franchise, corporate, capital levy, capital stock, excess profits, transfer, revenue, estate, inheritance, gift, devolution or succession tax payable by Landlord or any other tax, assessment, charge or levy upon the Rent payable hereunder by Tenant, except to the extent any such tax, assessment, charge or levy is imposed in substitution for any ad valorem tax or assessment.

(iii)                               “Taxes Applicable to Leased Premises” means an amount equal to the Taxes levied against the land and improvements within the Leased Premises.

(b)                                 Tenant shall pay the Taxes Applicable to the Leased Premises directly to the appropriate taxing authorities prior to their delinquency.  Tenant shall have the right (but shall not be obligated) to contest the Taxes Applicable to the Leased Premises or the validity thereof by appropriate legal proceedings or in such other manner as it deems suitable, and Landlord shall join in such contest, protest or proceeding, but at Tenant’s sole cost and expense.  Landlord shall not, during the pendency of such legal or other proceeding or contest, pay or discharge any Taxes on the Leased Premises, or tax lien or tax title pertaining thereto, provided Landlord may do so in order to stay a sale of the Leased Premises through foreclosure of a tax lien thereon.  Any refund obtained by Tenant shall be paid first to Tenant to the extent of its costs and expenses of such contest and on account of any portion of the Taxes so refunded which was previously paid by Tenant.

6.3                               Utility Payments.   Tenant shall pay all charges for gas, electricity, power, water, sewer service, oil and other utilities used in the Ski Facility and the Leased Premises during the Term of this Lease, all such utilities to be separately metered and to be obtained by Tenant from the applicable utility company.  Tenant also shall be solely responsible for the payment of any connection, tap, hookup or other fee(s) imposed by Governmental Authorities or by any utility company to extend, connect or continue utility service to the Leased Premises.

6.4                               Restrictive Agreements.   The Leased Premises is subject to the Restrictive Agreements encumbering and benefiting all or any portion of the Leased Premises.  Landlord and Tenant hereby agree as follows:

(a)                                 Landlord will not approve or agree to any amendment of the Restrictive Agreements which materially derogates the rights enjoyed by Tenant thereunder without Tenant’s prior consent, which consent shall not be unreasonably withheld.

(b)                                 Landlord hereby agrees to use commercially reasonable efforts, at Tenant’s expense, to enforce the cross-easement rights, operating covenants and other rights contained in the Restrictive Agreements on Tenant’s behalf to the extent fee simple ownership is required to enforce such rights, and if Landlord fails to proceed with its reasonable efforts to enforce said rights on Tenant’s behalf within thirty (30) days after notice thereof from tenant, Landlord agrees that Tenant shall have the right to enforce said rights under the Restrictive Agreements directly and in the name of and on behalf of Landlord if required (all at Tenant’s expense), Landlord hereby conferring such enforcement rights unto Tenant.

(c)                                  Tenant shall, during the Term of this Lease, comply with and promptly perform each and all of the terms and provisions of the Restrictive Agreements insofar as they relate to the Leased Premises.  Without limiting the generality of the foregoing, Tenant agrees to pay any assessments, costs, common area maintenance and operating charges, lighting charges, all common area cost contributions, and any and all other amounts that Landlord or the owner of the Leased Premises would otherwise be obligated to pay under any Restrictive Agreement, which amounts shall be computed and paid in accordance with the applicable Restrictive Agreement.

(d)                                 Landlord agrees to use commercially reasonable efforts, at Tenant’s expense, to cooperate with Tenant in the exercise of any rights or remedies pursuant to the Restrictive Agreements the exercise of which Tenant reasonably believes is necessary or prudent with respect to the Leased Premises.  Tenant hereby covenants and agrees to indemnify and hold harmless Landlord for, from and against any and all claims, costs, demands, losses or liabilities (including, without limitation, attorneys’ fees) which Landlord may suffer or incur by reason of any failure by Tenant to pay and perform any or all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, or any of them, regardless of whether such provisions are binding upon any portion of the Leased Premises or the holder of the tenant’s interest in this Lease.  If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any failure by Tenant to pay and perform all of the terms of, or any violation of or noncompliance with any of the covenants and agreements contained in, the Restrictive Agreements, regardless of whether such provisions are binding upon the holder of the tenant’s interest in this Lease or the Leased Premises, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord.  Landlord will promptly provide to Tenant a copy of any notice received by Landlord in connection with any Restrictive Agreement.

6.5                               Condominium Associations.   Tenant shall perform all of Landlord’s obligations under any condominium or community association declarations and by-laws whether identified as a Restrictive Agreement or not, and Tenant shall pay, when due, all dues and assessments imposed pursuant to any such instrument.

ARTICLE 7.
TITLE INSURANCE; TRANSFER OF TITLE

7.1                               Leasehold Title Policy.   At the request of Tenant, Landlord shall furnish Tenant, at Tenant’s sole cost and expense, a binding commitment for the issuance of a leasehold owner’s title insurance policy on the then-current policy form available in the state in which the Leased Premises is located, in the amount so requested by Tenant, written by a title company selected by Landlord and reasonably acceptable to Tenant, committing to insure the then-present condition of title to the leasehold estate as of the date of the recording of a memorandum of this Lease.  By executing this Lease, Tenant shall be deemed to have approved and accepted the status of title as reflected in such title commitment. The cost of any title policy and any supplemental endorsements issued to Tenant shall be borne by Tenant.

7.2                               Change of Ownership.   Landlord shall promptly notify Tenant in writing of any change to Landlord’s fee simple or leasehold interest in the Leased Premises, giving the name and address of the new owner and instructions regarding the payment of Rent, provided however, that the failure to give notice of transfer to Tenant shall not be a default or give Tenant the right to terminate this Lease.  In the event of any change in or transfer of title of Landlord in and to the Leased Premises or any part thereof, whether voluntary or involuntary, or by act of Landlord or by operation of Laws, Tenant shall have the right to continue to pay Rent to the party-Landlord to which Tenant was making such payments prior to such change in title until (i) Tenant is notified of such change in title and given satisfactory proof thereof (it being hereby agreed that a letter from the prior owner of the Leased Premises notifying Tenant of such transfer and the name and address of the new owner will be satisfactory proof of such change in title), and (ii) such new owner shall execute and deliver an agreement in recordable form whereby such new owner assumes and agrees with Tenant to discharge all obligations of Landlord under this Lease.

ARTICLE 8.
TENANT’S COVENANT TO OPERATE; USE OF PREMISES

8.1                               Operating Covenant.   Tenant will, except when prevented from so doing by Force Majeure or by other causes beyond its reasonable control and subject to the provisions of Article 16 and Article 17 during Tenant’s Operating Period, operate or cause to be operated for the Permitted Use (as defined below) in accordance with the terms of this Article 8 (such covenant being herein called “Tenant’s Operating Covenant”).

8.2                               Use of Leased Premises.

(a)                                 For the Term of this Lease, the Ski Facility and Leased Premises shall not be used except (i) primarily as a first class metropolitan daily ski area serving the Market Area, and (ii) as such other incidental lawful retail, service, entertainment, and lodging uses that are complementary to a first class metropolitan daily ski area and which are not specifically prohibited under this Lease or any Restrictive Agreement (the “Permitted Use”).

(b)                                 Tenant shall not commit or suffer to be committed any actual or constructive waste on the Leased Premises or cause or permit any nuisance thereon or to, except as required by law, take or suffer any action or condition that will diminish the ability of the Leased Premises to be used as a Skiing Facility after the expiration or earlier termination of the Term.

8.3                               Continuing Use Restrictions.   Notwithstanding anything in this Lease to the contrary, Tenant shall not have the right to use the Leased Premises, or any part thereof, for any use or purpose which is not permitted by, or which results in a violation of, any agreement, covenant or restriction to which the Leased Premises is subject as of the date of this Lease, including, without limitation, the Restrictive Agreements.  The Leased Premises shall not be used for any use inconsistent with the Permitted Use including, without limitiation, with the customary character of a first class metropolitan daily ski area.  Tenant agrees not to permit any unlawful or immoral practice to be carried on at or committed in the Leased Premises, or a use which would injure the reputation of the Leased Premises, or the local community.

8.4                               Prohibition of Use.   If at any time during the Term of this Lease, (i) any Law prohibits the use of the Ski Facility for the purposes permitted in Article 8.1 of this Lease (the “Prohibition”), then immediately upon the earlier to occur of (a) Tenant becoming aware of any proposed Prohibition, or (b) Tenant’s receipt of any notice from any Governmental Authorities of any Prohibition, Tenant shall promptly notify Landlord of such fact, and Tenant may proceed, in its or Landlord’s name, and at Tenant’s sole cost and expense, to take such action as Tenant determines to be necessary or desirable to contest or challenge the Prohibition.  If a Prohibition should occur or be imposed, nothing in this Lease shall be deemed to impair Tenant’s obligations to comply with all Laws and with Article 12 of this Lease at any time during which Tenant is not prohibited from using the Ski Facility for the Permitted Use in this Lease by the Prohibition.

8.5                               Landlord Assistance.   Landlord agrees to execute, without cost to Landlord, such customary applications, consents and other instruments as are required by Governmental Authorities to permit the operation of the Ski Facility as permitted by this Lease, so long as such applications, consents or other instruments do not impose or subject Landlord to any liability or claim, and Tenant hereby covenants and agrees to defend, indemnify and hold harmless Landlord for, from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord suffers or incurs by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant requests.  If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of Landlord’s execution of any such applications, consents or other instruments as Tenant requests, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord.

8.6                               Tenant’s Right to Control Operations.   Nothing contained in this Lease or in rules or regulations (if any) promulgated by Landlord shall be deemed in any way to (i) regulate the specific hours and/or days of Tenant’s operation, provided that Tenant agrees that it will operate its business in the Ski Facility during at least the same general hours and days of operation as other ski facility operators operating similar facilities located in the Market Area.

ARTICLE 9.
TENANT REPORTING

Tenant hereby covenants and agrees to deliver to Landlord the following:  [(a) within ninety (90) days after the end of each fiscal year of Guarantor, if any, consolidated statements of income, retained earnings and cash flows of Guarantor for such fiscal year and the related consolidated balance sheets as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles;] (b) within ninety (90) days after the end of each fiscal year of Tenant, unaudited statements of income for such fiscal year and the related unaudited balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year; (c) within twenty (20) days after the end of each calendar month, unaudited operating statements of Tenant’s revenue and expenses for the Leased Premises demonstrating operating income for the preceding calendar month, the year to date, and the previous twelve months; and [(d) within forty-five (45) days after the end of each interim quarterly fiscal period of each fiscal year of Guarantor, if any, unaudited consolidated statements of income, retained earnings and cash flows of Guarantor for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a financial officer of Guarantor, as applicable, which certificate shall state that such consolidated financial statements fairly present the consolidated financial condition and results of operations of the respective Guarantor in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period;] (e) within forty-five (45) days after the end of each interim quarterly fiscal period of each fiscal year of Tenant, unaudited statements of income for such period and for the period from the beginning of the respective fiscal year to the end of such period in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year; (f) within twenty (20) days after the end of each calendar month, an income and expense statement detailing all sources of revenue, including but not limited to admission and lift ticket sales, food and beverage sales and other revenues, and all expenses relating to the Leased Premises, accompanied by a certificate of a financial officer of Tenant stating that such items are true, correct, accurate and completely and fairly present the financial condition and results of the operations of Tenant.

ARTICLE 10.
SUBLETTING AND ASSIGNING

10.1                        Landlord’s Consent; Permitted Assignment, Subletting and Licenses.

(a)                                 Subject to the provisions of Article 20 of this Lease and except as provided in this Article 10.1, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage, sublet, hypothecate or otherwise transfer or encumber the Leased Premises or any interest therein, or the leasehold estate created by this Lease, in whole or in part (all the foregoing are hereinafter referred to collectively as a “Transfer”), without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion.

(b)                                 Notwithstanding the foregoing, Tenant may, without Landlord’s prior approval, license or sublease portions of the Ski Facility to concessionaires or licensees to:  (i) operate ski, snowboard, and other recreational equipment rentals, lessons, activities, and tours; (ii) sell food, beverages and refreshments; (iii) operate weddings, concerts, conferences, and entertainment events held at the Ski Facility. Each sublease will be subject and subordinate to the provisions of this Lease relating to the Leased Premises.  The sublease will not affect or reduce any of the obligations of Tenant, nor will the sublease impose any additional obligations on Landlord.  Tenant will, within ten

(10) days after the execution and delivery of any sublease, deliver a duplicate original thereof to Landlord.  Without Landlord’s prior approval Tenant shall not enter into any sublease, license agreement or other arrangement which would have the effect of causing all or a portion of the amount received or accrued by the Landlord under this Lease to be treated as other than “rents from real property” within the meaning of Section 856(d) of the Code.  Notwithstanding anything to the contrary herein, if Tenant subleases any portion of the Leased Premises to any concessionaire(s) or licensee(s), then the total Gross Receipts of such concessionaire(s) or licensee(s) shall be included in Tenant’s Gross Receipts for the purpose of determining the Annual Percentage Rent payable by Tenant for such Lease Year.  If Tenant enters into any subleases of any portion of the Leased Premises with any third party, Tenant shall notify Landlord if such third party is an Affiliate of Tenant, and Tenant shall obtain from such third party, and submit to Landlord, all information necessary to permit Landlord to determine the Gross Receipts of such third party derived from operations conducted on the Leased Premises.

(c)                                  For purposes of this ARTICLE 10, “subleases” shall include any licenses, concession arrangements, management contracts or other arrangements relating to the possession, use, or occupancy of all or any part of the Leased Premises.

(d)                                 For purposes of this ARTICLE 10, “Transfer” shall also include the following, whether accomplished directly or indirectly: (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, in the aggregate on a cumulative basis, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter) or a limited liability company, the: (i) dissolution, merger, consolidation or other reorganization of Tenant, (ii) sale or other transfer of more than a cumulative aggregate of 50% of the voting shares or membership interests of Tenant (other than to immediate family members by reason of gift or death) or (iii) sale, mortgage, hypothecation or pledge of more than a cumulative aggregate of 50% of Tenant’s net assets.

10.2                        Continuation/Release of Liability.   If Tenant requests, and Landlord consents, to an assignment of this Lease or a sublet of all or any part of the Leased Premises or if Tenant assigns this Lease or sublets all or part of the Leased Premises to an Affiliate, Tenant and Guarantor (if any) shall remain liable and responsible under this Lease except as provided in this Article 10.2.  Tenant shall be released and relieved from further liability under this Lease only if Tenant requests and Landlord consents to an assignment or if Tenant assigns this Lease to an Affiliate and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer, (ii) such assignee (or the guarantor of such assignee’s obligations under this Lease) has a book net worth of not less than [One Hundred Million Dollars ($100,000,000.00)] as of the end of the calendar month preceding the month during which any such assignment becomes effective, as demonstrated to Landlord’s reasonable satisfaction (e.g., by audited financial statements or the delivery of a 10-Q report, in the case of a public company), and (iii) such assignee, prior to the assignment, is the operator of at least two (2) first class metropolitan daily ski areas in North America.

10.3                        Default Notices After Assignments.   If Tenant assigns this Lease other than to an Affiliate and remains liable hereunder, then Landlord, when giving notice to said assignee or any future assignee in respect of any default, shall also serve a copy of such notice in the manner provided herein upon the original tenant named in this Lease, (the “Original Tenant”) and any guarantor of the Original Tenant remaining liable under this Lease (an “Original Guarantor”).  Original Tenant and any Original Guarantor, at its sole option, shall have the same period that such assignee as Tenant under this Lease has to cure such default.  The right of Original Tenant and Original Guarantor to receive notice as provided in this Article 10.3 is an accommodation only to and for the benefit of Original Tenant and Original Guarantor and shall not be construed to grant the assignee Tenant any additional rights not specifically provided in this Lease.

10.4                        Assignment of Rights in Sublease.   As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereinafter entered into for any or all of the Leased Premises, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom (“Assignment of Subleases”).  Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default as herein provided, upon notice to Tenant and any subtenants, to revoke said license and to collect such rents and sums of money and to retain the same.  Tenant shall not (i) consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which shall not be unreasonably withheld or delayed, nor (ii) accept any rents (other than customary security deposits) more than thirty (30) days in advance of the accrual thereof nor (iii) permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

10.5                        Landlord’s Assignment.   Anything in this Lease to the contrary notwithstanding, Landlord shall have the right, without Tenant’s consent, to sell, transfer, or assign Landlord’s interest in the Leased Premises and/or this Lease at any time and in such event, Landlord shall be relieved of Landlord’s obligations under this Lease to the extent such obligations arise after the date of such sale, transfer, or assignment, provided that such transferee, or assignee agrees to assume all of the unaccrued obligations under this Lease and agrees to perform such obligations to the full extent required under the terms and conditions of this Lease.

10.6                        REIT Limitations.   At such time as Landlord in this Lease is a real estate investment trust, this Article 10.6 shall apply.  Anything contained in this Lease to the contrary notwithstanding, Tenant shall not: (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; (ii) sublet or assign the Leased Premises or this Lease to any person that Landlord owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Internal Revenue Code), a ten percent (10%) or greater interest within the meaning of Section

856(d)(2)(B) of the Code; or (iii) sublet or assign the Leased Premises or this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.  The requirements of this Article 10.6 shall likewise apply to any further subleasing by any subtenant.

ARTICLE 11.
TENANT’S PROPERTY

Any and all trade fixtures and equipment, signs, appliances, inventory, furniture and other movable personal property installed in the Ski Facility or otherwise on the Lease Premises on the Effective Date or any time thereafter by Tenant (all of the foregoing being collectively referred to in this Lease as “Tenant’s Property” which is further described in Exhibit F), shall not become a part of the realty and, provided that Tenant is not in default of this Lease, may be removed from the Ski Facility or Leased Premises by Tenant at any time during the term hereof or upon the termination of the term hereof; provided, however, if and to the extent that Tenant is in default of this Lease, then Landlord shall have any and all rights at law or in equity, including, but not limited to, any and all liens, claims, demands or rights, including rights of levy, execution, sale and distraint for unpaid rent, or any other right, interest or lien which Landlord has or may hereafter acquire in any of Tenant’s Property.  In no event shall Tenant encumber Tenant’s Property with a security interest of any kind without Landlord’s written consent.  Notwithstanding the foregoing, Tenant acknowledges that Tenant’s Property specifically excludes Landlord’s Property, which Tenant shall have no right to sell, remove, transfer or encumber, and which will revert to Landlord at the expiration or earlier termination of the Lease.

ARTICLE 12.
GOVERNMENTAL COMPLIANCE

12.1                        Tenant Responsibilities Generally.

Tenant shall comply with the terms of the Restrictive Agreements and all Laws which affect the Leased Premises and the Ski Facility located thereon and the use and occupancy thereof.  If Tenant receives written notice of any violation of any governmental requirements applicable to the Leased Premises, Tenant shall give prompt notice thereof to Landlord.

12.2                        Parties; Environmental Knowledge.   Except as disclosed in the Environmental Report (hereinafter defined), parties warrant and represent to each other their knowledge: (i) no release leak, discharge, spill, storage, disposal or emission of “Hazardous Substances”(defined in Article 12.5) has occurred in, on or under the Leased Premises, and that the Leased Premises are free of Hazardous Substances as of the date hereof, (ii) there are no underground storage tanks under or adjacent to the Leased Premises, (iii) there has not been any notice of intent to sue, notice of violation, citation, warning or similar notification under any federal, state or local environmental law or regulation regarding the Leased Premises or arising out of operations on the Leased Premises, and (iv) there is no investigation or inquiry by any Governmental Authority concerning the Leased Premises or the operations thereon; PROVIDED, HOWEVER, Tenant

hereby acknowledges and agrees that (x) it has received copies of an environmental site assessment prepared by                                       , dated                              , respecting the Leased Premises (the “Environmental Report”), Tenant is fully aware of the contents of the Environmental Report, Tenant is fully aware of the condition and historical uses of the Leased Premises, and Tenant accepts the Leased Premises subject to all matters and conditions disclosed in the Environmental Report, (y) Landlord has not undertaken any investigation or inquiry with respect to environmental aspects of the Leased Premises other than the Environmental Report, and the warranties and representations of Landlord set forth in this Article 12.2 are based solely upon the contents of the Environmental Report, and (z) the representations and warranties contained in this Article 12.2 are subject to the matters and conditions disclosed in the Environmental Report, and Landlord shall not be deemed to be in breach of the warranties and representations contained in this Article 12.2 to the extent the matter or condition which would otherwise be a breach of such warranties and representations is disclosed in the Environmental Report.

12.3                        Tenant’s Environmental Responsibilities.   During the Term of this Lease, Tenant shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of (collectively, “Used”) on, in or under the Leased Premises by Tenant, Tenant’s agents, employees or contractors, or anyone claiming by, through or under Tenant, except in the ordinary course of business in the operation of Tenant’s business as permitted by Article 8 of this Lease, or as reasonably required in performing the obligations of Tenant under this Lease, and then only to the extent no Laws in effect at such time are violated by Tenant.

12.4                        Environmental Indemnities.   Tenant (“Indemnifying Party”) shall indemnify, defend and hold Landlord (“Indemnified Party”) harmless for, from and against any and all claims of third parties, and damages, costs and losses owing to third parties or suffered by Indemnified Party, including court costs, reasonable attorneys’ fees and consultants’ fees, arising during or after the Term and reasonably incurred or suffered by the Indemnified Party as a result of any default or breach of any representation, warranty or covenant made by Indemnifying Party under this Article 12.  It is a condition of this indemnification and hold harmless obligation that the Indemnifying Party must receive notice of any such claim against the Indemnified Party promptly after Indemnified Party first has knowledge thereof, but no failure by the Indemnified Party to promptly notify the Indemnifying Party of any such claim shall adversely affect the Indemnified Party’s right to indemnification except (and only to the extent) that the Indemnifying Party can prove prejudice as a result of the failure to receive prompt notice.  This indemnification and hold harmless obligation includes any and all costs reasonably incurred by the Indemnified Party after notice to Indemnifying Party for any cleanup, removal or restoration mandated by any public official acting lawfully under applicable Laws if Indemnifying Party fails to timely perform such work.

12.5                        Definition.   As used herein, “Hazardous Substance” means any substance that is toxic radioactive, ignitable, flammable, explosive, reactive or corrosive and that is, in the form, quantity, condition and location then found upon or under the Leased Premises regulated by any Governmental Authority.  “Hazardous Substance” includes any and all materials and substances that are defined as “hazardous waste,” “hazardous chemical,” “pollutant,” “contaminant” or “hazardous substance,” in the form, quantity, condition and location then found upon the Leased

Premises pursuant to Law.  “Hazardous Substance” also includes, without limitation, asbestos, polychlorinated biphenyls and petroleum-based substances.

12.6                        Survival.   The provisions of this Article 12 shall survive the expiration or sooner termination of this Lease.

ARTICLE 13.
MAINTENANCE AND REPAIRS

13.1                        Tenant Acknowledgement; Limited Warranty and Waiver.   Tenant is currently operating the Leased Premises, is thoroughly familiar with the condition of the Leased Premises and the Restrictive Agreement, and accepts the Leased Premises AS IS in its present condition on the Effective Date.  Subject to the foregoing, Landlord will, so long as no event of default has occurred and is continuing, assign or otherwise make available to the Tenant any and all rights the Landlord may have under any vendor’s or manufacturer’s warranties or undertakings with respect to the Leased Premises, but Landlord does not warrant or represent that any such warranties or undertakings are or will be available to Tenant, and Landlord shall have no further obligations or responsibilities respecting such warranties or undertakings.

TENANT HEREBY WAIVES ALL STATUTORY REPRESENTATIONS AND WARRANTIES ON THE PART OF LANDLORD, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES THAT THE LEASED PREMISES ARE FREE FROM DEFECTS OR DEFICIENCIES, WHETHER HIDDEN OR APPARENT, AND ALL WARRANTIES THAT THEY ARE SUITABLE FOR TENANT’S USE.

13.2                        Maintenance and Repairs.   Tenant shall pay all costs, expenses, fees and charges incurred in connection with the use or occupancy of the Leased Premises, including the Ski Facility.  Tenant shall at all times, at its own expense, and subject to reasonable wear and tear, operate and keep the Leased Premises in first class operating order, repair, condition and appearance and shall allow no nuisances to exist or be maintained therein.  With respect to the Leased Premises, the undertaking to maintain in first class repair shall include, without limitation, slope and ski terrain maintenance, all interior and exterior repairs to improvements (including all replacements of components, systems or parts which are a part of, or are incorporated into, the Leased Premises or any part thereof), whether structural or nonstructural, foreseen or unforeseen, ordinary or extraordinary and all common area maintenance including, without limitation, removal of dirt, snow, ice, rubbish and other obstructions and maintenance of sidewalks and landscaping.  In addition to the foregoing, Tenant shall, at Tenant’s expense, furnish, install and maintain in good condition and repair to points in the Leased Premises, all storm and sanitary sewers, and all gas, water, telephone, electrical facilities and other utilities of such size and type as may be required to provide adequate service for the Leased Premises. Further, Tenant hereby waives, to the extent permitted by law, the right to make reapirs at the expense of the Landlord pursuant to any law in effect at the time of the execution of the Lease or hereafter.

13.3                        Alterations.   So long as no event of default has occurred and is continuing, Tenant may, at its expense and with the prior written consent from Landlord, (i) make interior and exterior nonstructural additions and alterations to the Ski Facility and other improvements on the Leased Premises; and (ii) make alterations to the land, grading, water courses, vegetation or forestation, or install any new ski runs, trails, or paths within the Mountain Operations Area. Notwithstanding the foregoing, Landlord’s consent shall not be required if the cost of such additions and alterations is less than One Hundred Thousand Dollars ($100,000.00); provided, that (i) upon completion of such additions and alterations, neither the fair market value of the Leased Premises shall be lessened thereby nor the utility or condition of the Leased Premises impaired, below the value, utility or condition thereof immediately prior to such action, (ii) such additions and alterations shall not result in a change of use of the Leased Premises, (iii) such work shall be completed in a good and workmanlike manner and in compliance with all applicable Laws and insurance requirements; and (iv) Tenant gives Landlord thirty (30) days advance notice of any such work.  Any and all such additions and alterations shall be and remain part of the Leased Premises and shall be subject to this Lease.  In no event shall Landlord be obligated to reimburse or compensate Tenant or any other person or entity for any such additions, alterations or improvements to the Leased Premises and Tenant hereby waives any right to reimbursement or compensation for the same.

13.4                        Certain Limitations.   The obligations Tenant set forth in this Article 13 shall be subject to the provisions set forth in ARTICLE 16 and ARTICLE 17.

ARTICLE 14.
ALTERATIONS AND TENANT’S LIENS

14.1                        Title to Tenant’s Alterations.   Subject to the provisions of Article 11, any alterations, changes, improvements and additions to the Leased Premises made by Tenant shall immediately become the property of Landlord and shall be considered a part of the Leased Premises, but Landlord will not be obligated to compensate or reimburse Tenant or any other person or entity for any such alterations, changes, improvements or additions made by Tenant, and Tenant hereby waives all right to any such compensation or reimbursement.

14.2                        No Tenant Liens.   Tenant or anyone holding any part of the Leased Premises under Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its own expense any lien, encumbrance, title retention agreement or claim upon the Leased premises.  If any such lien, encumbrance, title retention agreement or claim is filed, Tenant may contest the same in good faith but Tenant shall, prior to foreclosure thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction or otherwise.  Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Leased Premises to any lien or liability under the lien laws of the state in which the Leased Premises are located.  Notwithstanding the foregoing, if any mechanics’, materialmen’s or other similar lien is filed against the Leased Premises, and the amount of such lien claim exceeds [Twenty-Five Thousand Dollars ($25,000.00)], then Tenant shall, within ten (10) days after the filing thereof, provide to Landlord a bond in the amount of one hundred twenty-five percent (125%) of the amount of such lien claim, or other security satisfactory to Landlord, protecting Landlord from loss or liability by reason of such lien.  Tenant hereby covenants and agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, costs, demands, losses or liabilities (including attorneys’ fees) which Landlord may suffer or incur by reason of any such mechanics’, materialmen’s or other similar lien.

14.3                        Landlord Elective Improvements.   During the Term of this Lease, Landlord shall not be required to build or rebuild any improvements to the Leased Premises or the Ski Facility, or to make any repairs, replacements, alterations, restorations or renewals thereto.  In the event that Landlord should, in its sole and absolute discretion elect to make capital improvements to the Leased Premises, it may only do so with Tenant’s consent, which may be given or withheld in Tenant’s sole discretion, and it is understood and agreed that Landlord will generally condition any such election on an increase in the Annual Fixed Rent to reflect such expenditures.

ARTICLE 15.
SKI LIFT OPERATIONS; CONSTRUCTION MATTERS

15.1                        Ski Lifts.

(a)                                 Plans and Specifications.   Tenant shall obtain proper certification that all plans for uphill equipment and systems on the Mountain Operations Area are in accordance with the American National Standard Safety Requirements for Aerial Passenger Tramways under the Aerial Passenger Tramways Safety Act (the “Safety Requirements”).  A complete set of drawings, specifications, and records for each lift shall be maintained by Tenant and made available to Landlord upon request, without cost to Landlord.

(b)                                 Inspections.   Tenant shall, at its own expense, have all lifts or passenger tramways inspected by a qualified engineer or tramway specialist in accordance with Safety Requirements and any other applicable Laws.  To the extent that Landlord is required to make a certification based on such inspections, Tenant shall indemnify and hold harmless Landlord for, from and against any and all loss, claim, damage and expense (including, without limitation, reasonable attorney’s fees) arising out of Tenant’s failure to obtain proper inspections in accordance with this Article 15.1.

15.2                        Construction.

(a)                                 Plans.   Subject to ARTICLE 13 and ARTICLE 14, prior to any development or construction that requires a permit, Tenant, at its sole cost and expense, shall cause delivery to Landlord, for Landlord’s review and approval, a copy of any plans and specifications describing Tenant’s proposed improvements.  Within fifteen (15) business days after receipt of Tenant’s plans, Landlord shall review the plans and reply, either “approving,” “approving with notations,” or “disapproving” the proposed plans.  Landlord’s review of Tenant’s plans shall not obligate Landlord to review for quality design, code compliance, sufficiency to meet local governmental requirements, or other like matters, and Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in Tenant’s plans.  Within a reasonably time after final completion of any Tenant improvements, Tenant shall cause final as-built plans to be delivered to Landlord.

(b)                                 Contracting.   Tenant shall utilize only the services of qualified licensed architects, engineers, and contractors, which professionals must be approved by

Landlord.  Throughout construction of Tenant’s improvements, Tenant shall be responsible for compliance with all laws, codes and ordinances which govern construction of the improvements.  Landlord shall not be responsible for obtaining any permits or licenses necessary for the construction of Tenant’s improvements, and nor shall Landlord be responsible for any cost thereof.

(c)                                  Trash; Utilities.   Tenant, at its own cost and expense, shall keep the Leased Premises clean and free of accumulated litter.  Tenant may provide its own trash removal service without cost to Landlord.  Tenant shall, at its own cost and expense,  obtain and maintain any temporary and permanent utilities necessary for Tenant’s improvements.

(d)                                 Third-Party Beneficiary.   For any of Tenant’s improvements constructed pursuant to this ARTICLE 15, Tenant shall cause its general contractor to recognize Landlord as an expressly intended third party beneficiary of the prime construction contract on a form reasonably acceptable to Landlord.

(e)                                  Insurance.   For any of Tenant’s improvements constructed pursuant to this ARTICLE 15, Tenant shall require that its contractors furnish evidence of comprehensive public liability and damage insurance and workers compensation insurance reasonably acceptable to Landlord, which insurance must list Landlord as an additional insured.

ARTICLE 16.
DAMAGE CLAUSE

16.1                        Damage.   If the whole, part, or improvements of the Ski Facility or Leased Premises are damaged or destroyed by fire, casualty or any cause whatsoever, either in whole or in part, and Tenant does not elect to terminate this Lease pursuant to the provisions of Article 16.2 hereof, Tenant shall with due diligence remove any resulting debris and repair or rebuild the damaged or destroyed structures and other improvements, including, without limitation, any improvements or betterments made by Landlord or Tenant, in accordance with the Final Plans (to the extent then permitted by law).  Subject to Article 18.1 hereof, Landlord shall make all insurance proceeds available as a result of such fire, casualty or other destruction to Tenant for restoration.  Tenant shall obtain Landlord’s consent (which shall not be unreasonably withheld or delayed) to any material deviation from the Final Plans which Tenant is required to make to obtain approval from Governmental Authorities having jurisdiction for such restoration.

16.2                        Right to Terminate on Certain Damage.   If during the final [three (3)] years of the Term or during any Option Period, the Ski Facility or Leased Premises is damaged or destroyed by fire, casualty or any cause whatsoever to such an extent that all or a portion thereof is rendered unsuitable for use as a ski resort and the cost of restoration would exceed [fifty percent (50%)] of the amount it would cost to replace the Ski Facility or Leased Premises in its entirety at the time such damage or destruction occurred, and if Tenant has complied with its insurance obligations under this Lease (including, without limitation, maintaining insurance against loss of rents by Landlord), Tenant may terminate this Lease by notice to Landlord given within thirty (30) days after such damage or destruction.  If Tenant elects to terminate this Lease as provided herein, Tenant shall pay to Landlord, as a condition upon the effectiveness of such termination, within sixty (60) days after such notice, an amount equal to all insurance proceeds for such damage or destruction (except any for Tenant’s Property) together with an amount equal to the difference, if any, between the amount of insurance proceeds turned over to Landlord and the net book value of the Ski Facility and all other improvements constituting a part of the Leased Premises as accurately reflected in Landlord’s financial records as of the date of such damage or destruction.  Upon the giving of such notice by Tenant to terminate, and Tenant’s payment of all amounts provided for herein, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be equitably adjusted as of the date of such destruction.

16.3                        Rights to Insurance Proceeds.   If this Lease is terminated as provided in this Article 16 following damage to or destruction of the Ski Facility or Leased Premises, the proceeds of all hazard insurance on the Leased Premises which is maintained by Tenant or Landlord pursuant to Article 18 shall belong to Landlord or Landlord’s lender.  Insurance proceeds with respect to Tenant’s Property shall belong to Tenant.

ARTICLE 17.
CONDEMNATION

17.1                        In General.   If any material part of the Leased Premises is taken in any proceeding by any Governmental Authority by condemnation or otherwise, or be acquired for public or quasi-public purposes, or be conveyed under threat of such taking or acquiring (which Landlord shall not do without Tenant’s prior written consent), and Tenant reasonably determines that the remaining portion will not permit Tenant to operate its business on the Leased Premises, Tenant shall have the option of terminating this Lease by notice to Landlord of its election to do so given on or before the date which is thirty (30) days after Tenant is deprived of possession of the condemned property, and upon the giving of such notice, this Lease shall automatically terminate and the Annual Fixed Rent and other charges hereunder shall be adjusted as of the date of such notice.  If a material part of the Leased Premises (meaning any part of the Ski Facility) is so taken and Tenant elects not to terminate this Lease, then Tenant shall, to the extent and making use of the condemnation award, restore the Leased Premises to a complete unit as similar as reasonably possible in design, character and quality to the building which existed before such taking.  If the Leased Premises is partially taken and this Lease is not terminated, there shall be no reduction or adjustment in the Annual Fixed Rent and other charges thereafter payable hereunder.  Any restoration work to be performed pursuant to this Article 17 shall be completed in accordance with plans and specifications which shall have been approved by Landlord and Tenant, which approvals shall not be unreasonably withheld.  If all or part of the Leased Premises is taken and Tenant elects to terminate this Lease in accordance with this Article 17, each party shall be free to make claim against the condemning authority for the amount of the actual provable damage done to each of them by such taking.  If the condemning authority refuses to permit separate claims to be made, then Landlord shall prosecute with counsel reasonably satisfactory to Tenant the claims of both Landlord and Tenant, and the proceeds of the award, after payment of Landlord’s reasonable attorneys’ fees and other costs incurred, shall be divided between Landlord and Tenant in a fair and equitable manner; provided, however, in the event of a condemnation which results in Tenant’s election to terminate this Lease, Tenant shall be entitled to its portion of the condemnation award only so long as the amount of the award received by Landlord is equal to or greater than the gross book value of the property taken, as reflected on the Landlord’s financial statements on the date of the condemnation.

17.2                        Temporary Taking Awards.   If by reason of a taking Tenant is temporarily deprived in whole or in part of the use of the Leased Premises or any part thereof, the entire award made as compensation therefor shall belong to Tenant, and there shall be no abatement of the Annual Fixed Rent payable hereunder.

17.3                        Condominium Associations.   Notwithstanding anything in this Lease to the contrary, the proceeds from any condemnation or other taking distributed in accordance with a condominium association or other community association declaration, whether listed as a Restrictive Agreement or not,  shall be distributed in accordance with the terms of this ARTICLE 17.

ARTICLE 18.
INSURANCE, INDEMNITY, WAIVER OF SUBROGATION
AND FIRE PROTECTION

18.1                        Casualty Policy.   During the Term of this Lease, Tenant shall at its expense keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named insured, additional insured or loss payee, as applicable, to provide each with the best position) against damage or destruction by all risks of direct physical loss or damage including terrorism the perils commonly covered under a special form policy in an amount equal to the full replacement cost thereof (without deduction for physical depreciation), and shall have deductibles no greater than One Hundred Thousand and No/100 Dollars ($100,000.00) (with higher deductibles for named storm coverage as the applicable insurer may require), and such other “additional coverage” insurance as Landlord or any holder of a Mortgage on the Leased Premises may reasonably require, which at the time is usual and commonly obtained in connection with properties similar in type of building size and use to the Ski Facility located in the Market Area.  Tenant shall be responsible for determining that the amount of property damage coverage insurance maintained complies with the requirements of this Lease.  The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and rebuild the Leased Premises pursuant to ARTICLE 16 to the extent that such proceeds are required for such purpose.  The insurance required to be carried by Tenant under this ARTICLE 18 may be covered under a so-called “blanket” policy covering other operations of Tenant and Affiliates, so long as the amount of coverage available under said “blanket” policy with respect to the Leased Premises, or Tenant’s liability under this Lease, at all times meets the requirements set forth in this Lease, and shall be evidenced by a certificate of insurance (issued on ACORD 28 or equivalent form) from Tenant’s insurer, authorized agent or broker.  Upon request, Tenant shall name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee, additional insured or loss payee clause as such holder shall elect with respect to the foregoing property insurance, provided such holder agrees with Tenant in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Ski Facility as set forth in this Lease.  Any such insurance proceeds not required for the repair and restoration of the Leased Premises shall belong to Landlord.

18.2                        DIC Policy Endorsement.   Tenant shall, at its expense, keep the Leased Premises insured in the name of Landlord and Tenant (as their interests may appear with each as named insured, additional insured or loss payee, as applicable, to provide each with the best position) against the perils of flood and earthquake , under a so-called difference in conditions policy or endorsement (the “DIC Policy”) in the amount of which shall include the following endorsements:  Agreed Value and Ordinance or Law — Coverage for loss to undamaged portion of building, demolition costs and increased cost of construction, rental loss/business income insurance.  To the extent flood and earthquake perils not covered under the casualty or DIC policy and a separate policy must obtained, Tenant shall insure the property against flood and earthquake perils by a separate policy at the maximum amount available in the marketplace, up to 100% of the replacement cost written with “per occurrence”  and “annual aggregate” limits.  The aggregate limit is the maximum amount the insurance carrier will pay in any one policy limit for all flood losses.  This might include other locations the tenant insures.  You will need to consider these factors when you set the limit for flood and earthquake.  The proceeds of such insurance in case of loss or damage shall be held in trust and applied on account of the obligation of Tenant to repair and rebuild the Leased Premises pursuant to ARTICLE 16 to the extent that such proceeds are required for such purpose.  The insurance required to be carried by Tenant under this Article 18.2 shall be evidenced by a certificate of insurance (issued on ACORD 28 or equivalent form) from Tenant’s insurer, authorized agent or broker.  Upon request, Tenant shall name the holder of any Mortgage on the Leased Premises pursuant to a standard mortgagee, additional insured or loss payee clause as such holder shall elect with respect to the DIC Policy, provided such holder agrees in writing to disburse such insurance proceeds to Tenant for, and periodically during the course of, repair and restoration of the Leased Premises as set forth in this Lease.  Any such insurance proceeds not required for the repair and restoration of the Leased Premises shall belong to Landlord.

18.3                        Liability Insurance; Tenant Negligence.   Tenant will, subject to Article 18.7 and Article 12.4, defend, indemnify and hold Landlord, its trustees, directors, officers, agents and servants, harmless for, from and against any and all claims, actions, liability and expense:  arising out of any occurrence in, upon or at the Ski Facility, the Leased Premises or the Common Facilities, or the occupancy or use by Tenant of the Ski Facility, the Leased Premises or the Common Facilities or any part thereof, except to the extent the same is caused by the willful or grossly negligent act or omission of Landlord; or occasioned wholly or in part by any negligent act or omission of Tenant, its agents, employees, contractors, licensees, servants, subtenants, lessees or concessionaires.  If any action or proceeding is brought against Landlord, its officers, employees, agents or servants by reason of any of the aforementioned causes, Tenant, upon receiving notice thereof from Landlord, agrees to defend such action or proceeding by counsel reasonably acceptable to Landlord at Tenant’s own expense.  Tenant agrees to insure the foregoing obligation by contractual endorsement under a commercial general public liability policy (including personal injury and property damage, terrorism and liquor liability, if applicable) to be maintained by Tenant with of not less than [Twenty-Five Million Dollars ($25,000,000.00) per occurrence/ Twenty-Five Million Dollars ($25,000,000.00) products & completed operations aggregate/ Twenty-Five Million Dollars ($25,000,000.00)] general aggregate on a per location basis.  The amounts required in this section may be satisfied by a combination of general liability and umbrella liability coverages.  Tenant shall cause Landlord to be named as an additional insured on all policies of liability insurance maintained by Tenant (including excess liability and umbrella policies) on a primary basis and non-contributory with any other insurance coverage carried by the Landlord with respect to the Leased Premises. The insurance required to be carried by Tenant under this Article 18.3 shall be evidenced by a certificate of insurance (issued on ACORD 25 or equivalent form) from Tenant’s insurer, authorized agent or broker.

18.4                        Rental Loss/Business Interruption Insurance.   During the Term of this Lease, Tenant shall, at its expense, keep and maintain for the benefit of Landlord, coverage for the loss of Rent payable hereunder for a period of at least the next succeeding eighteen (18) months.

18.5                        Workers’ Compensation Insurance.   Tenant shall maintain, with respect to its operations and all of its employees at the Leased Premises, a policy or policies of workers’ compensation insurance in accordance with and in the amounts required by applicable Laws, protecting Tenant from and against any and all claims from any persons employed directly or indirectly on or about the Leased Premises for injury or death of such persons.

18.6                        Insurance Provided By Condominium Associations.   In the event that a condominium or other community association carries insurance that is in addition or supplemental to what Tenant is required to carry under this Lease, Tenant may rely on such coverage with respect to the applicable condominium to the extent that it satisfies the insurance requirements in this ARTICLE 17 and so long as Landlord and the holder of any Mortgage on the Leased Premises is named as an additional insured thereunder.

18.7                        Release; Waiver of Subrogation.   Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the “Releasing Party”) hereby releases the other (the “Released Party”) from any liability which the Released Party would, but for this Article 18.7, have had to the Releasing Party during the Term of this Lease resulting from any accident or occurrence or casualty (i) which is or would be covered by Tenant’s insurance required under this Lease, or (ii) which is or would be covered by a fire or “all risk” property insurance policy in use in the state in which the Leased Premises is located, whether or not the Releasing Party is actually maintaining such an insurance policy, or (iii) which is covered by any other casualty or property damage insurance being carried by the Releasing Party at the time of such occurrence, which casualty may have resulted in whole or in part from any act or omission of the Released Party, its officers, agents or employees; PROVIDED, HOWEVER, the mutual releases hereinabove set forth shall become inoperative and null and void if the Releasing Party wishes to place such insurance with an insurance company which (y) takes the position that the existence of such release vitiates or would substantially adversely affect any policy so insuring the Releasing Party and notice thereof is given to the Released Party, or (z) requires the payment of a higher premium by reason of the existence of such release, unless in the latter case the Released Party within twenty (20) days after notice thereof from the Releasing Party pays such increase in premium.  Notwithstanding anything to the contrary herein, Tenant agrees and acknowledges that Landlord shall have no responsibility or liability for any loss, damage or injury to Tenant’s Property which is located in, on or about the Leased Premises or the Common Facilities at any time and from time to time, regardless of the cause of such loss, damage or injury, and that all of Tenant’s Property is located in, on and about the Leased Premises and the Common Facilities at Tenant’s sole risk.  Tenant hereby releases Landlord from any and all claims with respect to loss, damage or injury to Tenant’s Property located in, on and about the

Leased Premises and the Common Facilities, regardless of the cause of such loss, damage or injury.

18.8                        General.   Tenant’s insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory.  All policies of insurance required pursuant to this ARTICLE 18 shall be issued by companies approved by Landlord, with an A. M. Best Rating of A — X or better and authorized to do business in the state where the Leased Premises is located.  Furthermore, any such insurance company shall have a claims paying ability rating of “AA” or better by Standard & Poor’s (other than the issuer of any policy for earthquake insurance, which issuer shall have a claims paying ability rating of “A” or better by Standard & Poor’s, and shall issue policies which include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional loss payee, additional insured or named insured;  shall contain such provisions as Landlord deems reasonably necessary or desirable to protect its interest including any endorsements providing that neither Tenant, Landlord nor any other party shall be a co-insurer under said policies and that no modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the policies required hereby shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium;  provisions which permit Landlord to pay the premiums and continue any insurance upon failure of Tenant to pay premiums when due; and provisions stating that the insurance shall not be impaired or invalidated by virtue of (A) any act, failure to act, negligence of, or violation of declarations, warranties or conditions contained in such policy by Tenant, Landlord or any other named insured, additional insured or loss payee, except for the willful misconduct of Landlord knowingly in violation of the conditions of such policy or (B) the occupation, use, operation or maintenance of the Leased Premises for purposes more hazardous than permitted by the terms of the policy.

ARTICLE 19.
INDEMNIFICATION GENERALLY

Tenant agrees to protect, defend, indemnify and hold harmless Landlord, its trustee, directors, officers, employees, agents and servants for, from and against all liabilities, costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) and all actual or consequential damages imposed upon or asserted against Landlord, as owner of the Leased Premises, including, without limitation, any liabilities, costs and expenses and actual or consequential damages imposed upon or asserted against Landlord, on account of (i) any use, misuse, non-use, condition, maintenance or repair by Tenant of the Leased Premises, (ii) any Taxes, Common Facilities Expense, and other impositions which are the obligation of Tenant to pay pursuant to the applicable provisions of this Lease, (iii) any failure on the part of Tenant to perform or comply with any other of the terms of this Lease or any sublease, (iv) any liability Landlord may incur or suffer as a result of any environmental laws or the ADA affecting the Leased Premises, and (vi) accident, injury to or death of any person or damage to property on or about the Leased Premises.  If at any time any claims, costs, demands, losses or liabilities are asserted against Landlord by reason of any of the matters as to which Tenant indemnifies Landlord hereunder, Tenant will, upon notice from Landlord, defend any such claims, costs, demands, losses or liabilities at Tenant’s sole cost and expense by counsel reasonably acceptable to Landlord.

ARTICLE 20.
[LEASEHOLD MORTGAGES]

20.1                        [Rights to Mortgage Lease.   Tenant, and its permitted successors and assigns shall have the right to mortgage and pledge its interest in this Lease (the “Leasehold Mortgage”), only in accordance with and subject to the terms, conditions, requirements and limitations of this Article 20, and provided that Tenant obtains Landlord’s written consent which may be given or withheld at Landlord’s sole discretion. Any such mortgage or pledge shall be subject and subordinate to the rights of Landlord hereunder and to the Landlord’s interest in the Leased Premises.

20.2                        Leasehold Mortgagee Qualifications.   No holder of a Leasehold Mortgage on this Lease shall have the rights or benefits mentioned in this Article 20, nor shall the provisions of this Article 20 be binding upon Landlord, unless and until each of the following terms, conditions and restrictions have been fully satisfied (and only upon all of the following terms, conditions and restrictions being fully satisfied shall the holder of a Leasehold Mortgage on this Lease be deemed a “Leasehold Mortgagee”):

(a)                                 Either the Leasehold Mortgagee or a Trustee thereof, or participant in the underlying loan secured by the Leasehold Mortgage must have and maintain a tangible net worth, determined in accordance with generally accepted accounting principles, of at least One Hundred Million Dollars ($100,000,000.00);

(b)                                 The Leasehold Mortgage shall contain provisions requiring that copies of all notices of default under said Leasehold Mortgage must be simultaneously sent to Landlord;

(c)                                  Simultaneously with or promptly after the recording of the Leasehold Mortgage, Tenant shall, at its own expense, cause a copy of the Leasehold Mortgage to be delivered to Landlord and, if so requested by Landlord, shall cause to be recorded in the office of the recorder of the county or township (as applicable) where the Leased Premises is located, a written request executed and acknowledged by Landlord for a copy of all notices of default and all notices of sale under the Leasehold Mortgage as provided by applicable Laws.  Inclusion of a request for notice having the effect described above in the body of the recorded Leasehold Mortgage shall constitute compliance with this provision;

(d)                                 The Leasehold Mortgage shall be subordinate to Landlord’s interest in the Leased Premises and Landlord’s rights under this Lease and shall not cover any interest in any other real property of Landlord other than the leasehold estate created by this Lease including any easements contained therein;

(e)                                  The Leasehold Mortgage shall not permit or authorize, or be construed to permit or authorize, any Leasehold Mortgagee to devote the Leased Premises to any uses,

or to construct any improvements thereon, other than those uses and improvements provided for and authorized by and pursuant to the terms of this Lease;

(f)                                   The Leasehold Mortgage shall not contain terms which are inconsistent with the terms of this Lease and Tenant shall provide Landlord with a true and accurate copy of the documentation creating and evidencing the Leasehold Mortgage and the loan evidenced thereby promptly following execution of such documents by Tenant;

(g)                                  The Leasehold Mortgage shall secure a bona fide extension of credit to Tenant or an Affiliate of Tenant and shall not be for the purpose of avoiding or extending any obligations of or restrictions on Tenant under this Lease, including restrictions on transfer or periods for curing defaults; and

(h)                                 The Leasehold Mortgage shall provide that any proceeds from fire and other casualty insurance and extended coverage insurance shall be applied in accordance with the Lease.

20.3                        Defaults.   If Tenant, or Tenant’s successors or assigns, mortgage this Lease in compliance with the provisions of this Article 20, then so long as any such mortgage shall remain unsatisfied of record, the following provisions shall apply:

(a)                                 Tenant shall immediately provide Landlord with written notice that a Leasehold Mortgage has been filed, along with the name, facsimile, contact person, e-mail address, and address of the Leasehold Mortgagee.  Tenant shall promptly give Landlord written notice of any change in any Leasehold Mortgagee and shall ensure that Landlord has current contact information for such Leasehold Mortgagee at all times. Landlord, upon serving any notice of default on Tenant pursuant to Article 24 or any other notice under the provisions of this Lease, shall also serve a copy of such notice upon Leasehold Mortgagee, at the address provided to Landlord in writing by Tenant and no notice shall be deemed to have been duly given as to the Leasehold Mortgagee unless and until a copy thereof has been so served upon the Leasehold Mortgagee.  Landlord’s furnishing a copy of such notice to Leasehold Mortgagee shall not in any way affect or become a condition precedent to the effectiveness of any notice given or served upon Tenant, provided, that Landlord may not terminate this Lease or exercise any remedies against Tenant without first giving Leasehold Mortgagee notice and opportunity to cure.  Any notice or other communication which Leasehold Mortgagee desires or is required to give to or serve upon Landlord shall be deemed to have been duly given or served if sent in accordance with Article 27.2.

(b)                                 Any Leasehold Mortgagee, in case Tenant is in default under this Lease, shall have the right to remedy such default (or cause the same to be remedied) within the same period provided to Tenant hereunder and otherwise as herein provided, and Landlord shall accept such performance by or at the instance of Leasehold Mortgagee as if the same had been made by Tenant.

(c)                                  For the purposes of this Article 20, no Event of Default shall be deemed to exist under Article 24 in respect of the performance of work required to be performed, or of acts to be done, or of conditions to be remedied, if steps shall, in good faith, have been commenced by Leasehold Mortgagee within the time permitted therefor to rectify the same and shall be prosecuted to completion with diligence and continuity and within the time periods provided therefor in Article 24.

(d)                                 Notwithstanding anything in this Lease to the contrary, upon the occurrence of an Event of Default other than an Event of Default which can be cured by the payment of money (the “Monetary Default”), Landlord shall take no action to effect a termination of this Lease without first giving Leasehold Mortgagee at least thirty (30) days written notice of its intent to terminate if Tenant’s default is of any type other than a Monetary Default (a “Non-Monetary Default”), and Leasehold Mortgagee fails to cure such Non-Monetary Default within said thirty (30) day period. If such Non-Monetary Default cannot reasonably be cured within said thirty (30) day period (or is such that possession of the Leased Premises is necessary to remedy the Non-Monetary Default), the date for termination shall be extended for such period of time as may be reasonably required to remedy such Non-Monetary Default, if and only if (i) subject to Article 20.4, within thirty (30) days of Landlord’s notice of its intent to terminate the Lease, Leasehold Mortgagee irrevocably agrees in writing to assume Tenant’s obligations under the Lease following Leasehold Mortgagee’s obtaining possession of the Leased Premises, (ii) Leasehold Mortgagee shall have fully cured any default in the payment of any monetary obligations of Tenant under this Lease within five (5) business days after its receipt of notice of Landlord’s intent to terminate, and shall continue to pay currently such monetary obligations as and when the same are due, subject to the applicable notice and cure provisions provided in this Lease, and (iii) Leasehold Mortgagee continues its good faith and diligent efforts to remedy such Non-Monetary Default (including its acquisition of possession of the Leased Premises if necessary to cure such Default); provided, however, that Leasehold Mortgagee shall not be obligated to pursue the cure of any Non-Monetary Default until it has obtained possession of the Leased Premises if, but only if, (x) Leasehold Mortgagee fully complies with the obligation to cure any Monetary Default of Tenant and to keep current all monetary obligations under this Lease as provided in, and within the time set forth in, subclause (d)(i) above, and (y) Leasehold Mortgagee is diligently and continuously pursuing such actions as are necessary to enable it to obtain possession of the Leased Premises at the earliest possible date.

(e)                                  The rights granted Leasehold Mortgagee in this Article 20.3 are accommodations only to and for the benefit of Leasehold Mortgagee and shall not be construed to grant Tenant any additional rights not specifically provided in this Lease.  Nothing in this Article 20.3 shall be construed to require a Leasehold Mortgagee to continue any foreclosure proceeding it may have commenced against Tenant after all defaults have been cured by Leasehold Mortgagee, and if such defaults are cured and the Leasehold Mortgagee discontinues such foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease; provided, however, that in no event shall this provision be applied to allow a defaulting Tenant to remain on the Leased Premises following its failure to cure any default within Tenant’s prescribed cure period on more than one occasion in any consecutive twelve (12) month period.  Nothing in this Article 20 shall require a Leasehold Mortgagee who has acquired Tenant’s leasehold interest and has taken possession of the Leased Premises to cure any

Non-Monetary Default which is not capable of being cured by such Leasehold Mortgagee.  Any such uncurable Non-Monetary Default shall be deemed to be waived following Leasehold Mortgagee’s acquisition of Tenant’s leasehold interest and such Leasehold Mortgagee’s timely cure of all Monetary Defaults and all Non-Monetary Defaults which are capable of cure by such Leasehold Mortgagee in accordance with this Article 20.  Notwithstanding the foregoing:

(i)                                     Leasehold Mortgagee shall not be obligated to continue such possession or to continue such foreclosure proceedings after such defaults have been cured,

(ii)                                  Landlord shall not be precluded from exercising any rights or remedies under this Lease with respect to any other default by Tenant during the pendency of such foreclosure proceedings;

(iii)                               if Leasehold Mortgagee is an entity or person other than an Authorized Institution, such Leasehold Mortgagee shall agree with Landlord in writing to comply with such of the terms, covenants and conditions of this Lease as are reasonably susceptible of being complied with by Leasehold Mortgagee during the period of forbearance by Landlord from taking action to effect a termination of this Lease; and

(iv)                              it is understood and agreed that Leasehold Mortgagee, or its designee, or any purchaser in foreclosure proceedings (including, without limitation, an entity formed by Leasehold Mortgagee or by the holder(s) of the bonds or obligations secured by the Leasehold Mortgage) may, subject to the following terms of this Article 20.3, become the legal owner and holder of this Lease through such foreclosure proceedings or by assignment of this a Lease in lieu of foreclosure.

(f)                                   Subject to Article 20.4, it shall be a condition precedent to any assignment or transfer of this Lease by foreclosure of any Leasehold Mortgage, deed in lieu thereof or otherwise that Leasehold Mortgagee, or its designee (including, without limitation, an entity which has such a tangible net worth formed by Leasehold Mortgagee or by the holder(s) of the bonds or obligations secured by the Leasehold Mortgage) or any purchaser in any such foreclosure proceedings (any such transferee of the Lease, a “Transferee”) (a) have and maintain (or have a guarantor with) a tangible net worth, determined in accordance with generally accepted accounting principles, of at least One Hundred Million Dollars ($100,000,000.00), (b) upon becoming the legal owner and holder of this Lease shall execute an agreement with Landlord, reasonably acceptable to Landlord, pursuant to which such Transferee agrees to assume all obligations of Tenant under this Lease, and (c) either the Transferee or an entity engaged by such Transferee to manage the Leased Premises (pursuant to a management agreement in form and substance reasonably acceptable to Landlord), operates at least one first-tier destination ski resort in North America and is otherwise reasonably acceptable to Landlord.

(g)                                  Notwithstanding the foregoing, if a Leasehold Mortgagee forecloses or takes a deed in lieu of foreclosure, but at the time of such foreclosure or taking of a deed in lieu such Leasehold Mortgagee does not meet the financial or other requirements specified in the immediately preceding paragraph, such Leasehold Mortgagee shall have ninety (90) days from the date it acquires the demised premises to either transfer the Leasehold Mortgagee’s interest in this Lease to a Transferee who complies with such requirements, or otherwise comes into compliance on its own.  Failure to comply with this paragraph shall be a default under this Lease.

(h)                                 In the event of the termination of this Lease prior to the expiration of the Term, whether by summary proceedings to dispossess, service of notice to terminate, or otherwise, due to default of Tenant, Landlord shall serve upon Leasehold Mortgagee written notice that the Lease has been terminated together with a statement of any and all sums which would at that time be due under this Lease but for such termination, and of all other defaults, if any, under this Lease then known to Landlord. Leasehold Mortgagee shall thereupon have the option to obtain a new lease in accordance with and upon the following terms and conditions:

(i)                                     Upon the written request of Leasehold Mortgagee, delivered to Landlord within thirty (30) days after service of such notice that the Lease has been terminated to Leasehold Mortgagee, Landlord shall enter into a new lease of the Leased Premises with Leasehold Mortgagee or its designee, having (or having a guarantor having) a tangible net worth in accordance with generally accepted accounting principles of at least One Hundred Million Dollars ($100,000,000.00).

(ii)                                  Such new lease shall be entered into within thirty (30) days of such Leasehold Mortgagee’s written request at the sole cost of Leasehold Mortgagee or such designee, shall be effective as of the date of termination of this Lease, shall require Leasehold Mortgagee, such designee, or an entity engaged to manage the Leased Premises to operate at least one first-tier destination ski resort in North America, shall be for the remainder of the Term of this Lease, and at the Rent and upon all the terms, covenants and conditions of this Lease, including any applicable Option Periods, provided that Leasehold Mortgagee or such designee shall contemporaneously with the delivery of such request pay to Landlord all the installments of Rent payable by Tenant hereunder which are then due.

(iii)                               Such new lease shall require the tenant to perform any unfulfilled obligation of Tenant under this Lease which is reasonably susceptible of being performed by such tenant.

(iv)                              Upon the execution of such new lease, the tenant named therein shall pay any and all Rent and other sums which would at the time of the execution thereof be due under this Lease but for such termination and shall pay all expenses, including counsel fees, court costs and disbursements incurred by Landlord in connection with such defaults and termination, the recovery of possession of the Leased Premises, and the preparation, execution and delivery of such new lease.

Nothing in this Article 20.3 shall impose any obligation on the part of Landlord to deliver physical possession of the Leased Premises to the Leasehold Mortgagee, Transferee, or any designee unless Landlord at the time of the execution and delivery of such new lease has obtained physical possession thereof.

(i)                                     If Tenant is in default under this Lease and by reason of Tenant’s failure either to exercise any renewal option contained herein, or for any other reason whatsoever, including being in default, Tenant is not entitled to renew this Lease for any Option Period.  Landlord shall serve upon Leasehold Mortgagee written notice thereof and Leasehold Mortgagee shall have the option upon written request served upon Landlord to obtain from Landlord a new lease of the Leased Premises for such Option Period, provided that such written request is served upon Landlord no later than thirty (30) days after the service of the aforementioned notice by Landlord on Leasehold Mortgagee.  Within thirty (30) days after the service of such written request from Leasehold Mortgagee, Landlord and Leasehold Mortgagee, or Leasehold Mortgagee’s designee having a tangible net worth (with its guarantor, if any), determined in accordance with generally accepted accounting principles, of at least One Hundred Million Dollars ($100,000,000.00), and either (1) alone or with its Affiliates, operates at least one first-tier destination ski resort in North America, or (2) causes the Leased Premises to be operated by an entity which operates at least one first-tier destination ski resort in North America, shall enter into a new lease of the Leased Premises as follows:

(i)                                     Such new lease shall be entered into at the sole cost and expense of the tenant thereunder, shall be effective as of the date of termination of the then current Term of this Lease, and shall be for the renewal term next succeeding the then current Term of this Lease, and at the rent and upon all the terms, covenants and conditions of this Lease, including any applicable Option Periods.

(ii)                                  Such new lease shall require tenant to perform any unfulfilled obligation of Tenant under this Lease which is reasonably susceptible of being performed by such tenant.

(iii)                               Upon the execution of such new lease the tenant therein named shall pay any and all sums remaining unpaid under this Lease, plus all expenses reasonably incurred by Landlord in connection with the preparation, execution and delivery of such new lease.

20.4                        Continuation of Liability.   If any Leasehold Mortgagee acquires title to Tenant’s interest in this Lease, by foreclosure of a mortgage thereon or by assignment in lieu of foreclosure or by an assignment from a nominee or wholly owned subsidiary of such mortgagee, or under a new lease pursuant to this Article 20, such mortgagee may assign such Lease to a party (i) having a tangible net worth, or whose guarantor has a tangible net worth, determined in accordance with generally accepted accounting principles, of not less than One Hundred Million Dollars ($100,000,000.00), and (ii) either (1) alone or with its Affiliates operates at least one first-tier destination ski resort in North America or (2) causes the Leased Premises to be operated by an entity which operates at least one hundred fifty (150) motion picture screens in North America, and notwithstanding anything contained in Article 10, shall thereupon be released from all liability for the performance or observance of the terms, covenants and conditions in such Lease contained on Tenant’s part to be performed and observed from and after the date of such assignment, provided that the assignee from such Leasehold Mortgagee shall have assumed such new lease in accordance with this Article 20.  Furthermore, it is the intention of the parties that entering into a Leasehold Mortgage or other pledge or hypothecation by Tenant that does not comply with the provisions of this Article 20 shall constitute a default and shall otherwise be a non-permitted transfer under this Lease.  The holder of such Leasehold Mortgage or other pledge or hypothecation shall not enjoy the rights granted to a Leasehold Mortgagee under this Article 20.]

ARTICLE 21.
TENANT’S SIGNS

21.1                        Location and Type.   Tenant shall have the right to erect and maintain signs in accordance with the provisions of this Article 21 and subject to any applicable provisions of the Restrictive Agreements and Laws:

21.2                        Design.   The design of all signs presently located on the Leased Premises is hereby approved by Landlord, with the design of all future signs which Tenant elects to construct pursuant to Article 21.1 (such present and future signs referred to as “Tenant’s Signs”) to be subject to Landlord’s approval, which Landlord agrees not to unreasonably withhold or delay so long as Tenant’s Signs are consistent with Tenant’s standard signage and do not otherwise violate applicable Laws.  Tenant’s Signs shall advertise Tenant’s business and shall be constructed and maintained in good repair at Tenant’s expense.  Tenant shall pay the cost of electricity consumed in illuminating any of Tenant’s Signs.

21.3                        Ski Facility Signs.   Nothing in this Lease shall restrict Tenant’s right to maintain signs at the Ski Facility for directional and safety purposes.

ARTICLE 22.
RISK CONTROLS

22.1                        Avalanche Mitigation.   Tenant shall, at its own expense, maintain stabilization and settlement of snow pack within the Leased Premises using means, methods, and techniques reasonably necessary to mitigate against avalanches.  Tenant shall be responsible for the cost of (i) any risk assessment geographical surveys and any other topographical, vegetation, and seasonal snow distribution studies necessary for mitigating against avalanches, (ii) any snow pack observation and forecasting, (iii) any barriers, bridges, nets, breakers, fences, sheds, shelters, reforestation, (iv) any other snow retention, distribution, deflection, retardation, and catchment structures.

22.2                        Use of Explosives.  Prior to performing any blasting on the Leased Premises, Tenant shall submit a blasting plan prepared by a competent professional (the “Blasting Plan”) to Landlord, which Blasting Plan shall adhere in all respects to applicable Laws.  The Blasting Plan shall be site specific and shall, at minimum, address the following: (i) designation of a qualified individual who has authority over all actions and operations related to the blasting and lists the names, qualifications, and detail responsibilities for all personnel involved with the blasting or who will otherwise be responsible for transporting, handling, or storing the explosives and which also lists all incidental personnel and other personnel authorized to be within the danger zone during blasting operations; (ii) the proposed dates, times and location of blasting; (iii) type and quantity of explosives and detonating or initiating devices to be used at the site; and (iv) means of transporting explosives and provisions for storing and securing explosives on site.  Prior to performing activities in accordance with the Blasting Plan, Tenant shall (a) obtain all applicable governmental permits and licenses; (b) follow all standard procedures for handling, setting, wiring, and firing explosive charges; and (c) coordinate the implementation of its blasting activities with Landlord.  Tenant shall indemnify and defend the Landlord from and against all loss, claim, damage and expense arising out of the negligent use, storage, or handling of explosives on the Leased Premises.

ARTICLE 23.
ESTOPPEL; ATTORNMENT AND SUBORDINATION

23.1                        Estoppel Certificate.   Each party agrees, within ten (10) days after request by the other party, to execute, acknowledge and deliver to and in favor of the proposed holder of any Mortgage or purchaser of any portion of the Leased Premises, the Common Facilities, any Leasehold Mortgagee, or any proposed sublessee or assignee of Tenant, an estoppel certificate in such form as Landlord may reasonably require, but stating no less than:  (i) whether this Lease is in full force and effect; (ii) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment; (iii) the date to which Rent and any other charges have been paid; and (iv) whether such party knows of any default on the part of the other party or has any claim against the other party and, if so, specifying the nature of such default or claim.

23.2                        Attornment by Tenant.   Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Mortgage prior in lien to this Lease made by Landlord, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease, provided such purchaser assumes in writing Landlord’s obligations under this Lease.

23.3                        Subordination/Non-Disturbance.   Upon request of the holder of any Mortgage, Tenant will subordinate its rights under this Lease to the lien thereof and to all advances made or hereafter to be made upon the security thereof, and Tenant shall execute, acknowledge and deliver an instrument effecting such subordination; PROVIDED, HOWEVER, Tenant’s obligation to (a) subordinate its rights under this Lease to the lien of any holder of a Mortgage and (b) execute and deliver such instrument shall be conditioned upon Landlord obtaining and delivering to Tenant, in recordable form, from the holder of any Mortgage to which this Lease is to become subordinate (and in the case of any Mortgage to which this Lease is subordinate by operation of law, Landlord, upon Tenant’s request, shall use good faith efforts to obtain from the holder of such Mortgage and deliver to Tenant, in recordable form) a non-disturbance agreement reasonably acceptable to Tenant containing a covenant binding upon the holder thereof to the effect that as long as Tenant is not in default under this Lease, this Lease shall not be terminated or modified in any respect whatsoever, nor shall the rights of Tenant hereunder or its occupancy of the Leased Premises be affected in any way by reason of such Mortgage or any foreclosure action or other proceeding that may be instituted in connection therewith, and that, except to the extent that the holder of such Mortgage is required to do so to effectively foreclose such Mortgage, Tenant shall not be named as a defendant in any such foreclosure action or other proceeding.  In the event of attornment, no lender shall be (i) liable for any act or omission of Landlord, or subject to any offsets or defenses which Tenant might have against Landlord (prior to such lender becoming Landlord under such attornment), (ii) liable for any security deposit or bound by any prepaid Rent not actually received by such lender, or (iii) bound by any future modification of this Lease not consented to by such lender.  Tenant further agrees that if Landlord shall have failed to cure a default within the time permitted Landlord for cure under this Lease, if any, then any such lender whose address has been so provided to Tenant shall have an additional period of thirty (30) days in which to cure (or such additional time as may be required die to causes beyond such lender’s control, including time to obtain possession of the Leased by power of sale or judicial action).  The provisions of this Article shall be self-operative; however, Tenant shall execute such documentation as Landlord or any lender may reasonably request from time to time in order to confirm the matters set forth in this Article in recordable form.

23.4                        Form of Documents.   Landlord and Tenant, upon request of any party in interest, shall execute promptly such commercially reasonable instruments or certificates to carry out the provisions of this ARTICLE 23; provided, however, neither party shall be required to execute any such instruments or certificates that would in any way modify the terms and provisions of this Lease.

ARTICLE 24.
DEFAULT

24.1                        Tenant Default.   An Event of Default by the Tenant shall exist under this Lease if:

(i)                                     Tenant neglects or fails to pay any installment of Rent, including Annual Fixed Rent, Annual Percentage Rent and any other charge under this Lease within ten (10) days after notice of default (but Landlord is not required to give more than two such default notices during any one Lease Year), or

(ii)                                  Tenant neglects or fails to perform or observe any of the other covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, within thirty (30) days after notice of default (or if more than thirty (30) days shall be reasonably required because of the nature of the default, if Tenant fails to proceed diligently to cure such default after such notice), or

(iii)                               Tenant fails to perform or observe any obligations pursuant to Tenant’s Operating Covenant hereunder, or

(iv)                              upon the occurrence of any default under a Related Agreement [or the Guaranty] or any guaranty of a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder or

(v)                                 Tenant (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof; or

(vi)                              the estate or interest of Tenant in the Leased Premises or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of ninety (90) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Lease), or

(vii)                           Tenant abandons or vacates the Leased Premises during the Term of this Lease.

24.2                        Remedies.   Upon an Event of Default by the Tenant under this Lease, Landlord may immediately or at any time thereafter, as permitted by law, give Tenant written notice of Landlord’s termination of this Lease, and, upon such notice, Tenant’s rights to possession of the Leased Premises shall cease and this Lease shall thereupon be terminated, and Landlord may re-enter and take possession of the Leased Premises as its own property; or Landlord may remain out of possession of the Leased Premises and treat the Term of the Lease as subsisting and in full force and effect, in which event Landlord shall have all rights and remedies available at law, in equity or hereunder; and as an alternative remedy Landlord may, at Landlord’s election, without terminating the then current Term, or this Lease, re-enter the Leased Premises or take possession thereof pursuant to legal proceedings or pursuant to any notice provided for by law, and having elected to re-enter or take possession of the Leased Premises without terminating the Term, or this Lease, Landlord shall use reasonable diligence as Tenant’s agent to relet the Leased Premises, or parts thereof, for such term (which may be greater or less than the remaining balance of the then current Term) or terms and at such rental and upon such other terms and conditions as Landlord may reasonably deem advisable, with the right to make alterations and repairs to the Leased Premises, and no such re-entry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease, and no such re-entry or taking of possession by Landlord shall relieve Tenant of its obligation to pay Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession, and Tenant shall continue to pay Rent as provided in this Lease until the end of the Term and whether or not the Leased Premises have been relet, less the net proceeds, if any, of any reletting of the Leased Premises after deducting all of Landlord’s expenses in connection with such reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, expenses of employees, alterations costs and expenses of preparation for reletting.  If Landlord elects to terminate this Lease, then Landlord may re-lease the Leased Premises for such price and on such terms as may be immediately obtainable, and Tenant will be and remain liable, not only for all Rent due and other obligations incurred up to the date on which the termination becomes effective, for all holdover damages that accrue under Article 4.3 until Tenant vacates or is removed from the Leased Premises, but also for stipulated or liquidated damages for its nonperformance equal to the sum of (i) all expenses that Landlord may reasonably incur in re-entering and repossessing the Leased Premises, putting the Leased Premises in proper repair and curing any default by Tenant, and removing Tenant’s improvements, if Landlord has elected to require such removal, making any reasonable non-structural modifications that may be required for any new tenants, and reletting the Leased Premises, including reasonable attorneys’ fees and disbursements, sheriff’s fees and brokerage fees in doing so, plus (ii) twenty-four (24) months of the Annual Fixed Rent provided in this Lease.  Having elected either to remain out of possession and treating this Lease as remaining in full force and effect or to re-enter or take possession of the Leased Premises without terminating the Term, or this Lease, Landlord may by notice to Tenant given at any time thereafter while Tenant is in default in the payment of Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease and, upon such notice, this Lease shall thereupon be terminated.  If in accordance with any of the foregoing provisions of this Article 24, Landlord shall have the right to elect to re-enter and take possession of the Leased Premises, Landlord may enter and expel Tenant and those claiming through or under Tenant and remove the effects of both or either (forcibly if necessary) without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenant.  Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damage accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of an event of default shall not be deemed or construed to constitute a waiver of such default.  Following an event of default, all amounts due from Tenant to Landlord pursuant to this Lease shall bear interest at the Default Rate.

24.3                        Landlord Default, Cure Rights.   Landlord shall be in default under this Lease if Landlord neglects or fails to perform or observe any of the material covenants, terms, provisions or conditions on its part to be performed or observed under this Lease, and such failure continues for a period of thirty (30) days after written notice thereof (or if more than thirty (30) days shall be reasonably required because of the nature of the default, if Landlord fails to proceed diligently to cure such default after such notice). In the event of a Landlord default, then Tenant may immediately or at any time thereafter, in addition to any other rights and remedies as may otherwise be provided in this Lease for a Landlord default, pursue all rights and remedies it may have at law and equity generally.

24.4                        Self Help.   If either party (“Defaulting Party”) fails to perform any agreement or obligation on its part to be performed under this Lease, the other party (“Curing Party”) shall have the right (i) if no emergency exists, to perform the same after giving thirty (30) days notice to Defaulting Party, and (ii) in any emergency situation to perform the same immediately without notice or delay.  For the purpose of rectifying a default of Defaulting Party as aforesaid, Curing Party shall have the right to enter the Leased Premises.  Defaulting Party shall on demand reimburse Curing Party for the costs and expenses incurred by Curing Party in rectifying defaults as aforesaid, including reasonable attorneys’ fees, together with interest thereon at the Default

Rate, but nothing herein shall be deemed to permit either party to set off any costs of cure or other amounts against the amounts owing to the other party hereunder.  Any act or thing done by Curing Party pursuant to this Article 24.4 shall not constitute a waiver of any such default by Curing Party or a waiver of any covenant, term or condition herein contained or the performance thereof.

24.5                        Remedies Cumulative.   The various rights and remedies given to or reserved to Landlord and Tenant by this Lease or allowed by law shall be cumulative, irrespective of whether so expressly stated.

24.6                        Limitation on Landlord’s Liability.   Notwithstanding anything to the contrary in this Lease:  (A) Tenant will look solely to the interest of Landlord (or its successor as Landlord hereunder) in the Leased Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of (i) any negligence (including gross negligence) or (ii) any breach of this Lease by Landlord or its successor (including any beneficial owners, partners, shareholders, trustees or others affiliated or related to Landlord or such successor) and Landlord shall have no personal liability hereunder of any kind, and (B) Tenant’s sole right and remedy in any action concerning Landlord’s reasonableness (where the same is required hereunder) will be an action for declaratory judgment and/or specific performance, and in no event shall Tenant be entitled to claim or recover any damages in any such action.

24.7                        Interest on Past Due Obligations; Late Charges.   Except where another rate of interest is specifically provided for in this Lease, any amount due from either party to the other under this Lease which is not paid when due shall bear interest at the Default Rate from the date such payment was due to and including the date of payment.  In addition, Tenant acknowledges that the late payment of any installment of Rent, including, without limitation, Annual Fixed Rent, Annual Percentage Rent or any other amounts due Landlord will cause Landlord to incur certain costs and expenses, the exact amount of which are extremely difficult or impractical to fix.  These costs and expenses may include, without limitation, administrative and collection costs and processing and accounting expenses.  Therefore, if any installment of Rent, including, without limitation, Annual Fixed Rent, Annual Percentage Rent, and any other amount due Landlord is not received by Landlord from Tenant when due, Tenant shall immediately pay to Landlord a late charge equal to the lesser of (i) four percent (4%) of such delinquent amount, and (ii) One Thousand Dollars ($1,000.00).  Upon accrual, all such late charges shall be deemed “Additional Rent.  “

ARTICLE 25.
ACCESS TO PREMISES

25.1                        Ongoing Access and Inspection Rights.   Tenant shall permit Landlord and its authorized representatives to enter the Ski Facility at all reasonable times (upon 48 hours prior notice, except in the event of an emergency, in which event no prior notice is required prior to entry) for the purposes of (i) serving or posting or keeping posted thereon notices required or permitted by Law, (ii) conducting periodic inspections, (iii) performing any work thereon required or permitted to be performed by Landlord pursuant to this Lease, and (iv) showing the Leased Premises to prospective purchasers or lenders.

25.2                        Landlord’s Development and Construction Inspection Rights.   During any other period of Tenant’s fixturing, development, or construction in the Leased Premises, Landlord shall have the right to physically inspect, and to cause one or more engineers or other representatives of Landlord to physically inspect, the Leased Premises, as long as the same does not substantially interfere with Tenant’s operation of or construction activities on the Leased Premises.  Such inspections shall include (without limitation) such tests, inspections and audits of environmental and soils conditions as Landlord deems necessary.  Landlord shall make such inspections in good faith and with due diligence.  All inspection fees, appraisal fees, engineering fees, environmental fees and other expenses of any kind incurred by Landlord relating to the inspection of the Leased Premises will be solely Landlord’s expense.  Tenant shall cooperate with Landlord in all reasonable respects in making such inspections.  Tenant reserves the right to have a representative present at the time Landlord conducts any such inspection of the Leased Premises.  Landlord shall notify Tenant not less than two (2) business days in advance of making any such inspection.  In making any inspection, Landlord will treat, and will cause any representative of Landlord to treat, all information obtained by Landlord pursuant to the terms of this Article 25.2 as strictly confidential.  Landlord agrees to indemnify and hold Tenant, its directors, contractors, employees, agents and representatives harmless for, from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys’ fees and court costs), actual or threatened, which result from or arise out of any inspections by Landlord or its authorized representatives pursuant to this Article 25.2.  Notwithstanding any provision herein to the contrary, the indemnity contained in the preceding sentence shall survive the termination of this Lease.

ARTICLE 26.
FORCE MAJEURE; ARCHAEOLOGICAL-PALEONTOLOGICAL DISCOVERIES

26.1                        Force Majeure.   If either party is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Laws (except as otherwise specifically provided herein), riots, insurrection, terrorist acts, enemy or hostile government action, acts of God, war or other reason beyond the reasonable control of and not the fault of the party delayed in performing the work or doing the acts required under the terms of this Lease (collectively, “Force Majeure”), then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Article shall not (i) operate to excuse Tenant from prompt payment of Rent or any other payment required by Tenant under the terms of this Lease, or (ii) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds.

26.2                        Archeological-Paleontological Discoveries.   Tenant shall immediately notify Landlord of any and all antiquities or other objects of historic or scientific interest.  These include, without limitation, historic and prehistoric ruins, fossils, or artifacts discovered in the course of performance of this Lease or during any development, construction, maintenance, or repair of the Leased Premises.  Tenant shall use diligent, protective and mitigative measures to leave such discoveries intact until further notification from Landlord.

ARTICLE 27.
MISCELLANEOUS

27.1                        Lease Not to be Recorded.   Upon request of Landlord or Tenant, the parties hereto shall promptly execute and deliver a memorandum of this Lease for recording purposes in mutually agreeable recordable form.  If Tenant elects to record such memorandum, Landlord shall promptly cause the same to be recorded, at Tenant’s expense.  Neither party may record this Lease without the consent of the other party.

27.2                        Notices.   All notices, consents, requests, approvals and authorizations (collectively, “Notices”) required or permitted under this Lease shall only be effective if in writing.  All Notices (except Notices of default, which may only be sent pursuant to the methods described in (A) and (B) below) shall be sent (A) by registered or certified mail (return receipt requested), postage prepaid, or (B) by Federal Express, U.S. Post Office Express Mail, Airborne or similar nationally recognized overnight courier which delivers only upon signed receipt of the addressee, or (C) by facsimile transmission with original sent via U.S. Mail and addressed as follows or at such other address, and to the attention of such other person, as the parties shall give notice as herein provided:

If intended for Landlord:	EPT Ski Properties, Inc.
c/o EPR Properties
Attention: Asset Management
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
	Telephone:	(816) 472-1700
	Facsimile:	(816) 472-5794

With a copy to:	EPR Properties
Attention: General Counsel
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
	Telephone:	(816) 472-1700
	Facsimile:	(816) 472-5794

If intended for Tenant:
Attention:

	Telephone:	( ) -
	Facsimile:	( ) -
With a copy to:
Attention:

	Telephone:	( ) -

Facsimile:	( ) -

A notice, request and other communication shall be deemed to be duly received if delivered by a nationally recognized overnight delivery service, when delivered to the address of the recipient, if sent by mail, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient’s facsimile number; provided that if a notice, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. local time on any Business Day at the addressee’s location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. local time of the addressee on the first Business Day thereafter.  Rejection or other refusal to accept or the inability to delivery because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

27.3                        Waiver of Performance and Disputes.   One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed as a waiver of a subsequent breach of the same or any other covenant, term or condition, nor shall any delay or omission by either party to seek a remedy for any breach of this Lease or to exercise a right accruing to such party by reason of such breach be deemed a waiver by such party of its remedies or rights with respect to such breach.  The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any similar act.

27.4                        Modification of Lease.   The terms, covenants and conditions hereof may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of the change, modification or discharge is sought, or by such party’s agent.

27.5                        Captions.   Captions used throughout this Lease are for convenience and reference only. The words contained therein shall in no way be deemed to explain, modify, amplify or aid in the interpretation or construction of the provisions of this Lease.

27.6                        Lease Binding on Successors and Assigns, etc.   Except as herein otherwise expressly provided, all covenants, agreements, provisions, terms and conditions of this Lease shall bind and inure to the benefit of each of the parties hereto and their heirs, devisees, executors, administrators, successors in interest and assigns as well as grantees of Landlord, and shall run with the land.  Without limiting the generality of the foregoing, all rights of Tenant under this Lease may be granted by Tenant to any permitted sublessee of Tenant, subject to the terms of this Lease.

27.7                        Brokers.   Landlord represents and warrants to Tenant that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Tenant may be liable.  Tenant represents and warrants to Landlord that it has not incurred or caused to be incurred any liability for real estate brokerage commissions or finder’s fees in connection with the execution or consummation of this Lease for which Landlord may be liable.  Each of the parties agrees to indemnify and hold the other harmless for, from and against any and all claims, liabilities or expense (including reasonable attorneys’ fees) in connection with any breach of the foregoing representations and warranties.

27.8                        Landlord’s Status as a REIT.   The following clause shall be applicable if Landlord is a real estate investment trust:  Tenant acknowledges that Landlord intends to elect to be taxed as a real estate investment trust (“REIT”) under the Code.  Tenant shall exercise its reasonable best efforts not do anything which would materially adversely affect Landlord’s status as a REIT.  Tenant agrees to enter into reasonable modifications of this Lease which do not materially adversely affect Tenant’s rights and liabilities if such modifications are required to retain or clarify Landlord’s status as a REIT.

27.9                        Governing Law.   This Lease shall be governed by and construed in accordance with the laws of the State where the Leased Premises are located, but not including such State’s conflict-of-laws rules.

27.10                 Estoppel.   Landlord and Tenant each confirm and agree that (a) it has read and understood all of the provisions of this Lease; (b) it is an experienced real estate investor and is familiar with major sophisticated transactions such as that contemplated by this Lease; (c) it has negotiated with the other party at arm’s length with equal bargaining power; and (d) it has been advised by competent legal counsel of its own choosing.

27.11                 Joint Preparation.   This Lease (and all exhibits thereto) is deemed to have been jointly prepared by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arm’s-length agreements.

27.12                 Interpretation.   It is hereby mutually acknowledged and agreed that the provisions of this Lease have been fully negotiated between parties of comparable bargaining power with the assistance of counsel and shall be applied according to the normal meaning and tenor thereof without regard to the general rule that contractual provisions are to be construed narrowly against the party that drafted the same or any similar rule of construction.

27.13                 Severability.   If any provisions of this Lease are determined to be invalid by a court of competent jurisdiction, the balance of this Lease shall remain in full force and effect, and such invalid provision shall be construed or reformed by such court in order to give the maximum permissible effect to the intention of the parties as expressed therein.

27.14                 Landlord and Tenant.   Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent or of partnership or of joint venture or of any association whatsoever between Landlord and Tenant, it being expressly understood and agreed that neither the computation of Rent nor any other provision contained in this Lease nor any act or acts of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

27.15                 Authority.   The persons executing this Lease on behalf of Tenant and Landlord covenant and warrant to the other party that (a) they are duly authorized to execute this Lease on behalf of the party for whom they are acting, and (b) the execution of this Lease has been duly authorized by the party for whom they are acting.

27.16                 Time is of the Essence.   Time is of the essence with respect to the performance of each of the terms, provisions, covenants and conditions contained in this Lease.

27.17                 Consent.   The parties agree to act in good faith and with fair dealing with one another in the execution, performance and implementation of the terms and provisions of this Lease.  Whenever the consent, approval or other action of a party is required under any provision of this Lease, such consent, approval or other action shall not be unreasonably withheld, delayed or conditioned by a party unless the provision in question expressly authorizes such party to withhold or deny consent or approval or decline to take action in accordance with a different standard, in which case the consent or approval or the decision to not take action may be withheld, delayed or conditioned in accordance with the different standard (any provision indicating that consent is not to be unreasonably withheld is to be interpreted to mean that consent shall not be unreasonably withheld, delayed or conditioned.

27.18                 Landlord’s Right to Inspect. Upon reasonable advance notice to Tenant, Tenant shall permit Landlord and its authorized representatives to inspect its Leased Premises during usual business hours.  Landlord shall take care to minimize disturbance of the operations on the Leased Premises, except in the case of an emergency.

27.19                 Attorneys’ Fees.   If Landlord or Tenant brings an action or other proceeding against the other to enforce or interpret any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein.  In addition to the foregoing and other provisions of this Lease that specifically require Tenant to reimburse, pay or indemnify against Landlord’s attorneys’ fees, Tenant shall pay, as Additional Charges, all of Landlord’s reasonable outside attorneys’ fees incurred in connection with the enforcement of this Lease (except to the extent provided above), including reasonable attorneys’ fees incurred in connection with the review, negotiation or documentation of any subletting, assignment, or management arrangement or any consent requested in connection therewith, and the collection of past due Rent.

27.20                 Further Assurances.   The parties agree to promptly execute and provide all additional documents and other assurances that are reasonably necessary to carry out and give effect to the intent of the parties reflected in this Lease.

27.21                 Joint and Several Liability.  All obligations of Tenant herein are joint and several, and may not be waived or apportioned, except by written consent of Landlord, which consent may be withheld by Landlord in its sole and absolute discretion.

27.22                 Counterparts.   This Lease may be executed at different times and in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Lease by facsimile or portable document format (PDF)

shall be as effective as delivery of a manually executed counterpart of this Lease.  In proving this Lease, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

27.23                 Rules of Construction.   The following rules of construction shall be applicable for all purposes of this Lease, unless the context otherwise requires:

(a)                                 The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Lease, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Lease.

(b)                                 Words of the masculine, feminine or neuter gender shall mean and include the correlative words of the other genders and words importing the singular number shall mean and include the plural number and vice versa.

(c)                                  The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

ARTICLE 28.
WAIVER OF TRIAL BY JURY

TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT AND LANDLORD HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE AND OCCUPANCY OF THE SKI FACILITY OR LEASED PREMISES, AND ANY CLAIM OF INJURY OR DAMAGE.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:

EPT SKI PROPERTIES, INC., a Delaware corporation

By:

Name:

Title:

TENANT:

, a

By:

Name:

Title:

EXHIBIT G
TO OPTION AGREEMENT

GUARANTY

THIS GUARANTY is given as of                                                     , by PEAK RESORTS, INC., MAD RIVER MOUNTAIN, INC., SNH DEVELOPMENT, INC., L.B.O. HOLDING, INC., MOUNT SNOW, LTD., HIDDEN VALLEY GOLF AND SKI, INC., SNOW CREEK, INC., PAOLI PEAKS, INC., DELTRECS, INC., BRANDYWINE SKI RESORT, INC., BOSTON MILLS SKI RESORT, INC., and JFBB SKI AREAS, INC. [INCLUDE ALL PRESENT AND FUTURE SUBSIDIARIES] (hereinafter collectively referred to as “Guarantor”).

EPT SKI PROPERTIES, Inc., a Delaware corporation (“Landlord”), is willing to execute that certain Lease Agreement (“Lease”) dated                                 , between Landlord and                                                corporation (“Tenant”) pertaining to the                  in                                        as legally described on Exhibit A attached hereto (“Premises”) on the condition of receiving this Guaranty from the Guarantor. For and in consideration of leasing the Premises by the Landlord to the Tenant under the Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

1.                                      The Guarantor hereby, jointly and severally if more than one, unconditionally and irrevocably guarantees the prompt and faithful performance of all of the terms and provisions of the Lease by the Tenant and any assignee of the Tenant to Landlord and its successors and assigns (subject to the terms hereof), including, but not limited to, the payment of all installments of rent and other sums due to Landlord thereunder (“Obligations”).  The Guarantor does hereby waive each and every notice to which the Guarantor may be entitled under the Lease, or otherwise, and expressly consents to any extension of time, leniency, amendment, waiver, forbearance, or any change which may be made in any term and condition of the Lease (collectively “Modifications”), and no such Modifications (including, without limitation, (a) Modifications which increase the amount of rent owing under the Lease, increase the length of the Lease term, add additional space to the Premises, or change the location of any part of the Premises; or (b) Modifications occurring after any purported revocation of this Guaranty) shall release the Guarantor from any liability or obligation hereby incurred or assumed. The Guarantor further expressly waives any notice of default in or under any of the terms of the Lease, notice of acceptance of this Guaranty, and all setoffs and counterclaims.

2.                                      It is specifically understood and agreed that, in the event of a default by the Tenant of the terms and provisions of the Lease which is not cured by the Tenant (or Guarantor) within any applicable grace period, if any, afforded the Tenant under the Lease, the Landlord shall be entitled to commence any action or proceeding against the Guarantor or otherwise exercise any available remedy at law or in equity to enforce the provisions of this Guaranty without first commencing any action or otherwise proceeding against the Tenant or otherwise exhausting any or all of its available remedies against the Tenant, it being expressly agreed by the Guarantor that its liability under this Guaranty shall be primary. The Landlord may maintain successive actions for other defaults. The Landlord’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action, until and unless all Obligations hereby guaranteed have been paid and fully performed.

3.                                      In the event that any action is commenced by the Landlord to enforce the provisions of this Guaranty, the Landlord shall be entitled, if it shall prevail in any such action or proceeding, to recover from Guarantor all reasonable costs incurred in connection therewith or in connection with any action to enforce any provisions of the Lease or to realize on any collateral securing performance under either the Lease or this Guaranty, including without limitation reasonable attorneys’ fees.  In the event any action is commenced by the Landlord to enforce the provisions of this Guaranty and Guarantor prevails, Landlord shall pay Guarantor all reasonable costs incurred in connection with Guarantor’s defense of such action, including without limitation reasonable attorneys’ fees and costs.

4.                                      The Guarantor hereby waives any claim, right or remedy which the Guarantor may now have or hereafter acquire against the Tenant that arises hereunder and/or from the performance by the Guarantor hereunder including, without limitation, any claim, remedy, or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right, or remedy of the Landlord against the Tenant or any security which the Landlord now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, to any claim, right or remedy which the Landlord may now have or hereafter acquire against the Tenant that arises under the Lease or otherwise relating to the Obligations.

5.                                      The Guarantor acknowledges that the Guarantor is financially interested in the Tenant and will receive a direct or indirect benefit if the Landlord enters into the Lease with the Tenant, and that the Landlord would not enter into the Lease with the Tenant unless it received this Guaranty.

6.                                      Notwithstanding anything herein to the contrary, Guarantor shall be released and relieved from liability under this Guaranty and this Guaranty shall be of no further force and effect without the necessity of any further documentation from and after the date Tenant requests and Landlord consents to an assignment or if Tenant assigns the Lease to an entity controlling, controlled by or under common control of Tenant, and (i) the assignee, by written instrument, duly executed and acknowledged and delivered to Landlord, assumes and covenants and agrees with Landlord to perform all the terms, covenants and conditions of this Lease which by the terms hereof are binding on Tenant from and after such transfer and (ii) such assignee (or the guarantor of such assignee’s obligations under this Lease) shall have a book net worth of not less than $50,000,000.00 as of the end of the calendar month preceding the month during which any such assignment becomes effective, as demonstrated to Landlord’s reasonable satisfaction (e.g. by audited financial statements or the delivery of a 10-Q report, in the case of a public company).  Notwithstanding that the release of Guarantor hereunder (subject to the conditions described above) does not require further documentation to be effective, Landlord will, promptly upon Guarantor’s request (and after the occurrence of any of the conditions to release described above or if this Guaranty is otherwise terminated in accordance with the terms of the Lease), provide Guarantor a written document releasing Guarantor of its obligations hereunder.  The requirement of Landlord to provide such release will expressly survive the termination of the remainder of this Guaranty.

7.                                      This Guaranty shall inure to the benefit of the Landlord, its heirs, personal representatives, successors and assigns and shall be binding upon the Guarantor and the heirs, personal representatives, successors and assigns of the Guarantor.

8.                                      The liability of the Guarantor hereunder shall in no way be affected by, and the Guarantor expressly waives any defenses that may arise by reason of, (a) the release or discharge of the Tenant in any creditors’, receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of the Tenant or the estate of the Tenant in bankruptcy, or of any remedy for the enforcement of the Tenant’s liability under the Lease, resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statute or from the decision in any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the modification, assignment or transfer of the Lease by the Tenant; (e) any disability or other defense of the Tenant; or (f) the cessation from any cause whatsoever of the liability of the Tenant under the Lease.

9.                                      The Guarantor agrees that in the event the Tenant becomes insolvent or is adjudicated bankrupt, or files a petition for reorganization, arrangement, or similar relief under any present or future provisions of the Federal Bankruptcy Code, or any similar law or statute of the United States or any State thereof, or if an order for relief is entered against the Tenant on a petition for involuntary bankruptcy filed by any of the creditors of the Tenant, or if the Tenant seeks a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all or part of its property and assets is appointed by any State or Federal Court, then in addition to all other remedies available to Landlord under the Lease or at law, the following shall apply:

a.                                      If the Lease shall be terminated or rejected, or the Obligations of the Tenant thereunder shall be modified, the Landlord shall have the option either (i) to require the Guarantor, and the Guarantor hereby so agrees, to execute and deliver to the Landlord a new Lease as the tenant for the balance of the term then remaining as provided in the Lease and upon the same terms and conditions as set forth therein, or (ii) to recover from the Guarantor that amount which the Landlord would be entitled to recover from the Tenant under the Lease in the event of a termination of the Lease by the Landlord because of a default by the Tenant, and such amount shall be recoverable from the Guarantor without regard to whether the Landlord is entitled to recover that amount from the Tenant in any such proceeding.

b.                                      If any obligation under the Lease is performed by the Tenant and all or any part of that performance is avoided or recovered from the Landlord as a preference, fraudulent transfer or otherwise, in any bankruptcy, insolvency, liquidation, reorganization or other proceeding involving the Tenant, the liability of the Guarantor under this Guaranty shall remain in full force and effect.

10.                               The following terms for purposes of this Guaranty shall have the meanings hereinafter specified:

“Affiliate” shall mean as applied to a person or entity, any other person or entity directly or indirectly controlling, controlled by, or under common control with, that person or entity.

“Related Agreement” shall mean any lease, sublease, note, mortgage, loan agreement or similar agreement or arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor, or any guaranty or similar arrangement by and between Landlord, or an Affiliate of Landlord, and Guarantor, or an Affiliate of Guarantor under which Guarantor has agreed to guarantee the performance of a lease, sublease, note, mortgage, loan agreement or similar arrangement.

It shall be an event of default hereunder (i) upon the occurrence of any default under a Related Agreement that remains uncured after the expiration of the applicable cure period thereunder; or (ii) the Book Net Worth of Guarantor shall be less than $15,000,000 and Guarantor shall have failed to deliver a replacement guaranty reasonably acceptable to Landlord from an entity with a Book Net Worth in excess of $15,000,000, or (iii) Guarantor (a) admits in writing its inability to pay its debts generally as they become due, (b) commences any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any federal, state or local law relating to bankruptcy, insolvency, reorganization or relief of debtors, (c) makes an assignment for the benefit of its creditors, (d) is generally unable to pay its debts as they mature, (e) seeks or consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under an order or decree appointing, without the consent of Guarantor, a receiver of Guarantor of the whole or substantially all of its property, and such case, proceeding or other action is not dismissed within ninety (90) days after the commencement thereof.  “Book Net Worth” shall be calculated on a rolling four quarter basis as follows: the Book Net Worth for Guarantor’s final quarter shall mean the amount of Guarantor’s retained earnings as of the last day of Guarantor’s final quarter (presently, March 31); subsequent quarterly determinations of Book Net Worth shall be made on the last day of Guarantor’s first, second, and third quarters by taking the Book Net Worth of Guarantor as of the last day of the immediately preceding fiscal year plus or minus the net income for the immediately preceding twelve (12) month period ending on such date, less distributions to shareholders, if any.

11.                               This Guaranty shall be construed and enforced in accordance with the laws of the state in which the Premises are located.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

GUARANTORS:

PEAK RESORTS, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

MAD RIVER MOUNTAIN, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

SNH DEVELOPMENT, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

L.B.O. HOLDING, INC., a Maine corporation

By:
Stephen J. Mueller, Vice-President

MOUNT SNOW, LTD., a Vermont corporation

By:
Stephen J. Mueller, Vice-President

HIDDEN VALLEY GOLF AND SKI, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

SNOW CREEK, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

PAOLI PEAKS, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

DELTRECS, INC., an Ohio corporation

By:
Stephen J. Mueller, Vice-President

BRANDYWINE SKI RESORT, INC., an Ohio corporation

By:
Stephen J. Mueller, Vice-President

BOSTON MILLS SKI RESORT, INC., an Ohio corporation

By:
Stephen J. Mueller, Vice-President

JFBB SKI AREAS, INC., a Missouri corporation

By:
Stephen J. Mueller, Vice-President

[INCLUDE ALL SUBSIDIARIES]

EXHIBIT A
TO GUARANTY

EXHIBIT H

TO OPTION AGREEMENT

MEMORANDUM OF OPTION AGREEMENT

When recorded return to:

EPT Ski Properties, Inc.

Attn: General Counsel

909 Walnut, Suite 200

Kansas City, MO 64106

MEMORANDUM OF OPTION AGREEMENT

THIS MEMORANDUM OF OPTION AGREEMENT (“Memorandum”) evidences that certain Option Agreement (the “Option Agreement”) that was entered into as of December 1, 2014 (the “Effective Date”), by and among BRANDYWINE SKI RESORT, INC., an Ohio corporation, BOSTON MILLS SKI RESORT, INC., an Ohio corporation, JFBB SKI AREAS, INC., a Missouri corporation and SYCAMORE LAKE, INC., an Ohio corporation, having an address of c/o Peak Resorts, Inc., 17409 Hidden Valley Drive, Eureka, Missouri 63025, and EPT SKI PROPERTIES, INC., a Delaware corporation (“Grantee”), having an address of 909 Walnut, Suite 200, Kansas City, MO 64106.

Pursuant to the Option Agreement,                                                           (“Grantor”) granted Grantee the right to purchase certain real property located in the County of                       , State of                               , legally described on Exhibit A, attached hereto and by this reference made a part hereof, for the period, and on and subject to the terms and conditions, set forth in the Option Agreement.

[signature and notary pages follow.]

IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Memorandum as of the day and year first above written.

GRANTOR:

By:
Name:
Its:

STATE OF	)
) SS.
COUNTY OF	)

On                                               , before me, the undersigned, Notary Public personally appeared                                                                                            , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

S-1

IN WITNESS WHEREOF, Grantor and Grantee have duly executed this Memorandum of Option as of the day and year first above written.

GRANTEE:

EPT SKI PROPERTIES, INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

On                                               , before me, the undersigned,  Notary Public personally appeared                                                                                , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public

S-2

EXHIBIT A TO MEMORANDUM OF OPTION AGREEMENT

LEGAL DESCRIPTION